GQG Partners LLC

Investment Advisory Compliance Manual

October 3, 2018

TABLE OF CONTENTS

I.	Introduction	1

II.	Definitions	4

III.	Trading	6

IV.	Protection of Customer Information	20

V.	Disclosures and Filings	26

VI.	Books and Records	31

VII.	Valuation	33

VIII.	Custody	35

IX.	Marketing and Advertising	39

X.	Private Placement Of Funds	43

XI.	Proxy Voting	46

XII.	Class Action Participation	49

XIII.	Client Complaints	50

XIV.	Advisory Agreements	51

XV.	ERISA	52

XVI.	Business Continuity and Disaster Recovery Plan	55

XVII.	Solicitation Arrangements	56

XVIII.	Political and Charitable Contributions	59

XIX.	Fraud Policy	62

XX.	U.S. Foreign Corrupt Practices Act Policy	63

XXI.	Litigations; Investigations; Inquiries	65

XXII.	Disciplinary Matters	66

XXIII.	Electronic Communication and Social Media Policy	67

XXIV.	Identity Theft & Red Flag Rules	71

XXV.	Administration Of Compliance Manual	72

Exhibit 1 – Book and Records Required under Rule 204-2 of the Advisers Act		73

Exhibit 2 – Conflict of Interest Policy		82

Exhibit 3 – Standards Applicable to Investment Adviser Marketing and Advertising Materials		84

Exhibit 4 – Pricing Policy		89

Exhibit 5 – Anti-Money Laundering (AML) & Customer Identification Program (CIP)		91

Exhibit 6 – Sample Supervised Person Initial and Annual Acknowledgement		96

Exhibit 7 – Sample Rule 506 Questionnaire		98

Exhibit 8 – Sample Form ADV Questionnaire		100

Appendix A – Data Protection Policy		104

Appendix B – Code of Ethics		110

ii

I. INTRODUCTION

This Investment Advisory Compliance Manual (the “Manual”) describes the regulatory requirements and the related policies which GQG Partners LLC (referred to herein as “GQG” or the “Firm”) has adopted to comply with the requirements of Rule 206(4)-7 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The scope of this Manual is to provide compliance guidelines and an overall risk management framework for the advisory services that GQG provides to its Clients. This Manual consists of procedures relating to various aspects of GQG’s advisory business, which enable it to manage its business responsibly and effectively. Although each section of this Manual deals with a different compliance matter, procedures relating to certain topics may be found in more than one section. This Manual does not attempt to cover all possible situations that may arise. If a Supervised Person has any uncertainty as to how the procedures relate to a particular situation, he or she should consult the Chief Compliance Officer (“CCO”).

GQG IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE AND TAKES VERY SERIOUSLY ALL ACTUAL OR POSSIBLE VIOLATIONS OF THIS MANUAL OR APPLICABLE LAWS AND REGULATIONS. ALL SUPERVISED PERSONS ARE URGED AND REQUIRED TO REPORT IMMEDIATELY ANY MATERIAL VIOLATIONS OF THIS MANUAL OR APPLICABLE LAWS AND REGULATIONS TO THE CHIEF COMPLIANCE OFFICER, ANOTHER MEMBER OF SENIOR MANAGEMENT OR THE GQG’S OUTSIDE LEGAL COUNSEL. IF YOU ARE CONCERNED OR NOT SURE ABOUT A POSSIBLE VIOLATION, PLEASE SPEAK TO AN APPROPRIATE MEMBER OF SENIOR MANAGEMENT. ANY REPORT THAT YOU MAKE WILL BE KEPT CONFIDENTIAL TO THE EXTENT POSSIBLE, AND YOU WILL BE PROTECTED FROM RETRIBUTION.

A.	The Fiduciary Standard

As an investment adviser, GQG is a fiduciary to its Clients and must conduct its business with due skill, care, diligence and integrity. GQG’s fiduciary duties include but are not limited to: providing advice suitable for the Client; acting in good faith in the best interest of Clients; making full and fair disclosure of all material facts, including potential conflicts of interest; managing any conflicts of interest fairly in accordance with GQG’s policies and procedures; keeping Client information confidential; seeking best execution of Client transactions; and managing Client assets in accordance with applicable fiduciary standards. It is GQG policy to manage client accounts in accordance with its fiduciary obligations.

B.	Persons Subject to the Manual

Employees, officers and directors (excluding independent directors) are deemed to be GQG “Supervised Persons”, as well as any other person determined by the Chief Compliance Officer (“CCO”) in the CCO’s sole discretion, and thus are subject to the policies and procedures contained within this Manual. Supervised Persons may include temporary employees, contract workers, consultants or other third-parties. While Supervised Persons are expected to have familiarity with this Manual in its entirety, Supervised Persons should ensure that they have in-depth working knowledge of the requirements and policies that relate specifically to their particular functions. Non-compliance may be subject to penalties up to and including termination of employment.

Supervised Persons are required to complete no less than annually a certification that the Manual has been made available, that they have read, understand and will adhere to the Manual. A sample Supervised Person initial and annual acknowledgement form is set forth as Exhibit 6 hereto.

C.	Annual Compliance Program Review

Rule 206(4)-7 of the Advisers Act requires each registered investment adviser to conduct an annual review of the adviser’s compliance program to ensure that its compliance policies and procedures are adequate, that the compliance program has been fully implemented, and that Supervised Persons are complying with the policies and procedures that make up the compliance program. Further pursuant to Rule 206(4)-7 of the Advisers Act, at a minimum, the CCO is required to review the operation of GQG’s compliance program and whether any changes should be made to the policies and procedures as a result of such review. Finally, the CCO shall (with the assistance of outside compliance consultants, at the CCO’s option) document his or her findings in a written report and shall make recommendations to improve the adequacy and effectiveness of such policies and procedures as a result of such review. In connection with the Annual Review, this Manual and the Code of Ethics will be reviewed to evaluate its adequacy and the effectiveness of its implementation in light of the issues arising during the previous year, the development of the Company’s business activities, and changes in applicable regulatory requirements.

D.	Training

The CCO will provide (or arrange for a third party to provide) initial and periodic risk-based training pertaining to GQG’s compliance program to all Supervised Persons so that they understand and are prepared to meet the applicable requirements under the program. Management also may assign training (e.g., role specific, product specific, soft-skills related) to Supervised Persons at its discretion. Supervised Persons are to successfully complete each assigned training timely to ensure he or she has the knowledge and skill necessary to properly discharge their responsibilities.

All compliance-related questions should be directed to the CCO. When necessary, the CCO may consult with third-a party compliance consultant or counsel to resolve any noted issues.

E.	The Administration of the Compliance Policies and Procedures

The CCO may delegate certain of his or her responsibilities to other persons, including but not limited to Supervised Persons of GQG, or outside compliance consultants, and may consult with outside compliance consultants or counsel, as needed. All references to the responsibilities of the CCO under this Manual and the Code of Ethics include persons to whom the CCO has delegated his or her responsibilities.

On an ongoing basis, the CCO will oversee the operation of GQG’s policies and procedures as set forth in this Manual and will assess their adequacy and effectiveness in light of compliance matters that arise in GQG’s business operations and changes in applicable laws, rules and regulations. The CCO is authorized to take all actions that are necessary, advisable or appropriate to oversee GQG’s compliance program. To the extent that any Supervised Person is contacted by any regulator or governmental authority (whether U.S. or not), such Supervised Person is required to immediately notify the CCO that such an inquiry has been made.

GQG will not be deemed to have failed reasonably to supervise any Supervised Person pursuant to Section 203(e) of the Advisers Act, provided:

•

it has established procedures, and a system for applying those procedures, which would reasonably be expected to detect and prevent, insofar as practicable, violations by a person subject to GQG’s supervision; and

•

GQG has reasonably discharged the duties and obligations incumbent upon it by reason of its supervisory procedures and system without reasonable cause to believe that such procedures and system were not adequate and not being complied with.

This Manual, and the policies and procedures contained in it, are intended to establish a system for detecting and preventing, insofar as practicable, violations of applicable laws, rules and regulations by Supervised Persons.

While the CCO has overall responsibility for GQG’s compliance program, he or she does not have supervisory authority over all Supervised Persons. GQG expects each Supervised Person acting in a supervisory capacity to oversee any other Supervised Person under his or her supervision in a manner consistent with the policies and procedures contained in this Manual. Any questions regarding the scope of this expectation or compliance issues in general should be brought to the CCO.

II. DEFINITIONS

In this Manual, unless the context otherwise requires, the terms will have the following meanings:

Term	Definition
Access Persons

An Access Person is generally any partner, officer or director of GQG and any employee or other Supervised Person of GQG who in relation to GQG’s Clients:

(i) has access to non-public information regarding any purchase or sale of securities, or non-public information regarding the holdings of any Client; or

(ii)  is involved in making securities recommendations, executing securities recommendations or has access to such recommendations that are non-public; or

(iii)  Is deemed a Supervised Person by the CCO in the CCO’s sole discretion.

Each GQG Supervised Person is deemed to be an Access Person.

Advisers Act	Investment Advisers Act of 1940, as amended.

Beneficial Ownership	Beneficial ownership is interpreted in the same manner as it would be under the Exchange Act, and includes (among other things), ownership by any person who, directly or indirectly, through any contract, agreement, understanding, relationship or otherwise, (i) has or shares a direct or indirect financial interest in such ownership other than the receipt of an advisory fee, (ii) possesses voting or investment power over securities or other investments, or (iii) has the right to acquire beneficial ownership of such security, within sixty (60) calendar days, including but not limited to any right to acquire: (A) through the exercise of any option, warrant or right; (B) through the conversion of a security; or (C) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

Brochure	The written disclosure statement required, pursuant to Rule 204-3 under the Advisers Act, to be furnished to Clients and prospective Clients.

Chief Compliance Officer	Person designated by the GQG Partners LLC Board of Directors, currently Suzanne Chmura or successors. All references to the responsibilities of the CCO under this Manual and the Code of Ethics attached hereto include persons to whom the CCO has designated his or her responsibilities, including but not limited to the partners, Supervised Persons of GQG and third-party compliance consultants (as applicable).

Client	An investment advisory client of GQG.

Exchange Act	Securities Exchange Act of 1934, as amended.

Term	Definition
Federal Securities Laws	U.S. laws pertaining to investments and securities such as the Advisers Act, the Investment Company Act; the Securities Act; the Exchange Act; the Sarbanes-Oxley Act of 2002, as amended; the Gramm-Leach Bliley Act, as amended; the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; any rules adopted by the SEC under the foregoing statutes; the Bank Secrecy Act and any other rules adopted thereunder by the SEC, the Department of Treasury or other functionally relevant federal institution.

FINRA	Financial Industry Regulatory Authority.

Investment Company Act	Investment Company Act of 1940, as amended.

Non-Public Personal Information	Information such as name, address, social security number, tax identification number, net worth, total assets, income and other financial information, which may be collected, concerning clients, fund investors, Supervised Persons, contractors or other individuals.

SEC	The U.S. Securities and Exchange Commission.

Securities Act	Securities Act of 1933, as amended.

Staff	The Staff of the SEC.

Supervised Person	Any partner, employee, officer, director (excluding independent directors) or other person occupying a similar status or performing similar functions or other person who provides investment advice on behalf of GQG and is subject to the supervision and control of GQG as determined by the CCO in the CCO’s sole discretion.

III. TRADING

A.	Background

The Advisers Act requires Advisers to observe proper market conduct standards and places restrictions on a variety of trading activities, including those related to the purchase and sale of securities. These restrictions are aimed primarily at requiring fairness in advisers’ procedures and ensuring that advisers make full disclosure to Clients regarding potential conflicts of interest when appropriate. All Supervised Persons, particularly traders and portfolio managers, should be aware of these restrictions and the circumstances in which they may arise.

GQG has established an Investment Review Committee, which is responsible for reviewing GQG’s trading practices and recommending or requiring trading policy revisions as needed. Among other responsibilities, the Investment Review Committee establishes and maintains a list of approved broker dealers, which meet the criteria described in Section III.C below.

B.	Portfolio Management

As an investment adviser, GQG is subject to a fiduciary duty in its management of client accounts. It is GQG’s policy to manage client accounts pursuant to its fiduciary duty, which includes having a reasonable and adequate basis for all portfolio management decisions. GQG has adopted policies and procedures to ensure that the Clients’ portfolios are managed in accordance with GQG’s fiduciary duty and individual Client investment guidelines. Portfolio management personnel conduct research and meet as necessary to provide for each investment decision to be made on the basis of adequate information and analysis. The CCO shall ensure that periodic reviews of GQG’s investment strategies are being managed in accordance with applicable Form ADV and offering document disclosures and that each client account is being managed in accordance with applicable client guidelines or restrictions established pursuant to the client’s investment management agreement.

C.	Brokerage Placement

1.	Broker-Dealer Selection and Approval

Portfolio managers who are responsible for GQG’s trading decisions and traders responsible for executing those decisions seek the best broker-dealers in various product areas. Such broker-dealers may be national or regional broker-dealers or on-line trading networks, including algorithmic trading systems and dark pools. By maintaining good relationships with broker-dealers, GQG may be able to obtain valuable market information as well as increase the probability of receiving best execution.

All brokerage arrangements must be reviewed and approved by the Investment Review Committee. Portfolio managers may direct the execution of trades only with approved brokers. The Investment Review Committee maintains a list of approved broker-dealers with which GQG normally will execute Client transactions (the “Approved Broker List”). The Investment Review Committee will review these lists quarterly. In between the Investment Review Committee meetings, brokers may be removed or added to the Approved List by way of email approval by the Investment Review Committee members.

The criteria used for analyzing broker-dealers for inclusion on an approved list, include but are not limited to:

•	Financial Standing;[1]

•	Execution Ability;

•	Settlement Track Record; and

•	Research.

The Investment Review Committee may arrange to review FINRA disclosure information of the brokers on the Approved Broker List. GQG’s compliance team will periodically review its Form ADV disclosure for accuracy and completeness to ensure that all brokerage activities are disclosed.

Any questions related to these procedures should be directed to the CCO.

2.	Best Execution

It is the policy and practice of GQG to strive for the best price and execution that are competitive in relation to the value of the transaction. GQG’s principal objective in selecting broker-dealers and entering Client trades is to seek best execution for Clients’ transactions. When GQG places orders for the execution of portfolio transactions for Client accounts, transactions are allocated to brokers for execution in various markets at prices and commission rates that, based upon good faith judgment, will be in the best interest of the Client.

GQG recognizes that the analysis of trade execution quality involves a number of factors both qualitative and quantitative. To consider all of these factors, GQG will follow a process in an attempt to ensure that its portfolio managers are seeking to obtain the most favorable execution under the prevailing circumstances when placing Client orders. Best available price and most favorable execution are generally considered to mean a policy of executing portfolio transactions at prices and, if applicable, commissions, which provide the maximum possible value for investment decisions, in light of all relevant circumstances (taking into account market impact costs, opportunity costs, transaction costs, commissions, and service fees). In seeking best execution, the determinative factor is not the lowest possible cost, but whether the transaction represents the overall best qualitative execution, taking into consideration the full range of a broker-dealer’s services.

Thus, in seeking best execution, portfolio managers and traders may consider, among other things:

•

the broker-dealer’s capabilities with respect to providing the execution, clearance, and settlement services generally and in connection with securities of the type and in the amounts to be bought or sold;

•	our actual experience with the broker-dealer;

•	the reputation of the broker-dealer;

•	the broker-dealer’s financial strength and stability;

•	clearance and settlement efficiency and promptness of execution;

[1]

As of the date of this manual, such criteria include: (a) that the broker dealer, if a US entity, be registered with the SEC and a member of SIPC; (b) have good standing with the SEC and FINRA; (c) have at least US$100K in net capital in its most recent FOCUS report or publicly available records; (d) not have had to pay more than 15% of its net capital in regulatory penalties in the most recent or current year. If a non-U.S. broker, then the broker or parent is rated investment grade and the local regulator has not issued any significant regulatory penalties or fines related to the broker/dealer’s future ability to provide best execution services.

•	ability and willingness to maintain confidentiality and anonymity;

•	frequency and manner of error resolution;

•	the value of the broker-dealer’s research services;

•	capability of the broker-dealer to execute difficult transactions in the future;

•	expertise;

•	commission rates and dealer spreads; and

•	technological capabilities and infrastructure, including back office capabilities.

Although GQG portfolio managers and traders will consider the broker-dealer’s provision of lawful and appropriate research and brokerage services as part of their best execution determinations, they will not cause GQG to enter into soft dollar arrangements to purchase research (see Soft Dollars and Research below).

The applicability of the specific criteria will vary depending upon the nature of the transaction, the market in which it is executed and the extent to which it is possible to select from among the multiple broker-dealers capable of effecting the transaction. In addition, GQG portfolio managers and traders are continually performing and evaluating settlement issues. Throughout the trading process, each broker’s performance can be evaluated throughout the entire trade cycle from initiation to settlement.

3.	Investment Review Committee Review of Execution Quality

In order to monitor the executions for its portfolios, GQG conducts formal reviews of the firm’s best execution and trading practices. At least semi-annually, the Investment Review Committee will evaluate the execution performance of the brokers with which GQG places Client trades. The review of brokers will consist of an analysis of the criteria, as outlined above, that GQG believes are necessary for it to make a reasonable decision about its best execution determinations. The Investment Review Committee also evaluates compliance with firm policies and potential enhancements necessary to improve the trading process, including but not limited to the following areas:

•

Trade Concentration. The Investment Review Committee reviews the concentration of equity trades with any particular broker-dealer to ensure that GQG and its clients are not exposed to undue risks, such as settlement/counter party risk or service issues.

•	Commission Schedule. The Investment Review Committee will arrive at a commission rate schedule and re-evaluate it no less frequently than annually.

The Investment Review Committee will evaluate GQG’s efforts in seeking best execution for its Clients. As noted above, while GQG will seek competitive rates, it may not necessarily obtain the lowest possible commission rates for Client transactions.

4.	Additional Best Execution Reviews

GQG or its counsel may also engage a third-party compliance consultant to supplement the Best Execution Committee’s best execution reviews. Such review may include:

a.	Evaluation of the responsibilities of various GQG personnel involved in trading, portfolio management, operations, and compliance.

b.	Review of potential conflicts of interest and actions taken to mitigate such conflicts.

c.	Review of trading data relating to the following areas:

•	Agency commissions paid by Clients

•	Agency commissions paid to broker-dealers

•	Trades executed on a principal basis with an agency commission

d.

Evaluation of the Rule 606 reports for the brokers utilized to identify where brokers receive payment for order flow or may have an interest in an exchange specialist executing orders for a broker, among other conflicts of interest.

5.	Soft Dollars and Research

Selecting a broker or dealer in recognition of the provision of services or products other than transaction execution is known as paying for those services or products with “soft dollars”. GQG does not enter into soft dollar arrangements to purchase research.

In some cases, GQG may receive brokerage and research services from a broker despite having no formal arrangement to do so and despite the fact that GQG neither directs nor commits to select a broker to execute transactions in exchange for such services. Consistent with its best execution obligation, GQG may take account of the value of the brokerage and research services that a broker provides, directly or indirectly.

6.	Commission Sharing Arrangements

GQG does not utilize commission sharing arrangements.

7.	Directed or Restricted Brokerage

Some Clients (“Directed Brokerage Clients” or “Restricted Brokerage Clients”)) may instruct GQG to use one or more particular broker-dealers (“directed brokers”) or may instruct us to refrain from using particular broker-dealers (“restricted brokers”) for some or all of the transactions in their accounts. Among others, this includes Clients who use a brokerage firm as custodian for their assets. In those cases, GQG will place Clients’ directed broker transactions with the directed broker rather than a broker-dealer that we select. GQG will place Clients’ applicable restricted broker transactions with another broker-dealer that GQG selects. GQG discloses in Form ADV Part 2 that Clients who may wish to direct GQG to use a particular broker or dealer or to restrict GQG’s ability to select broker-dealers for their accounts should understand that their directed or restricted orders generally will not be aggregated with transactions of other Clients. In addition, GQG will place the directed or restricted orders after the orders for non-directed Clients have been executed in accordance with GQG’s policy for order placement rotation, described below. As a result, directed or restricted orders may receive less favorable prices than the prices other Clients receive on transactions in the same security.

GQG generally will not be in a position to negotiate brokerage compensation with directed brokers. In directing transactions, Clients will themselves be responsible for making commission arrangements and those commissions may often be at higher rates than the commissions paid on non-directed transactions. Because of these factors, Clients should consider whether the overall benefits they expect to obtain by directing GQG to use particular brokers will justify the effects of their direction.

Directed Brokerage Clients and Restricted Brokerage Clients must provide this direction or restriction in writing and acknowledge that the arrangement prevents GQG from effectively negotiating brokerage compensation on their behalf or aggregating orders with those of other Clients.

In some cases, when GQG believes execution quality may be improved, GQG may cause transactions for Directed Brokerage Clients to be executed by a broker other than the directed broker. A single executing broker will obtain or dispose of securities for the benefit of one or more groups of Directed Brokerage Clients (generally acting as principal and charging a “net” price that includes a markup or markdown) on an aggregated basis. Each directed broker will then allocate the aggregated transaction, or its portion thereof, among its brokerage Clients and it, rather than the executing broker, will provide confirmation.

A Directed Brokerage Client’s directed broker will charge its own regular commission on the transaction. For such a Directed Brokerage Client, this results in higher overall brokerage compensation than the Client would pay if the firm had placed the order directly with the directed broker: The Client pays not only the directed broker’s commission but also the executing broker’s markup or markdown. However, it also allows the Client to benefit in obtaining favorable prices from aggregation of his or her transactions with those of other Clients and from the executing broker’s expertise. GQG generally will use this practice only when it believes the overall net price and commission, including the directed broker’s commission, will be at least as favorable to the Client as it would be if orders were placed directly with directed brokers. However, there can be no assurance that each Directed Brokerage Client’s net price and commission on each transaction will always be more favorable.

Where GQG believes that trading directly in local markets on foreign exchanges is more likely to provide best execution and/or a higher degree of liquidity, GQG may directly place trades on local (foreign) exchanges and convert the shares to American Depository Receipts (ADRs), and may settle the transactions using “step-out” trades. For example, GQG may purchase ordinary shares of non-U.S. companies that trade on a foreign exchange (ORDs) and arrange for these ordinary shares to be converted into ADRs, which are traded in the United States but represent a specified number of shares in a foreign company. Similarly, for a sale, GQG may arrange for the ADRs to be converted to ORDs in order to sell the shares in foreign markets.

8.	Commission Recapture Program

In some cases, certain Clients may enter into a commission recapture program whereby GQG is asked to direct a certain percentage of their total trades to a particular broker-dealer. The Client in turn receives a rebate of a certain percentage of the commission charged by the designated broker. While GQG will make best efforts to accommodate the Client’s instruction, GQG will not do so at the expense of best execution.

9.	Foreign Currency Trading

GQG purchases foreign currency (“FX”) on behalf of clients generally for trading, not hedging, purposes. When GQG purchases a security in a foreign country for clients, GQG effects a foreign currency trade so that it has the appropriate currency with which to settle the transaction.

GQG generally purchases foreign currency with a value date to match the settlement date of the foreign equity trade (normally T+3 or earlier depending on the country).

Although GQG typically purchases FX primarily for spot transactions for its foreign equity trades, GQG may nevertheless enter into foreign currency forward contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date for hedging purposes, either to “lock-in” the U.S. dollar purchase price of the securities denominated in a foreign currency or the U.S. dollar value of interest and dividends to be paid on such securities, or to hedge against the possibility that the currency of a foreign country in which a Client account has investments may suffer a decline against the U.S. dollar, as well as for non-hedging purposes. GQG may also enter into a forward contract on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency.

D.	Trade Allocation and Aggregation and Transaction Recommendations to Non-Discretionary Clients

Although each Client account is individually managed, GQG often purchases and/or sells the same securities for several accounts at the same time. When practicable, GQG aggregates contemporaneous transactions in the same securities for Clients. When it does so, participating accounts are allocated the resulting securities or proceeds (and related transaction expenses) on an average price basis.

GQG allocates block trades on a pro rata basis. GQG believes combining orders in this way is, over time, advantageous to all participants. However, the average price resulting from any particular aggregated transaction could be less advantageous to a particular Client than if the Client had been the only account effecting the transaction or had completed its transactions in the security before the other participants.

Despite the advantages that can arise from aggregation of orders, in many cases GQG is not able to aggregate orders for all Clients seeking to buy or sell the same security. For instance, one or more Clients may direct the firm to use a particular broker-dealer for some or all of that Client’s transactions or may direct the firm to seek preclearance from the client before placing an order, preventing the firm from aggregating that Client’s transactions with transactions executed with other broker-dealers.

Clients whose transactions are filled after other Clients’ transactions may receive less favorable prices. Where GQG cannot aggregate all trades at a particular time, it will follow the procedures described under the “Order Placement” section below.

If GQG is unable to fully execute an aggregated transaction, GQG will allocate such securities on a pro rata basis. Whenever a pro-rata allocation may not be reasonable (such as Clients receiving odd lots or de minimis amounts; i.e., less than ten (10%) percent of the pre-trade allocation), the GQG trader placing the order may reallocate the order on a modified random basis by using the randomizer function of our Order Management System.

1.	Order Placement

Trade decisions for Client accounts are made by GQG portfolio managers; the trade orders are placed by GQG traders for execution.

In cases where GQG cannot aggregate all trades at the same time, we will divide the Clients into three groups—non-directed brokerage Clients, directed brokerage Clients and Clients that have not granted us any authority to execute transactions on their behalf, including sponsors of unified management accounts (UMAs) (“Non-Discretionary Clients”). The directed brokerage group will include Clients that have granted GQG limited authority to place trades for their accounts, including sponsors of separately managed account (SMA) programs, thereby preventing us from aggregating their transactions with transactions executed for other Clients. GQG will place the order for the non-directed brokerage Client group first and will wait until that order has been fully executed before placing the orders for the directed brokerage Client group. Once the directed brokerage Client group’s orders have been executed in accordance with the random rotation method described below, transaction recommendations for the Nondiscretionary Client group will then be communicated to such Non-Discretionary Clients, in accordance with the random rotation method described below, and subject to the procedures set forth in the “Communication of Transaction Recommendations to Non-Discretionary Clients” section below.

The rotation sequence of order placement for the directed brokerage Client sub-groups is determined by a random rotation function of our Order Management System. GQG uses this random rotation method to avoid favoring one Client or group of Clients over other Clients. GQG discloses to directed brokerage Clients that their accounts may be disadvantaged in terms of market opportunities, timing and price due inherent lack of trading flexibility. For each directed brokerage group, transaction orders are placed for the entire subgroup with the sponsoring broker. GQG considers the trade for a directed subgroup to be complete when it has received notification from the executing broker. Non-Discretionary Clients are informed of a recommended transaction after the corresponding trade is complete for directed brokerage Clients

To prevent an incentive to favor separate accounts in which a Supervised Person has an ownership interest over our Client accounts, transactions for such accounts are placed in accordance with the same trade aggregation and allocation procedures that apply to all other Client accounts.

2.	Communication of Transaction Recommendations to Non-Discretionary Clients

Non-Discretionary Clients determine whether to execute transactions based on our investment recommendations and arrange any such execution themselves. We inform the Non-Discretionary Clients of our recommended transactions whan each Non-Discretionary Client’s turn is up on the rotation list.

E.	Trade Errors

GQG must use the utmost care in making and implementing investment decisions on behalf of client accounts. If any error occurs, it must be corrected as soon as practicable. GQG attempts to minimize trade errors by promptly reconciling trades daily, and by reviewing past trade errors to understand the internal control breakdown that caused the error.

It is not appropriate for GQG to direct brokerage commissions or soft dollars to brokers, or to enter into other reciprocal arrangements with brokers, in order to induce a broker to absorb a loss from a trading error caused by GQG. A broker may absorb the loss from a trade error caused by the broker.

Errors may occur either in the investment decision-making process (e.g., a purchase of a security or an amount of security that violates a client’s investment restrictions) or in the trading process (e.g., a buy order executed as a sell, or the purchase or sale of a security other than that which the portfolio manager ordered). Internal or clerical mistakes that affect the investment or trading process and have a financial impact to the client also will be treated as trade errors. Any mistakes that do not affect the investment decision-making or trading process, or do not cause a violation of a client’s investment policies or restrictions, and do not cause gain or loss to the client, will not be treated as trade errors.

GQG’s operations team is responsible for approving all the trade blotters submitted to brokers at the end of each trade day. Any errors in the trade blotter will be identified either by the broker(s) or by GQG’s staff and shall be corrected by transmitting a revised trade blotter.

GQG ensures that the positions in each client portfolio are reconciled daily to the custodian records. GQG further ensures that the positions reflected in each client account on its investment book of record are reconciled daily to those on the order management system. Any trade correction or order allocation mistake will be immediately reported to the Chief Investment Officer and the CCO, and GQG staff shall instruct the broker to correct such errors on the day of discovery.

It is GQG’s policy to immediately reverse any trade that was done in error in a manner that will have the least impact on its clients. Generally, any positive result of a trading error will accrue to the affected client(s) and GQG will bear any negative results of a trading error.

GQG will not be liable to any client or investor in such client for the negligence, dishonesty or bad faith of any broker or agent of the client, provided that such broker or agent was selected, engaged or retained by GQG or an affiliate in good faith. The foregoing provision will not be construed so as to provide for the exculpation of GQG or any affiliate for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but will be construed so as to effectuate the foregoing provisions to the fullest extent permitted by law.

F.	Principal and Agency Cross Transactions

It is GQG’s policy not to engage in any principal transactions or agency cross transactions. A principal transaction is a transaction where the adviser (or an affiliate of the adviser), directly or indirectly, acting as principal for its own account, knowingly sells or buys a security for a client account. Specifically, transactions between a Client and the following accounts could be considered a principal transaction:

•	An account whose beneficiary is GQG;

•	An account whose beneficiary is an affiliate of GQG, or

•	An account whose beneficiary is a GQG Supervised Person or the Supervised Person’s family member.

An agency cross transaction is a transaction in which the adviser arranges a cross transaction between two Clients and the adviser earns a specific compensation for that transaction. No brokerage commission or any other remuneration shall be paid to GQG in connection with any cross transaction.

G.	Cross Transactions

An adviser may effect internal cross transactions between advisory Clients without making the disclosures or obtaining the consent required by Section 206(3) of the Advisers Act, if the adviser receives no compensation, either directly, or indirectly through an affiliate, other than the agreed upon advisory fee.

GQG does not allow cross transactions involving ERISA Clients, whether only on one side or on both sides of the cross transaction. However, GQG may arrange an internal cross transaction between two non-ERISA Clients in cases where a cross trade could be beneficial to both parties, e.g., thinly traded stocks where the seller had a reason to sell and the buyer had a reason to buy.

GQG does not expect a situation like this to present itself often, but if it does, with the advance written approval of both parties (e.g., permitted in the investment management agreement or other governing document, which may require client consent) and with approval from Compliance, Trading may execute such trade.

H.	Trading Prohibitions

1.	Short Sales

GQG does not engage in short selling for Client accounts, unless specifically authorized by the applicable governing documents.

2.	No After-Hours Trading of Mutual Funds

GQG does not conduct any after-hours trading of mutual funds. GQG adheres strictly to the daily market hours of the various funds and the settling institutions. Trades settle at the appropriate end-of-day fund pricing. If a mutual fund trade order is put through after the applicable close, it is executed the next business day.

3.	Unfair Participation or Allocation of Initial Public Offerings and Secondary Offerings

The firm may participate in initial public offerings (IPOs) and/or secondary offerings, omitting those accounts whose authorizations exclude such offerings. If the firm receives a smaller number of shares than is adequate for all eligible accounts, the shares are allocated among those eligible accounts in a pro-rata basis.

4.	Market Distortion and Manipulation

GQG personnel may not knowingly engage in any activity that constitutes illegal market manipulation. “Manipulation” generally refers to any intentional or deliberate act or practice in the marketplace that is intended to mislead investors by artificially controlling or affecting the price of a security traded in such marketplace. For example, manipulation may involve efforts to stimulate artificially the public demand for a stock or to create the false appearance of actual trading activity. These activities are normally prohibited in the United States by one or more of Rule 10b-5 under the Securities Exchange Act, Section 9(a) of the Securities Exchange Act and/or Section 17(a) of the Securities Act, as well as other provisions of the federal securities laws and foreign laws in many other jurisdictions.

Practices that may be intended to mislead investors by artificially affecting market activity and thus may constitute manipulative or otherwise inappropriate acts include, but are not limited to:

•

portfolio pumping (submitting orders to purchase securities held by a client near the close of trading on the last day of a period for which the client’s performance will be reported (e.g., quarter-end));

•

window dressing (adding or eliminating securities holdings of a client on or around the date for which the client’s holdings will be reported solely in order to make the client’s holdings appear more favorable to the client or the client’s investors (e.g., by eliminating a poorly performing holding or acquiring a security that has performed well));

•	marking the close (executing securities transactions at or near the close with a purpose of inflating the day’s price);

•	wash sales (selling a security at a loss and purchasing the same or a substantially similar security soon afterwards);

•	front running (transacting in a security for one’s own account while taking advantage of advance knowledge of a client’s pending transactions);

•	spreading false rumors;

•	disseminating false information into the marketplace that could reasonably be expected to cause the price of a security to increase or decrease;

•

matched orders (buying a security with a low turnover and subsequently placing contemporaneous buy and sell orders for the security for substantially the same number of securities at substantially the same time and at substantially the same price, with the aim of conveying an appearance of renewed interest in the security);

•	runs (also known as pumping and dumping);

•	corners; and

•	abusive squeezes (control of a large and dominating security position in a market in order deliberately to increase the price of the security).

It is permissible for trading to affect the price of a security as an ancillary consequence of buying or selling that security, so long as GQG’s purpose is not to create an artificial impression about the demand for, or supply of, the security. Further, certain of the practices described above may in certain instances be made in connection with legitimate business purposes and in such instances would not constitute market manipulation. Personnel with any questions whether any transaction may constitute market manipulation should contact the CCO immediately.

5.	U.S. Registered Investment Company Trading Issues

When acting as investment adviser to a U.S. registered investment company, GQG must be mindful of certain regulations pertaining to executing transactions on behalf of the investment company. Below is a summary of certain relevant sections of the Investment Company Act and rules promulgated under such sections that GQG believes are important to understand in our role with respect to the mutual funds GQG advises and/or sub-advises:

e.

Section 17(a)(7) prohibits a registered investment company from buying securities from, or selling securities to, an affiliate of the registered investment company, or an affiliate of an affiliate, absent compliance with Rule 17a-7 thereunder. Rule 17a-7 governs purchase and sale transactions between a registered investment company and any persons who may be deemed to be affiliated with the registered investment company including another registered investment company or other accounts managed by the adviser of the registered investment company. GQG will abide by the registered investment company’s 17a-7 policy and procedures.

f.

Section 17(e) and Rule 17e-1 thereunder govern the payment of brokerage commissions to affiliated persons of a registered investment company. Together, these provisions require that the brokerage commission or other fees paid by a registered investment company to an affiliated broker be reasonable and fair compared to the commission or other fees that other brokers would charge in comparable transactions involving similar securities purchased at the same time. GQG will abide by the registered investment company’s 17e-1 policy and procedures.

g.

Section 10(f) prohibits a registered investment company from acquiring a security during a public offering (either a primary or a secondary offering) if an affiliate of the registered investment company is a member of the underwriting syndicate. Rule 10f-3 thereunder provides an exemption from this prohibition and establishes the conditions under which a registered investment company may purchase securities from an underwriting syndicate in which a broker-dealer affiliated with an investment adviser or sub-adviser of the registered investment company, or any affiliate thereof, participates as a manager or co-manager of the underwriting or as a member of the underwriting syndicate (i.e., principal underwriter). GQG will abide by the registered investment company’s 10f-3 policy and procedures.

h.

Section 12(d)(3) prohibits a registered investment company from purchasing or otherwise acquiring any security issued by, or other interest in, broker-dealers, underwriters, and investment advisers. The SEC interprets this section broadly to prohibit the acquisition of interests in these entities either directly or indirectly through ownership of controlled or affiliated companies. Rule 12d3-1 thereunder provides an exemption from Section 12(d)(3) provided certain conditions are satisfied. GQG will abide by the registered investment company’s 12d3-1 policy and procedures.

i.	Section 12(d)(1)(A) prohibits a registered investment company (and companies or funds it controls) from:

•	Acquiring more than three (3%) percent of another registered investment company’s voting securities;

•	Investing more than five (5%) percent of its total assets in any one acquired registered investment company; or

•	Investing more than ten (10%) percent of its total assets in all acquired registered investment companies.

Please note that exchange traded funds (ETFs) generally are registered investment companies.

j.	Section 12(d)(1)(B) prohibits a registered open-end investment company from selling securities to any fund (including unregistered funds) if, after the sale, the acquiring fund would:

•	Together with companies and funds it controls, own more than three percent of the acquired fund’s voting securities; or

•	Together with other funds (and companies they control) own more than ten percent of the acquired fund’s voting securities.

GQG will abide by the registered investment company’s 12(d)(1) policy and procedures.

k.

Rule 12b-1(h) under the Investment Company Act prohibits a mutual fund (and its investment adviser or its sub-advisers), from compensating a broker or dealer for the promotion or sale of mutual fund shares by directing portfolio securities transactions to such broker or dealer (an arrangement often referred to as “directed brokerage”).

The ban on directed brokerage extends to any payments made by a mutual fund to a broker-dealer who promotes or sells mutual fund shares (a “selling broker-dealer”), including any commission, mark-up, mark-down, or other fee (or portion of another fee) received or to be received from the mutual fund’s portfolio transactions. The ban also prohibits mutual funds from indirectly compensating a selling broker-dealer through step-out or similar arrangements, in which the selling broker-dealer receives a portion of the commission from a portfolio securities transaction.

Notwithstanding the ban on directed brokerage, Rule 12b-1(h)(2) permits a mutual fund to use its selling broker to execute transactions in portfolio securities if the fund or its adviser has implemented policies and procedures designed to ensure that its selection of selling brokers for portfolio securities transactions is not influenced by considerations about the sale of fund shares. Accordingly, all portfolio trading decisions made on behalf of any mutual funds for which GQG serves as investment adviser or sub-adviser shall be made solely with regard to seeking best execution and without regard to sales, marketing or distribution matters, relationships, and broker-dealers’ promotional or sales efforts relating to shares of the funds.

In order for GQG to continue to trade with brokers with whom a client mutual fund has a selling agreement, GQG shall follow the following policies and procedures:

•	The Trading Team shall not take into consideration incentives to sell the mutual fund with respect to the allocation of brokerage commissions.

•

Individuals responsible for business development may not share with the Trading Team any information relating to the distribution activities of the dealers with which the client mutual fund has selling agreements.

•

The Investment Review Committee shall monitor brokerage and other relevant data to ensure that best execution of the client mutual fund’s transactions is being obtained and that the sale of the client mutual fund’s shares is not a reason for the selection of any broker-dealers to execute the client mutual fund’s portfolio securities transactions.

•	No individuals responsible for business development may act as a member of the Investment Review Committee.

6.	Other

From time-to-time an account may be overdrawn due to circumstances within or outside of GQG’s control (e.g., custodian failure to execute a foreign exchange (FX) transaction). In the event of an overdraft, the overdraft is to be brought to the attention of GQG’s Chief Operating Officer or CCO; GQG should endeavor to confirm the amount of the overdraft, the cost of the overdraft and party or parties primarily responsible for causing the overdraft. GQG will notify the affected Client once relevant facts are reasonably confirmed. If the custodial overdraft charge is not waived by the Client’s custodian and GQG was the cause or deemed primarily responsible for the occurrence of overdraft, then GQG will consult with the affected Client regarding whether GQG should reimburse the Client’s account for the custodian’s overdraft charge. GQG Operations will submit an incident report to the CCO.

7.	Recordkeeping

Traders and Trade Operations staff should note that they must maintain trade order and execution information records. Please review the record-keeping section set forth in Exhibit I to this Manual for the detailed record keeping requirements. Traders and Trade Operations staff should consult the CCO with any questions or concerns.

I.	Policy Regarding Compliance with Economic Sanctions Laws

1.	Policy

GQG complies with applicable economic sanctions laws and regulations (“Sanctions”).

2.	Summary of Sanctions

Sanctions may restrict or prohibit making investments in, entering into financial and other transactions with and providing services or products to specified countries or governments, organizations, companies or individuals. Sanctions may impose significantly different restrictions depending on the country or person involved.

3.	Sanctioned Countries

The European Union, United States (through the U.S. Treasury Department’s Office of Foreign Assets Control) and other governments administer regulations that impose economic sanctions against designated countries (“Sanctioned Countries”) so as to further foreign policy and national security objectives. Sanctions vary in scope and severity depending on the target country.

As of the date this policy was adopted, at least some governments maintain comprehensive Sanctions in the case of the following countries:

Cuba	Iran	North Korea
Sudan	Syria

At that time, less restrictive Sanctions were in place in the case of the following countries:

Belarus	Democratic Republic of Congo	Iraq	Lebanon
Liberia	Russia	Somalia	Ukraine
	Venezuela	Zimbabwe

An overview of current sanctions maintained by the European Union can be found at http://eeas.europa.eu/cfsp/sanctions/index_en.htm.

An overview of current sanctions maintained by the United States can be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

Supervised Persons must familiarize themselves with applicable Sanctions and seek advice as appropriate from the General Counsel or CCO before proceeding with transactions or activities that may involve these countries.

4.	Restricted Parties Lists

In addition to maintaining sanctions targeting specific countries, the United States, European Union and other governments have imposed targeted sanctions against specific individuals and entities on so-called “Restricted Parties Lists.” These persons may include, among others, terrorist groups, proliferators of weapons of mass destruction, narco-traffickers and persons acting on behalf of sanctioned governments.

A consolidated list of individuals and entities subject to US sanctions measures is available at https://sanctionssearch.ofac.treas.gov/.

A consolidated list of individuals and entities subject to EU sanctions measures is available at http://eeas.europa.eu/cfsp/sanctions/consol-list/index_en.htm.

Supervised Persons must familiarize themselves with the Restricted Parties Lists and satisfy themselves in advance that the parties to a transaction (directly or indirectly) are not named on any Restricted Parties Lists. Supervised Persons should seek advice from the General Counsel before proceeding with transactions or activities that may involve a Restricted Party.

5.	Compliance Procedures

Given the nature of GQG’s business, Supervised Persons shall take the following steps to help ensure that no prohibited activities occur in violation of Sanctions:

•

Portfolio management personnel must familiarize themselves with the Sanctions, with appropriate consultation with the General Counsel or CCO. When making investments in countries or in companies that could be subject to Sanctions, portfolio management personnel will be mindful of the restrictions and invest only when they are confident that the investment is not in violation of the Sanctions.

•

To help ensure that shares of funds for which the Firm has a primary role in distribution are not sold in a manner that violates any Sanctions, Supervised Persons shall take such steps as deemed appropriate, including due diligence and/or the negotiation of contractual obligations with service providers, to provide for appropriate checks to be undertaken on prospective investors prior to investment and at such other times as is deemed appropriate and for investments in shares that might be in violation of a Sanction to be scrutinized and appropriate action taken.

•

To help ensure that GQG does not otherwise provide services for or do business with companies or individuals who are subject to Sanctions, Supervised Persons will be trained as appropriate on Sanctions obligations. Supervised Persons shall conduct such checks on entities and individuals as may be appropriate to help ensure that no Sanctions are violated.

6.	Recordkeeping

Sanctions stipulate various recordkeeping requirements, under which records are subject to audit by various agencies with jurisdiction. Examples of materials subject to recordkeeping requirements include transaction-related documents (e.g., invoices, promissory notes, letters of credit, etc.) and applications for licenses under Sanctions (including supporting documentation such as memoranda, notes, correspondence, contracts, invitations to bid, and financial records). It is the policy of GQG to keep such records for the applicable required time period.

7.	Penalties

Individuals and companies that violate Sanctions may be subject to severe civil and criminal penalties, including substantial monetary fines and imprisonment.

Supervised Persons’ vigilance and cooperation is critical to ensure GQG’s compliance with applicable laws and regulations. Failure to comply with this policy will be met with appropriate disciplinary action, including the possibility of dismissal.

IV. PROTECTION OF CUSTOMER INFORMATION

A.	General Standards

The protection of customer information by GQG involves three fundamental propositions:

1.	Every broker/dealer and registered adviser has an affirmative obligation to protect the confidentiality of consumer information and must adopt policies and practices to meet that obligation;

2.	Every consumer is entitled to a notice from their broker/dealer or registered adviser regarding:

a)	the kinds of consumer information a broker/dealer, fund or registered adviser collects,

b)	the non-affiliated third parties to whom that information may be disclosed, and

c)	the policies and procedures that have been adopted to protect consumer information collected by a broker/dealer, fund or registered adviser;

3.

Every consumer has the right to direct their broker/dealer or registered adviser that personal financial information not be shared with nonaffiliated third parties, subject to certain specific exceptions relating to joint marketing programs, outsourcing to service providers and legal and regulatory disclosure.

B.	Collection and Disclosure of Information

Consumer information collected by GQG generally comes from the following sources:

•	Information provided by consumers on account applications or other forms, in correspondence, written or electronic, or by telephone;

•	Information relating to the transaction history of a customer’s account; or

•	Information GQG receives from third parties.

C.	Limits on the Disclosure of Information

GQG may not directly or through its affiliates share non-public personal information about a customer with a nonaffiliated third party unless the institution provides the customer with a notice of the institution’s privacy policies and practices, and, where appropriate, an opportunity to opt out of that disclosure, and informs the customer how to opt out. Each GQG Private Fund is subject to the same requirements in connection with its investors.

If any client or pool or fund investor decides to close his or her account(s) or become an inactive customer, GQG will adhere to the privacy policies and practices described in this Manual.

D.	Limits on the Redisclosure and Reuse of Information

If GQG receives non-public personal information from a financial institution, GQG must not, directly or indirectly through an affiliate, disclose that information to any person that is not affiliated with the financial institution or the third party, unless the disclosure would be lawful if made directly by the financial institution.

E.	Definitions

A “customer” is a consumer who has a “customer relationship” with a financial institution. A “customer relationship” is a continuing relationship between a consumer and a broker/dealer, fund or registered adviser under which the institution provides a financial product or service to be used by the customer primarily for personal, family, or household purposes.

“Non-public personal information” means “(i) Personally identifiable financial information; and (ii) Any list, description, or other grouping of customers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information.”

“Personally identifiable financial information” is:

•	information that a customer provides to a broker/dealer, fund or registered adviser in order to obtain a financial product or service,

•	information resulting from any transaction between the customer and a broker/dealer, fund or registered adviser involving a financial product or service, and

•	information about a customer that a broker/dealer, fund or registered adviser otherwise obtains in connection with providing a financial product or service to the customer.

F.	Notice Requirements

GQG provides a clear and conspicuous initial notice that accurately reflects its privacy policies and practices to its customers not later than the time the customer relationship is established. GQG provides for GQG Private Funds also to provide such notices at such time.

The initial privacy notice for each of GQG and GQG Private Funds will include the following information:

•

The categories of non-public personal information GQG collects. For example, information obtained from the customer, information about the customer’s transactions, or information obtained from third parties.

•	The categories of non-public personal information GQG may disclose.

•	The categories of affiliates and nonaffiliated third parties to whom non-public personal information may be disclosed.

•

An explanation of the customer’s right to opt out of the disclosure of non-public personal information to nonaffiliated third parties, including the methods by which the customer may exercise that right.

•	A statement of the policies of GQG with respect to protecting the confidentiality and security of non-public personal information.

•

The categories of non-public personal information relating to former customers that may be disclosed and the categories of affiliates and nonaffiliated third parties to whom that information may be disclosed.

Although there is a general requirement that annual notices be sent in addition to the initial privacy notice, GQG and the GQG Private Funds are eligible for an exception from this requirement for so long as they do not change their policies or practices with regard to disclosing nonpublic personal information from the policies and practices that were disclosed in the most recent disclosure sent to consumers.

The CCO will approve the notices prior to use.

G.	Disposal of Consumer Reports

The SEC requires investment advisers to adopt policies and procedures to safeguard customer information and to impose proper disposal procedures as it relates to consumer report information and records. Any person who maintains or possesses consumer report information or any compilation of consumer report information derived from a consumer report for a business purpose must properly dispose of the information.

A “Consumer Report” is any written, oral, or other communication of any information by a consumer reporting agency bearing on a consumer’s credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics, or mode of living which is used or expected to be used or collected in whole or in part for the purpose of serving as a factor in establishing the consumer’s eligibility for (A) credit or insurance to be used primarily for personal, family, or household purposes; (B) employment purposes; or (C) any other purpose authorized.

Consumer reporting agency is defined as:

any person which, for monetary fees, dues, or on a cooperative nonprofit basis, regularly engages in whole or in part in the practice of assembling or evaluating consumer credit information or other information on consumers for the purpose of furnishing consumer reports to third parties, and which uses any means or facility of interstate commerce for the purpose of preparing or furnishing consumer reports.” There are exclusions from the definition, which include: “any (i) report containing information solely as to transactions or experiences between the consumer and the person making the report; (ii) communication of that information among persons related by common ownership or affiliated by corporate control; or (iii) communication of other information among persons related by common ownership or affiliated by corporate control, if it is clearly and conspicuously disclosed to the consumer that the information may be communicated among such persons and the consumer is given the opportunity, before the time that the information is initially communicated, to direct that such information not be communicated among such persons . . .

Consumer report information is any record about an individual, whether in paper, electronic, or other form, that is a consumer report or is derived from a consumer report. This includes compilations of information derived from a consumer report. Information that does not identify individuals, such as aggregate information or blind data, is not covered by the definition.

Any information derived from a consumer report that identifies an individual, including a person’s name and a variety of other personal identifiers, would bring information within the scope of the disposal rule. These identifiers include, but are not limited to, a social security number, phone number, physical address, and e-mail address.

“Disposal” means either:

a.	the discarding or abandonment of consumer report information, or

b.	the sale, donation, or transfer of any medium, including computer equipment, on which consumer report information is stored.

GQG does not request consumer report information. Should GQG come into contact with such information, GQG will dispose of it by burning, pulverizing, or shredding papers containing consumer report information so that the information cannot practicably be read or reconstructed. In addition, if GQG requires the destruction or erasure of electronic media containing consumer report information so that the information cannot practicably be read or reconstructed. If GQG contracts an outside party to dispose of these records, GQG will do so after adequate due diligence is conducted.

H.	Safeguarding Information

Many financial institutions collect personal information from their customers, such as their names, addresses and phone numbers; bank and credit card account numbers; income and credit histories; and Social Security numbers. The SEC requires advisers to ensure the security and confidentiality of this type of information and to develop written policies and procedures and the Federal Trade Commission (“FTC”) imposes similar requirements with respect to private funds.

GQG and the GQG Private Funds have adopted and implemented appropriate standards relating to administrative, technical, and physical safeguards for customer records and information. These safeguards are designed to:

•	ensure the security and confidentiality of customer records and information;

•	protect against any anticipated threats or hazards to the security or integrity of customer records and information; and

•	protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

In addition to developing its own safeguards, GQG Partners takes steps to ensure that its affiliates and service providers safeguard customer information in their care. GQG Partners includes confidentiality clauses in its and GQG Private Funds’ contracts with third party service providers and evaluates such service providers’ ability to maintain appropriate safeguards as part of the selection and ongoing monitoring process.

GQG and the GQG Private Funds have appointed GQG’s CCO to coordinate their information security programs. Periodically, the CCO or his or her delegate will seek to identify reasonably foreseeable internal and external risks to the security, confidentiality and integrity of customer information; test or monitor and assess the effectiveness of the safeguards in place for GQG and the GQG Private Funds; and make appropriate adjustments in light of the identified risks, tests, monitoring and assessment, as well as any material changes to operations or business arrangements and other circumstances that might have a material impact on the information security programs.

Three areas that are particularly important to information security: Supervised Persons management and training; information systems; and managing system failures.

1.	Supervised Persons Management and Training

GQG believes that the success or failure of the information security plan depends largely on the Supervised Persons who implement it. GQG Private Funds have no separate “employees” or Supervised Persons. The CCO or designee will:

•	Check references of prospective Supervised Persons who will have access to customer information.

•

Ensure Supervised Persons are trained to take basic steps to maintain the security, confidentiality and integrity of customer information, such as: securing the office; using password protected computers; recognizing any fraudulent attempt to obtain customer information and reporting it to appropriate law enforcement agencies.

The CCO or designee instructs and periodically reminds Supervised Persons to keep customer information secure and confidential. Each Supervised Person is required to agree to be bound by confidentiality requirements upon hire or engagement.

GQG limits access to customer information to Supervised Persons who have a business reason for seeing it and may impose appropriate disciplinary measures for any breaches.

a.	Information Systems

Information systems include network and software design, and information processing, storage, transmission, retrieval, and disposal. GQG and GQG Private Funds maintain security throughout the life cycle of customer information—that is, from data entry to data disposal. They store records in secure mediums, and only authorized persons have access to specific information. For example, they:

•	store paper records in a room, cabinet, or other container that is locked when unattended;

•	ensure that storage areas are protected against destruction or potential damage from physical hazards, like fire or floods;

•	store electronic customer information on a secure server that is accessible only with a password—or have other security protections—and is kept in physically-secure areas;

•	maintain secure backup media and keep archived data secure by storing off-line or in a physically-secure area.

They provide for secure data transmission (with clear instructions and simple security tools) when they collect or transmits customer information. They caution clients, investors and potential clients and investors against transmitting sensitive data, like account numbers, via electronic mail; and if they must transmit sensitive data by electronic mail, they ensure that such messages are encrypted and password protected.

They dispose of customer information in a secure manner. For example, the CCO or designee:

•	supervises the disposal of records containing nonpublic personal information;

•	requires shredding of customer information recorded on paper;

•	requires erasure of all data upon disposal of computers, diskettes, magnetic tapes, hard drives or any other electronic media that contain customer information; and

•	mandates prompt disposal of outdated customer information.

The CCO or designee ensures an inventory of company computers and systems is maintained.

GQG has adopted written cybersecurity policies and procedures, makes a copy available to each Supervised Person and requires Supervised Persons initially upon hire and annually thereafter to certify that they have read and understood those policies and procedures.

b.	Managing System Failures

Effective security management includes the prevention, detection and response to attacks, intrusions or other system failures.

GQG and GQG Private Funds maintain up-to-date and appropriate programs and controls by:

•	following a written contingency plan to address any breaches of physical, administrative or technical safeguards;

•	checking with software vendors regularly to obtain and install patches, data protection, phishing controls, and other intrusion threats to defend against and reduce software vulnerabilities;

•	using anti-virus software that updates automatically;

•	using cybersecurity controls;

•	maintaining up-to-date firewalls; and

•	providing central management of security tools for Supervised Persons and passing along updates about material security risks or breaches.

GQG and the Private Funds take steps to preserve the security, confidentiality and integrity of customer information in the event of a computer or other technological failure, for example, by backing up all customer data regularly. They maintain systems and procedures to ensure that access to nonpublic consumer information is granted only to legitimate and valid users. They notify customers promptly if their nonpublic personal information is subject to loss, damage or unauthorized access.

V. DISCLOSURES AND FILINGS

A.	Background

As a registered investment adviser, GQG has a duty to comply with the disclosure document delivery requirements of Rule 204-3(a) under the Advisers Act or similar state regulations. In addition, GQG may be required to submit certain securities filings to the SEC due to the investments it places in Client accounts.

B.	Policy

GQG will update and disseminate its disclosure documents to Clients on a timely basis and ensure the timely and accurate submission of regulatory filings to the appropriate federal and state regulatory authorities.

C.	Responsibility

The CCO is responsible for ensuring that Part 1 and Part 2 of GQG’s Form ADV are properly maintained, filed, and disseminated. When changes or updates to Form ADV Part 1 or Part 2 are necessary or appropriate, the CCO will make the amendments timely and promptly and maintain records of the filings and amendments.

D.	Procedures

1.	Filing of Form ADV Parts 1 and 2

Under Rule 204-1 of the Advisers Act, registered investment advisers are required to file an annual update of Part 1 of Form ADV through the Investment Advisers Registration Depository (“IARD”). GQG’s annual update must be filed within ninety (90) calendar days of the end of GQG’s fiscal year (12/31). In addition to submitting annual filings, advisers must promptly file amendments to Part 1, whenever certain information contained in the filing becomes inaccurate. Any such amendments will be filed by the Chief Compliance or designee.

Form ADV Part 2 must also be updated annually within ninety (90) calendar days of the adviser’s fiscal year end or whenever the information it contains becomes materially inaccurate. Advisers are not required to file ADV Part 2B (brochure supplements) or supplement amendments with the SEC, and the supplements will not be available on the SEC’s public website. Advisers are required to maintain copies of all supplements and amendments in their files. The CCO maintains such documents in conformity with applicable requirements.

2.	Initial and Annual Delivery of Form ADV Part 2

Registered investment advisers are required under Rule 204-3 of the Advisers Act to provide their advisory Clients and prospective Clients with a written disclosure document. GQG complies with this requirement by providing advisory Clients and prospective Clients with Form ADV Part 2 before or at the time GQG enters into an advisory agreement with the Client.

Each year, advisers must, within one hundred twenty (120) calendar days of the end of its fiscal year, deliver to each Client either: (i) a free updated disclosure brochure that either includes or is accompanied by a summary of material changes; or (ii) a summary of material changes that includes an offer to provide a copy of the updated brochure and information on how a Client may obtain the brochure. GQG’s Client Service team is responsible for sending the annual Form ADV Part 2 to Clients.

In providing the Form ADV Part 2 to a Client via email, Client Service is required to either:

a.	Obtain the Client’s informed consent to receive the document electronically, or

b.

Email the document with the “return-receipt” and “read” function activated such that GQG obtains confirmation that the Client has received and opened the email. If GQG is unable to obtain the return-receipt or read confirmation, then the document must be sent by US mail. The date that the document was sent by US mail must be logged into the Form ADV Part 2 Request Log maintained by the Client Service team.

The Client Service team is responsible for recording the date on which it

a.	delivers Form ADV Part 2 to a prospective Client;

b.	delivers Form ADV Part 2 to a new Client;

c.	delivers Form ADV Part 2 or a summary of material changes that includes an offer to deliver a copy of Form ADV Part 2 to existing Clients; and

d.

delivers Form ADV Part 2 in response to a Client request (to be recorded on the Form ADV Part 2 Request Log). To comply with the SEC requirement, delivery of Form ADV Part 2 is to be made within seven (7) calendar days of receiving the Client request.

3.	Financial and Disciplinary Disclosures

As an Adviser, GQG maintains adequate financial resources to conduct its business. Rule 206(4)-2 of the Advisers Act requires that registered investment advisers with custody or discretionary authority over Client funds or securities and must promptly disclose to Clients and any prospective Clients any financial conditions that are reasonably likely to impair their ability to meet their contractual commitments to their Clients. GQG’s head of finance will promptly inform the CCO of any events that materially impairs GQG’s financial condition. The CCO will then collaborate with the head of finance to make the appropriate disclosure. Compliance will disseminate such disclosure to GQG’s Clients.

The disclosure of legal and disciplinary events is also required and the adviser must certify its full disclosure of these events when completing the annual update of Part 1 of Form ADV through IARD. Within ten (10) business days of joining GQG, and on an annual basis, all Supervised Persons are required to submit a Form ADV Disclosure and Code of Ethics Disclosure, which details any potentially reportable incidents that GQG may be required to report on its Form ADV. The CCO or designee completes Form ADV Part 1 consistent with Supervised Person’s responses regarding any criminal, regulatory or civil judicial action that has been taken against GQG and/or any of its Supervised Persons. See Exhibit 8 for the sample Form ADV Disclosure questionnaire.

4.	Assessment and Disclosure of Conflicts of Interest

GQG has a fiduciary duty to manage conflicts of interest fairly. GQG seeks to identify any conflicts and potential conflicts and has developed a Conflicts of Interest Policy (attached as Exhibit 2) along with the Manual and Code to mitigate, manage, and adequately disclose these conflicts.

5.	State Licensing, Notification and Registration

GQG may be required to provide one or more state securities authorities with copies of its SEC filings (“Notice Filings”). GQG’s Notice Filings will be sent electronically to the states that are checked on Item 2.B. of Part 1A of Form ADV. Generally speaking, if GQG either maintains a place of business in, or has more than five (5) Clients in a particular state, then it must Notice File in that particular state.2

[2]	Louisiana, Nebraska, Texas and New Hampshire require Notice Filings even if the adviser maintains only one client in the state.

GQG may not solicit or render investment advice for any Client domiciled in a state where GQG is not properly registered or conditionally exempt or excluded from registration.

6.	Registration of Investment Adviser Representatives

Under Section 203A, states are permitted to impose individual licensing requirements for any Supervised Person who is located in the state and who provides investment advice on behalf of a SEC registered investment adviser.

Section 203A allows a Supervised Person to manage a limited number of a certain type of Clients without having to register in a state as an investment adviser representative (“IAR”). Specifically, an IAR is defined as a supervised person of the investment adviser who has a place of business in the state and on a regular basis solicits, meets with, or otherwise communicates with Clients of the adviser, and whose particular Client base consists of:

a.

More than five (5) Clients who are natural persons (excluding “high net worth individuals;” i.e., persons who have either US$1,000,000 in assets under management with GQG or have a net worth of at least US$2 million; “accommodation Clients;” i.e., relatives; and “qualified purchasers;” i.e., persons who own not less than US$5 million in investments); and

b.	More than ten (10%) percent natural persons (other than those persons excluded above).

7.	Reporting Obligations under Section 13 of the Exchange Act

Section 13 of the Exchange Act imposes certain reporting obligations on GQG, including, but not limited to, the following:

•	Form 13F: Certain institutional investment managers are obligated to file reports on Form 13F with respect to certain securities controlled by the manager;

•

Schedule 13D/13G: The beneficial owners[3] of more than five (5%) percent of certain classes of equity securities are obligated to file reports on Schedule 13D or Schedule 13G, depending on the adviser’s purpose for holding the security. If the adviser holds the security with the purpose of changing or influencing control of the issuer, the adviser must file Schedule 13D. If, on the other hand, the adviser holds the security passively, i.e., without an intent to change or influence the control of the issuer, the adviser must file Schedule 13G.

•

Form 13-H: Rule 13h-1 under Section 13(h) of the Exchange Act requires “large traders” to register with, and make certain disclosures to, the SEC on the new Form 13H. A “Large Trader” is: a person that voluntarily registers as a Large Trader on Form 13H; or a person: (i) that directly or indirectly, including through controlled persons, exercises investment discretion over one or more accounts; (ii) whose transactions for the purchase or sale of any NMS securities[4] (generally

[3]

For purposes of Section 13 of the Exchange Act, a person is the beneficial owner of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares either (i) voting power over such security or (ii) investment power over such security.

[4]

“NMS Security” is defined in Rule 600(b)(46) as “any security or class of securities for which transaction reports are collected, processed, and made available pursuant to an effective transaction reporting plan, or an effective national market system plan for reporting transactions in listed options.”

exchange-listed securities, including equities and options) for or on behalf of such accounts, by or through one or more registered broker-dealers; (iii) in the aggregate equal or exceed a transaction activity threshold of: two (2) million shares or a fair market value of US$20 million, during any calendar day, or twenty (20) million shares or a fair market value of US$200 million, during any calendar month. The CCO will be responsible for monitoring and determining whether GQG meets the definition of Large Trader and making filing any applicable filings with respect to Form 13H. Large Traders must make an annual filing within forty-five (45) calendar days of the end of a full calendar year and must file an amended Form 13H no later than the end of a calendar quarter during which any of the information in a Form 13H filing becomes inaccurate.

GQG is required to file Form 13F as soon as it maintains investment discretion of at least US$100 million of 13(f) securities as determined by the SEC. In addition to Form 13F, GQG also is required to file Schedule 13G due to its periodic and passive, beneficial ownership of more than five (5%) percent of certain publicly traded equity securities.

The CCO is responsible for overseeing the completion of the appropriate 13F, 13H and 13G filings and amendments with the SEC.

8.	Reporting Obligations under Hart Scott Rodino Act

The Hart-Scott-Rodino Act requires notification to the Department of Justice and Federal Trade Commission and a thirty (30) calendar day waiting period before completion of any transaction which is not “solely for the purpose of investment” and relates to either: (i) the acquisition of voting securities valued in excess of US$70.9 million (adjusted annually) or (ii) the acquisition of a majority of interests in certain unincorporated entities (such as certain partnerships or LLCs).

9.	Private Fund Reporting Obligations pursuant to Section 204(b) of the Investment Advisers Act

“Large Hedge Fund Advisers” (Advisers with US$1.5 billion or more in hedge fund assets) must make quarterly filings of Form PF within sixty (60) calendar days of the end of each fiscal quarter. Other private fund advisers with at least US$150 million in gross AUM must make annual filings within one hundred twenty (120) calendar days after the end of each fiscal year.

10.	Reporting Obligations under section 16 of the Securities Exchange Act of 1934

Any acquisition of ten (10%) percent or more of the equity securities of an issuer registered under Section 12 of the Securities Exchange Act of 1934 (a “publicly traded company”) requires the acquirer to make filings with the Securities and Exchange Commission:

Form 3 must be filed within ten (10) calendar days after becoming a director, officer or more than ten (10%) percent shareholder of a publicly traded company. To determine whether one is a beneficial owner, see Rule 13d-3 which defines “beneficial owner” as having voting power and investment control.

Form 4 must be filed within two (2) business days after the day on which the transaction has been executed.

Form 5 must be filed within forty-five (45) calendar days after the end of each fiscal year, (1) to report changes in stock ownership of a publicly traded company during prior fiscal year which were required to be filed on a Form 3 or 4 but were not previously reported, (2) with respect to the first Form 5 filed, all holdings and transactions that should have been reported in each of the issuer’s last two fiscal years but were not so reported, (3) certain de minimus acquisitions of an equity security of a publicly traded company not exceeding

US$10,000 in market value, and (4) certain transactions during the most recent fiscal year that were exempt from the short swing profit recovery rule under the Exchange Act (other than exempt transactions with the issuer); e.g., bona fide gifts of publicly traded company securities.

Other: Given GQG’s global footprint and the jurisdictions in which it operates, there may be regulatory filings required in those jurisdictions. Compliance will be responsible to ensure such filings are properly submitted.

VI. BOOKS AND RECORDS

A.	Background

Registered investment advisers are required to maintain on a current and accurate basis specified books and records, which are subject to periodic regulatory examination. There are generally two groups of books and records to be maintained. The first group consists of financial records for an adviser to conduct its on-going business, such as financial journals, balance sheets, bills, and similar records. The second group of records relates to an adviser’s role as a fiduciary. These records include advisory agreements, custodial statements, Client correspondence, advertising and trade records among many others.

B.	Policy

All books and records required under Rule 204-2 of the Adviser Act shall be maintained for a period of not less than five (5) years from the end of the fiscal year during which the record was last altered (with limited exceptions as described in the Procedures section below), the first two (2) years in an office of GQG. Additionally, Rule 31a-1(e) under the Investment Company Act requires GQG to maintain all books and records required to be maintained by Rule 204-2 under the Advisers Act, to the extent such records are necessary or appropriate to record GQG’s transactions with registered investment companies. Under Investment Company Act Rule 31a-2(e), such records must be preserved for a period of not less than six (6) years. Rule 31a-2 under the Investment Company Act requires GQG to preserve the records maintained under Rule 31a-1(b) under the Investment Company Act and Rule 204-2 under the Advisers Act for a period not less than six (6) years from the end of the fiscal year in which any transactions occurred, the first two (2) years in an easily accessible place.

Exhibit 1 to this Manual includes schedules that identify the books and records that GQG must maintain and their applicable periods of retention. These books and records must be maintained in an easily accessible place within GQG’s offices for those periods specified (unless with respect to any specific client or entity a longer period is agreed upon in writing, in which case the books records for that client or entity will be retained for the period(s) specified in the applicable agreement(s)), and may not be removed for storage elsewhere except with the prior approval of the CCO.

Records must be kept in such a manner that they cannot be altered after the fact or destroyed before the required retention period has expired. Generally, this means that records are kept offsite in a secure location, and that electronic records are kept in a read-only format.

C.	Responsibility

The CCO is responsible for overseeing and implementing this policy. All Supervised Persons must be familiar with the record-keeping requirements required by the Advisers Act and the Investment Company Act. Such familiarity will ensure the effectiveness of the Company’s books and record-keeping system.

D.	Procedures

1.	General

The Company will maintain the records required by Rule 204-2(a) under the Advisers Act in an easily accessible place for a period of not less than five (5) years from the end of the fiscal year during which the record was last altered, the first two (2) years in GQG’s offices. These records and their retention periods are specified in Exhibit 1.

It should be noted that certain records for GQG’s performance advertising are retained for longer periods. Specifically, GQG must maintain all documents to substantiate the calculation of investment performance results that it includes in any notice, circular, advertisement, newspaper articles and investment letters. For example, GQG must maintain documentation to substantiate the calculation of investment performance results for periods preceding the last five (5) years; e.g., if GQG is advertising its performance results from 1990 to the present in a marketing material that it presented to a prospective Client on June 1, 2016, GQG must maintain the supporting documentation until December 31, 2021 to substantiate the calculation of the investment performance results for the entire period beginning from 1990.

Additionally, GQG may agree in writing with one or more clients or entities to retain books and records with respect to such client or entity for a longer period. In such cases, GQG will retain the books and records for that client for the period(s) specified in the applicable written agreement(s).

2.	Corporate Records

GQG’s articles of incorporation, charters and minute books are maintained in its principal office and shall be preserved until at least three (3) years after termination of the company.

3.	Record Destruction

GQG may scan hard copy documents. A hard copy document that has been scanned may be destroyed as long as the hard copy document is being destroyed in accordance with the record destruction policy set forth in GQG’s procedures to safeguard customer information (see section IV).

4.	Records of Transactions with Investment Companies

Rule 31a-1 under the Investment Company Act requires certain persons having transactions with registered investment companies to maintain certain books records set forth in Rule 31a-1(b) to the extent such records are necessary or appropriate to record such person’s transactions with such registered investment company. In accordance with Rule 31a-1, with respect to all activities and transaction on behalf of registered investment companies for which GQG provides advisory services, GQG will maintain the appropriate books and records required to be made pursuant to Rule 31a-1(b) under the Investment Company Act (as described in greater detail in Exhibit 1) including without limitation:

•	Brokerage orders pursuant to Rule 31a-1(b)(5);

•	Allocation records pursuant to Rule 31a-1(b)(9);

•	Memoranda identifying the persons authorizing the purchase or sale of portfolio securities pursuant to Rule 31a-1(b)(10); and

•	Advisory materials pursuant to Rule 31a-1(b)(11).

VII. VALUATION

A.	Generally

Client assets will generally be valued in accordance with GAAP, provided that GQG may, at its discretion any other method of valuation to be used if it considers that such method of valuation better reflects value and is in accordance with good accounting practice.

B.	Responsibility

The securities that GQG’s portfolio managers select for investment in Client accounts are generally readily marketable securities with quotations available on the recognized exchanges or on the OTC (over the counter) market. For daily operating purposes and for use in periodic reports to Clients, GQG relies on third-party pricing data sources, other research providers and broker-dealer quotations to furnish market pricing. Most assets are priced daily using information obtained through GQG’s data source provider, Bloomberg.

C.	Illiquid/Fair-valued Securities.

In certain rare instances, GQG may encounter a security which ceases to have a readily available quotation on a recognized exchange or the OTC market. In addition, certain Client accounts may contain legacy securities (securities purchased not pursuant to GQG’s recommendation) for which the price for the security is not available from an independent pricing source. In these cases, GQG’s Investment Review Committee serves as an Ad Hoc Valuation Committee.

The Ad Hoc Valuation Committee shall make a best effort to obtain all relevant information in order to determine a fair value. If it is deemed necessary or prudent, GQG may hire an independent third party to provide an appraisal of the security in question.

If a pricing issue arises where GQG will assign a price to an asset as determined by an independent third party, a designated group of Supervised Persons including members of the Operations Team, shall be responsible to assign manual prices per the procedures listed below. Manual pricing is distinct from Fair Value Pricing as the prices input by the designated team are obtained from independent third-party pricing data sources.

D.	Procedures

For daily operating purposes and for use in periodic reports to Clients, GQG relies on third-party pricing data sources, other research providers and broker-dealer quotations to furnish market pricing.

1.	Routine Daily Pricing

Most assets are priced daily using information obtained through our data source provider, Bloomberg. If a price is not available on Bloomberg, GQG will request a price from its Middle Office service provider, and if the Middle Office cannot provide a price, GQG will follow its manual pricing process below.

2.	Manual Pricing

Some assets may be priced manually. Assets requiring manual pricing include those with delayed pricing reports to Bloomberg or stale prices, and assets purchased on a “when issued” basis or which have not begun to trade. A small number of Supervised Persons have manual pricing authority and they use the purchase price of the asset or third-party information. In addition to GQG’s principal pricing data source, currently Bloomberg, such third-party services and pricing sources as may be used for manual pricing of supervised assets include:

•	Recommendations of GQG’s Middle Office service provider

•	The Wall Street Journal;

•	Broker-dealer quotations; and

•	Custodian statements.

Manual pricing overrides or special situation pricing are documented and reviewed by a member of the Operations Department. Detailed procedures are found in the Manual Pricing Procedures attached as Exhibit 4.

3.	Zero Pricing

In the absence of third-party pricing or other readily available market quotations for a particular security, GQG may price an asset at zero in its periodic reports and for purposes of calculating fees.

4.	Fair Value Pricing

When the price of a security is not “readily available,” the security will be fair valued by the GQG Ad Hoc Valuation Committee. Securities for which market quotations are not readily available include the following:

•	Securities whose prices are not obtainable by a recognized pricing source or service.

•	Securities that do not trade on a recognized exchange (for example, shares that are non-transferable, restricted securities, or over-the-counter derivatives).

•	Securities that are thinly traded or otherwise illiquid; i.e., where the last sale price may be stale and which we do not believe reflect the current market value of the security.

•	Securities whose current fair market values are normally readily available, where trading in the security has been halted before the normal close of the exchange on which it trades.

“Fair value” is defined for this purpose as the price a Client might reasonably expect to receive from the sale of a security in the normal course of business to an arm’s-length buyer. Fair value is not meant to be based on what can be obtained from an immediate “fire sale” disposition, nor on what a buyer might pay at some later time, such as when the market ultimately realizes the security’s true value as currently perceived by the portfolio manager. Rather, the fair valuation methodologies employed by GQG attempt to represent the amount at which an asset could be acquired or sold in a current transaction between prudent and willing parties.

Factors that the Valuation Committee will consider in arriving at fair value include the following: fundamental analytical data relating to the security; size of the holding; information as to any transactions or offers affecting the security; the market in which the security is purchased and sold; and other relevant information.

VIII. CUSTODY

A.	Background

1.	Definition of Custody

Rule 206(4)-2 under the Advisers Act (the “Custody Rule”) imposes certain requirements on registered investment advisers that have custody of Client funds or securities. The rule defines custody as holding, directly or indirectly, Client funds or securities or having any authority to obtain possession of them. Custody includes:

•

Possession of Client funds or securities (but not of checks drawn by Clients and made payable to third parties) unless the adviser receives them inadvertently and returns them to the sender promptly, but no later than three (3) business days of receiving them;

•	Any arrangement (including a general power of attorney) under which an adviser is authorized or permitted to withdraw Client funds or securities upon instructions to a custodian;

•

Any capacity (such as general partner of a limited partnership, a comparable position for another type of pooled investment vehicle, or a trustee of a trust) that gives an adviser or any supervised person legal ownership of, or access to, Client funds or securities; and

•	Custody by a related person in connection with advisory services provided to the adviser’s Clients.

2.	General Requirement for Advisers with Custody

An investment adviser with custody of Client funds or securities must implement certain procedures to safeguard those assets. The requirements imposed by the Custody Rule generally apply only to those assets over which an adviser has custody rather than all of the assets under the adviser’s management. The Custody Rule requires an adviser with custody to:

•	Provide information in Part 1 of Form ADV about its custodial arrangements;

•	Maintain the Clients’ assets at a qualified custodian in the Clients’ names or in the adviser’s name as agent or trustee for the Clients;

•	Upon opening or changing an account on behalf of a Client, notify the Client in writing of the account’s custodian, the custodian’s address and the manner in which the Client’s assets are maintained;

•	Have a reasonable basis, after “due inquiry,” to believe that the qualified custodian sends account statements to Clients at least quarterly; and

•	Arrange for an independent public accountant to conduct a surprise verification of assets at least annually unless an exception is available.

3.	Advisers with Fee Debiting Authority

Investment advisers that have custody of Client assets solely because of their ability to deduct advisory fees need not arrange for surprise asset verifications covering those assets.5

[5]

If an adviser has fee debiting authority over assets held by a Qualified Custodian that is a related person, then the exception from the surprise verification requirement is only available if the custodian can be shown to be “operationally independent” from the adviser.

B.	Policy

Although GQG may be deemed under SEC rules to have custody of client assets, GQG does not receive or accept physical custody of any Client funds or assets. Client funds and assets must be maintained with a “qualified custodian.” Qualified custodians are defined under the Advisers Act to include banks, registered broker dealers, registered futures commission merchants and foreign financial institutions that customarily hold financial assets.

Privately offered securities that are (i) acquired from the issuer in a transaction or chain of transactions not involving any public offering, (ii) uncertificated, and ownership thereof is recorded only on the books of the issuer or its transfer agent in the name of the client, and (iii) transferable only with the prior consent of the issuer or holders of the outstanding securities of the issuer are not required to be maintained with a qualified custodian.

1.	Client Accounts Generally

Neither GQG nor any of its Supervised Persons shall enter into any arrangement (including a general power of attorney) under which GQG or any Supervised Person is authorized or permitted to withdraw Client funds or securities maintained with a custodian upon GQG’s or the Supervised Person’s instruction to the custodian.

2.	Private Funds

Clients should be instructed to receive all payments from any unregistered pooled investment vehicles managed by GQG (“GQG Private Funds”) to their accounts by wire transfer directly to the bank or brokerage firm acting as custodian for that client. Investments by clients in any GQG Private Funds should be sent by wire transfer directly to the prime broker or custodian for the relevant GQG Private Fund. Any check made payable to GQG and received inadvertently from a client should be returned to the client promptly, and in any event within three (3) business days.

It is GQG’s policy to cause each GQG Private Fund to distribute audited financial statements to investors no later than one hundred twenty (120) calendar days after the end of each fiscal year. As a result, the custodian for any such GQG Private Fund will not be required to provide quarterly account statements directly to clients.

3.	Registered Mutual Funds

Under Section 17(f) of the Investment Company Act, and the rules thereunder, registered investment companies may maintain custody of its assets only with: (a) a bank; (b) a member of a national securities exchange (i.e., a broker-dealer); (c) the investment company itself through a self-custody arrangement; (d) a national securities depository or clearing system; (e) an eligible foreign custodian; or (f) such other entities authorized by the SEC. The primary purpose of this provision is to eliminate the ability of persons controlling the investment company to use the investment company’s assets for their personal gain, either by making themselves a loan of the assets or by appropriating the assets outright.

Any client mutual fund must have entered into a custody agreement with a qualified custodian (“Custodian”). The Custodian performs a variety of services with respect to the client mutual fund’s assets maintained in its custody. These services include: (a) safekeeping the fund’s assets; (b) monitoring the settlement of securities transactions effected on behalf of the fund; (c) receiving dividend and interest payments related to the fund’s investments; (d) preparing periodic reports regarding the assets maintained and the transactions effected on behalf of the fund; and (e) paying certain expenses of the fund.

C.	Procedures

GQG will adhere to the following procedures in order to ensure compliance with the Custody Rule.

1.	Quarterly Statements

For any accounts for which GQG has been deemed to have custody, GQG must have a reasonable basis, after “due inquiry,” to believe that the Qualified Custodian sends account statements to Clients at least quarterly.

For most of GQG’s Client accounts, custodians send account statements directly to the Client with a copy also sent to GQG. For other accounts, the custodian grants online access to the Client and to GQG.

As noted above, it is GQG’s policy to cause each GQG Private Fund to distribute audited financial statements to investors no later than one hundred twenty (120) calendar days after the end of each fiscal year. As a result, the custodian for any such GQG Private Fund will not be required to provide quarterly account statements directly to clients.

2.	Monitoring Assets in Client Accounts

GQG’s Operations Team (hereafter, the “Operations Team”), reconciles directly managed, custodial records against GQG’s portfolio accounting system on a daily basis. The Operations Team will work with Clients’ custodians to resolve any discrepancies and will promptly notify the Chief Operating Officer of any material unresolved discrepancies. The Chief Operating Officer notifies the CCO promptly of any material discrepancy that cannot be resolved appropriately and in a timely manner.

a.	Account Records Reconciliation for Directly Managed Clients

Account records of directly managed Clients’ cash and security holdings are reconciled with custodial statements on a monthly basis. From time to time, as needed, the Operations Team may provide custodians with account information enabling them to reconcile lot, cost date and cost basis records.

b.	Rebalancing and Reconciliation of Sub-Advised Accounts (if any)

Portfolio accountants run reports covering cash balances, additions, withdrawals, security positions and asset allocation for sub-advised accounts on varying schedules as each program requires. Cash is raised or assets rebalanced as needed.

3.	Inadvertent Receipt of Client Funds or Assets

If a Supervised Person receives Client funds or assets, such as a stock certificate or a check incorrectly made out to GQG, the Supervised Person should return the funds or assets to the sender on the same business day of the receipt. However, if that is not possible, the return of the funds or assets to the sender must occur within three (3) business days of receiving them. Any check made payable to one of the GQG Private Funds should be forwarded to the administrator for the relevant GQG Private Fund promptly, and in any event within three (3) business days. Supervised Persons should consult the CCO if they are unsure of the proper action to take when in receipt of Client funds or assets.

4.	Client Notification

GQG does not generally arrange the opening of an account with a qualified custodian on the Client’s behalf, either under the Client’s name or under GQG as agent. In the rare event that it does so, the Operations Team must inform the CCO, who will assist the Operations Team in notifying the Client in writing of the qualified custodian’s name, address and the manner in which the funds or securities are maintained, promptly when the account is opened and following any changes to this information.

5.	Recordkeeping

In addition to the general books and records requirement under Rule 204-2(a) of the Advisers Act, advisers that have custody of Clients’ funds or securities must maintain the following books and records:

a.	A journal or other record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.

b.	A separate ledger account for each such Client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale and all debits and credits.

c.	Copies of confirmations of all transactions effected by or for the account of any such Client.

d.

A record for each security in which any such Client has a position, which record shall show the name of each such Client having any interest in each security, the amount or interest of each such Client and the location of each such security.

IX. MARKETING AND ADVERTISING

A.	Background

As a registered investment adviser, GQG operates in a highly regulated environment. Marketing GQG’s investment advisory services must be done in strict compliance with applicable rules. Laws, rules, and regulatory interpretations governing advertising by or on behalf of investment advisers are applied very broadly and can be quite stringent. Information communicated to clients, consultants and prospects must be made in a way which is clear, fair and not misleading.

Because of the complexity of the regulatory oversight of marketing by or on behalf of GQG, no GQG Supervised Person is authorized to use or distribute any company-related marketing or advertising materials until the materials have been approved by Compliance.

Given the need for approval of marketing materials, Supervised Persons are encouraged to submit materials in draft format as early as possible. In any case, absolutely no marketing or advertising material may be disseminated unless the material has been Compliance-approved. In addition, no Supervised Person may communicate with the press or other news media without first obtaining Compliance approval.

1.	Definition of an “Advertisement”

Rule 206(4)-1(b) under the Advisers Act defines the term “advertisement” broadly to include any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers:

a.	any analysis, report, or publication concerning securities, or which is intended to be used in making any determination as to when to buy or sell any security, or which security to buy or sell,

b.	any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or

c.	any other investment advisory service with regard to securities.

d.	In addition, the SEC Staff states in various no-action letters that materials designed to maintain existing Clients or solicit new Clients for the adviser are considered advertisements.

e.

Generally, GQG’s letters to Clients, market commentaries, newsletters, website, responses to requests for proposals (“RFPs”), performance reports, and the prospectuses and statements of additional information of GQG’s proprietary mutual funds are considered to be advertisements. Supervised Persons must consult with Compliance if they are unsure whether written material constitutes a marketing material.

2.	Prohibited Forms of Advertising

In line with Rule 206(4)1-(a) under the Advisers Act, GQG and its Supervised Persons shall refrain from engaging in any fraudulent, deceptive or manipulative advertising practices, including the use of:

a.	testimonials;

b.	past specific recommendations which were or would have been profitable;

c.

any advertisement which represents, directly or indirectly, that any graph, chart, formula or other device being offered can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them; or which represents directly or indirectly, that any graph, chart, formula or other device being offered will assist any person in making his own decisions as to which securities to buy, sell, or when to buy or sell them, without prominent disclosure of the limitations thereof and the difficulties with respect to its use;

d.	the term “free of charge” when that is not the case; and

e.	any advertisement which contains any untrue statements of a material fact or which is otherwise false or misleading.

Further discussion of prohibited advertising practices and the relevant no-action letters issued by the SEC are included in Exhibit 3—Standards Applicable to Investment Adviser Marketing and Advertising Materials.

B.	Responsibility

The executive staff in charge of the client-facing sales functions are generally responsible for the marketing process, will oversee marketing activities, and ensure that only approved materials are distributed to existing and prospective Clients.

Compliance is responsible for reviewing and approving all materials used in the marketing process. Client Services maintains the Marketing Review Log and may be supplemented by GQG’s outsourced compliance consultants or fund distributors to document the compliance review of marketing and advertising materials.

C.	Policy

All marketing and advertising materials presented to prospective or existing Clients must adhere to applicable rules and regulations. All Supervised Persons seeking to distribute marketing and advertising materials to prospective or existing Clients must use only materials that have been reviewed and approved by the Compliance Department. Note that certain client correspondence may meet the definition of marketing and advertising materials, which requires Compliance Department review. If in doubt, Supervised Persons should submit such client correspondence to Compliance for review and approval.

D.	Procedures

1.	Compliance Review

The determination of whether or not a material contains an advertising element may be made only by Compliance, and therefore it is the responsibility of all Supervised Persons to submit any potential advertising to Compliance for analysis. Once the determination has been made that the document falls under the advertising rules, the material will be reviewed as follows:

a.	Advertisements

•	Materials that meet the definition of an advertisement must be reviewed and approved by Compliance.

•	The review and approval process of advertisements is documented by the Compliance Department.

•

Marketing materials that do not change from month to month, or from period to period, other than performance figures, shall not be required to be reviewed on an ongoing basis after an initial review and approval by Compliance.

b.	Non-Advertisements

Materials that are not considered to be advertisements but are disseminated to prospective or existing Clients do not have to be reviewed by Compliance. However, the materials should still be reviewed by the respective business unit manager to ensure that the materials:

i.	do not contain an untrue statement of a material fact;

ii.	do not omit a material fact, and

iii.	are otherwise not false and misleading as viewed in their totality.

The reasons for such review is that the federal securities laws prohibit false and misleading statements in connection with or in the offer and sale of securities, even if such statements are not understood to fall under the definition of marketing or advertising under such laws.

2.	GIPS Claim of Compliance

GQG claims compliance with the Global Investment Performance Standards (“GIPS”) and undergoes an annual firm-wide GIPS verification performed by a third-party GIPS verification firm. GQG will follow GIPS Standards in creating composites and presenting performance.

3.	Recordkeeping

GQG shall maintain all advertising and marketing materials that have been presented to prospective or existing Clients for a period of at least five (5) years from the end of the fiscal year during which the advertisement was used. On-site storage for the first two (2) years is required. On-site storage permits and includes electronic storage of such materials, and GQG maintains an inventory of all marketing and advertising materials.

GQG shall also maintain any accounts, books, internal working papers and other documents used to calculate performance.6

GQG shall not use performance in any marketing or advertising materials if the performance is not supported by backup documents.

4.	Public Speaking

A Supervised Person who proposes to give a speech at a formal event, where the audience includes prospective Clients or representatives of prospective Clients must pre-clear such activity with Compliance. Any written materials, slides, and other presentation materials to be supplied at the seminar or speech must be pre-approved by Compliance. Other events at which the Supervised Person may appear or speak on behalf of the firm, such as a roundtable or other event where the audience may include prospective Clients or representatives of prospective clients, where the event or content is not structured, do not need to be pre-cleared by Compliance, but must adhere to approved content messages in his or her presentation.

[6]

Supporting records may include account statements reflecting all debits, credits and other transactions in a client’s account for all periods covered in the performance advertisement, plus all worksheets necessary to demonstrate the performance calculations. All account statements for all client accounts during the performance period, not just the accounts included in the computation of advertised performance figures, should be kept. All account statements must be prepared contemporaneously with the period reported and the required documents must be retained for five years after the end of the fiscal year in which the advertisement was last published or disseminated.

5.	Communications with the Media and Other Third Parties

Any contact Supervised Persons have with the media or other third parties requesting information about the Firm, its policies or clients are to be referred to the Head of Business Development or Head of Institutional Services. Inquiries about Supervised Persons are to be referred to the executive in charge of Human Resources, each of whom will confer with the Compliance team, as needed.

6.	Disclosure of Portfolio Holdings

GQG’s policy is to refrain from publishing for marketing purposes complete holdings lists by product until at least ten (10) calendar days following the end of each month. Top Ten stock holdings by product may be released in monthly marketing materials with no delay. Exceptions to these guidelines for publishing portfolio holdings for marketing purposes may be granted by the CCO on a case-by-case basis.

X. PRIVATE PLACEMENT OF FUNDS

A.	No Advertising or General Solicitation

GQG may be engaged in a private placement of interests in the GQG Partners Series LLC Funds (“GQG Private Funds”). Interests in the GQG Private Funds will not be registered under U.S. or foreign securities laws, and the GQG Private Funds will be offered in the United States pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, interests in the GQG Private Funds may not be offered to the public in the United States or by means of any advertisement or general solicitation of prospective investors. All promotional materials will be kept for a minimum five (5) years.

Prohibited forms of advertisement or general solicitation may include:

•	any advertisement or notice in print or electronic media;

•	unsolicited telephone solicitations or mailings to prospective investors with whom the Company has no prior relationship;

•	publication of materials over the internet; or

•	postings on social media.

Information about the GQG Private Funds may not be posted on a website for GQG, unless it is accessible only by a password. Access to the password-protected portion of any GQG website containing information about any GQG Private Fund may only be made available to current or prospective investors upon verification by GQG that any such person meets the eligibility criteria established by such GQG Private Fund or GQG and is issued a password.

GQG will maintain a log of all persons to whom a copy of the Private Placement Memorandum for any GQG Private Fund is provided. The name of any person to whom the Private Placement Memorandum for any Fund or any other marketing material for GQG or any Fund is provided also must be entered in GQG’s contact management system, together with, where appropriate, a notation indicating the referral source or other basis of the relationship with the person receiving the information.

You should contact Compliance if you have any question as to what constitutes a prohibited advertisement or solicitation. Any marketing materials, including cover letters, to be used in connection with the solicitation of prospective investors in investment funds managed by the Firm must be approved in advance by Compliance.

B.	Required Approvals Prior to Sales

All sales of interests in any GQG Private Fund must be approved in advance by Compliance or its designee(s), in order to ensure that any such sale does not violate:

•	the exemption under Section 3(c)(7) of the Investment Company Act;

•	the private placement exemption for sales to accredited investors under SEC Regulation D;

•	state “blue sky” filing requirements in each state; and

•	the limitation that less than twenty-five (25%) percent of any class of interests in any GQG Private Fund be owned by employee benefit plans.

C.	SEC Bad Actor Rule

The Company has instituted the following procedures to prevent any GQG Private Fund that is relying on Rule 506 of Regulation D under the Securities Act from violating Rule 506(d) of Regulation D (commonly known as the Bad Actor Rule). Rule 506(d) provides that an issuer may not rely on the private offering “safe harbor” provided in Rule 506 if any of the following persons (collectively “Covered Persons”) have engaged in disqualifying “bad acts” under Rule 506(d) of Regulation D: (i) the fund, (ii) any predecessor of the fund, (iii) any affiliated issuer of the fund, (iv) any director, executive officer, other officer participating in the offering of interests in the fund, general partner or managing member of the fund, (v) any beneficial owner of twenty (20%) percent or more of the fund’s voting equity securities (calculated on the basis of voting power), (vi) any promoter connected with the fund in any capacity at the time of such offering, (vii) any investment manager of the fund, (viii) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the offering of interests in the fund, (ix) any general partner or managing member of any such investment manager or solicitor, or (x) any director, executive officer or other officer participating the offering of interests in the fund of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor.

Rule 506(d) provides that an issuer is not disqualified from being able to rely on Rule 506 if the issuer did not know and, in the exercise of reasonable care, could not have known that a Covered Person has engaged in a disqualifying bad act. In addition, while disqualifying bad acts by Covered Persons that occurred prior to September 23, 2013 do not disqualify the issuer from relying on Rule 506, such prior disqualifying bad acts must be disclosed to prospective investors prior to sale. The following procedures are designed to satisfy both of these requirements by soliciting information from all potential Covered Persons as to whether they may have engaged in any disqualifying bad acts under Rule 506(d):

•

During the existence of an offering of interests in a Fund, GQG will periodically circulate questionnaires (the “Rule 506 Questionnaire”) to each of its Supervised Persons that are or may be Covered Persons with respect to the offering pursuant to Regulation D seeking confirmation that no such employees have engaged in any disqualifying “bad acts” under Rule 506(d). All Supervised Persons also are under an obligation to report promptly to GQG any events that may occur that might render any of the information provided in such questionnaires inaccurate in any way. See Exhibit 7 for the Rule 506 Questionnaire.

•

In addition, prior to entering into an investment advisory or placement agreement on behalf of a GQG Private Fund, GQG shall circulate similar questionnaires to each service provider who may be a Covered Person in respect of the offering seeking confirmation that no such service provider or person associated with such service provider who is a Covered Person has engaged in any disqualifying “bad acts” under Rule 506(d). The service agreement with such service provider shall also contain continuing representations and warranties from the service provider to the same effect and impose an obligation on the service provide to inform the Company immediately should such representations and warranties become untrue in any way.

•

GQG shall circulate similar questionnaires to (i) any director or officer of a GQG Private Fund that is not a Supervised Person (as defined for purposes of Form ADV Part 2) of GQG, and (ii) any investor or prospective investor in a GQG Private Fund that is or may become a Covered Person of such GQG Private Fund by virtue of being a beneficial owner of more than twenty (20%) percent of such GQG Private Fund’s voting equity securities, seeking confirmation that no such director, officer or investor have engaged in any disqualifying “bad acts” under Rule 506(d). Such persons shall be under a continuing obligation to report any events to GQG that may occur that might render any of the information provided in such questionnaires inaccurate in any way for so long as the offering pursuant to Regulation D shall be ongoing.

D.	AIFMD

The Alternative Investment Fund Managers Directive (the “AIFMD”) of the European Union (the “EU”) sets forth rules for the authorization, operation and disclosure requirements of managers of alternative investment funds (“AIFs”) that are marketed to investors in the EU.

Prior to engaging in any marketing activities in any EU country, Supervised Persons must consult with the CCO to determine the specific rules applicable in that country both under AIFMD and the private placement rules applicable in that country. Any questions regarding such marketing and reporting requirements should be directed to the CCO.

E.	Responsibility

The CCO will oversee GQG’s compliance with the Private Placement Policy.

XI. PROXY VOTING

A.	Background

Rule 206(4)-6 under the Advisers Act requires every investment adviser who exercises voting authority with respect to Client securities to adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interest of its Clients. The procedures must address material conflicts that may arise in connection with proxy voting. The Rule further requires the adviser to provide a concise summary of the adviser’s proxy voting process and offer to provide copies of the complete proxy voting policy and procedures to Clients upon request. Lastly, the Rule requires that the adviser disclose to Clients how they may obtain information on how the adviser voted their proxies.

GQG votes proxies for the majority of its Clients, and therefore has adopted and implemented these Proxy Voting Policies and Procedures.

B.	Policy

It is the policy of GQG to vote proxies in the interest of maximizing value for GQG’s Clients. Proxies are an asset of a Client, which should be treated by GQG with the same care, diligence, and loyalty as any asset belonging to a Client. To that end, GQG will vote in a way that it believes, consistent with its fiduciary duty, will cause the value of the issue to increase the most or decline the least. Consideration will be given to both the short- and long-term implications of the proposal to be voted on when considering the optimal vote.

Any general or specific proxy voting guidelines provided by an advisory Client or its designated agent in writing will supersede this policy. Clients may wish to have their proxies voted by an independent third party or other named fiduciary or agent, at the Client’s cost.

C.	Procedures

GQG’s Portfolio managers are responsible to timely vote (or determine not to vote), in accordance with this Policy, proxies of securities held in each Account for which they are responsible. Upon written request, Clients can take responsibility for voting their own proxies, or can give us instructions about how to vote their respective shares. For Clients retaining responsibility to vote their own proxies, the Clients must arrange with their custodian to ensure they receive applicable proxies.

GQG has retained Institutional Shareholder Services (“voting agent”) to assist in the coordination and voting of Client proxies. The GQG operations team is responsible for managing the relationship with the voting agent and for ensuring that all proxies are being properly voted and that the voting agent is retaining all of the appropriate proxy voting records.

Key elements of the proxy voting process include obtaining proxy materials for vote, determining the vote on each issue, voting and maintaining the records required.

•

Obtaining proxy materials. We instruct Client custodians to deliver proxy materials for accounts of Clients who have given us voting authority. Delivery is made to our voting agent. Periodic reconciliation of holdings and ballots is designed to reveal any failure to deliver ballots for Client holdings.

•

Determining the vote. GQG’s voting policy is to determine its vote based on what is most likely to further the economic value of each investment for the expected holding period. Ultimately each vote is cast on a case-by-case basis, considering the relevant circumstances at the time of each vote. The guidelines we have established with our voting agent are intended as a reflection of proxy voting decisions most likely to maximize the ultimate value of assets under management.

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Voting. Using the Internet, our voting agent posts the pending proxy notices and ballots as well as its analysis and recommendations. Portfolio managers have responsibility for voting proxies for securities held in the portfolios they manage. They review the issues and the voting agent’s own analysis and then vote each issue, in accordance with our policy. If a portfolio manage deems it beneficial, before casting the vote, the portfolio manager may confer with other members of the investment team, including our analysts most familiar with the security.

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Maintaining records. With the assistance of our voting agent, we maintain records of our policies and procedures, proxy statements received, each vote cast, any documents we create material to our decision making and any Client’s written request for proxy voting records as well as our written response to any Client request for such records.

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Conflicts of interest. Any material conflict between our interests and those of a Client will be resolved in the best interests of our Client. In the event we become aware of such a conflict, we will (a) disclose the conflict and obtain the Client’s consent before voting its shares, (b) vote in accordance with a pre-determined policy based on the independent analysis and recommendation of our voting agent or (c) make other voting arrangements consistent with our fiduciary obligations.

•

Shares not voted. Our procedures are reasonably designed to assure that we vote every eligible share, however there are circumstances in which we may be unable to vote or may determine not to vote a proxy on behalf of one or more Clients. These circumstances include:

•

Share blocking countries restrict share transactions for various periods surrounding the meeting date. We have taken the position that share liquidity generally has a higher value than the vote and usually do not vote shares subject to transaction restrictions.

•

Still other countries require re-registration of shares to enter a proxy vote, effectively preventing exercise of investment discretion to sell shares for a substantial period of time. The same logic suggests that we not attempt to vote those shares.

•

Some international markets require special powers of attorney to vote certain ordinary shares. These markets are few and our ordinary share holdings relatively modest when weighed against the onerous documentation requirements and generally we have determined not to attempt to qualify our proxy votes for these shares.

•	Lack of adequate information or untimely receipt of proxy materials from the issuer or other resolution sponsor may prevent analysis or entry of a vote by voting deadlines.

•	Certain security lending programs may prevent us from voting proxies when the underlying securities have been lent out and are therefore unavailable to be voted.

•

Obtaining additional information. Clients may obtain a report showing how we voted their shares upon request. In addition, Clients may also request a copy of our general Proxy Voting Policy statement and the GQG-specific Proxy Voting Guidelines used by our voting agent.

D.	General Voting Policy for ERISA Accounts

According to the Department of Labor, the fiduciary act of managing plan assets that are shares of corporate stock includes the voting of proxies (unless the voting right is properly reserved by the named fiduciary). The investment manager’s decision may not be directed, nor may the manager be relieved of liability by delegating the responsibility. Managers should have documented guidelines and are required to maintain accurate voting records.

Voting rights have economic value, and the manager has a duty to evaluate issues that can have an impact on the economic value of the stock and to vote on those issues. Voting decisions must be based on the ultimate economic interest of the plan, viewing the plan as a separate legal entity designed to provide retirement income and security. This means analyzing the vote for its impact on the ultimate economic value of the investment (the stock) during the period in which the plan intends to hold the investment. With respect to takeovers, plans are not required to accept the deal if they judge that their plans will achieve a higher economic value by holding the shares.

Given the above obligations and objectives, the guidelines we have established with our voting agent are intended as a reflection of proxy voting decisions most likely to maximize the ultimate value of assets under management. Specific situations and resolution language will vary and therefore continuing judgment must be exercised in applying the guidelines.

E.	Applicability of Guidelines for All Accounts

In the absence of unique Client constraints or instructions acceptable in non-fiduciary situations, the guidelines should also serve for voting on all accounts under management.

XII. CLASS ACTION PARTICIPATION

As a fiduciary, GQG seeks to act in Clients’ best interests with good faith, loyalty, and due care. GQG’s standard advisory contract authorizes the Company to direct Client participation in class actions. The CCO or a designee will determine whether Clients will (a) participate in a recovery achieved through a class actions, or (b) opt out of the class action and separately pursue their own remedy. The General Counsel or a designee oversees the completion of proof of claim forms and any associated documentation, the submission of such documents to the claim administrator, and the receipt of any recovered monies. The CCO or a designee will maintain documentation associated with Clients’ participation in class actions.

Supervised Persons must notify the CCO if they are aware of any material conflict of interest associated with any Clients’ participation in class actions.

The CCO will evaluate any such conflicts and determine an appropriate course of action for GQG. GQG generally does not serve as the lead plaintiff in class actions because the costs of such participation typically exceed any extra benefits that accrue to lead plaintiffs.

XIII. CLIENT COMPLAINTS

A.	Background

In keeping with GQG’s commitment to Client service and to satisfy all Client concerns and complaints, it is GQG’s policy that complaints from Clients be handled in a timely and courteous manner. Reasonable efforts will be made to satisfactorily address all areas of Client concern.

A Client complaint is any written or verbal statement by a Client or Client representative expressing a grievance, concern, or dissatisfaction with his or her experiences with GQG. Client complaints may include, but are not limited to: grievances concerning investment advice, unsuitable recommendations, misrepresentations, misappropriation, or other inappropriate acts by GQG. Client complaints may also include claims of failure to provide services that GQG is contractually obligated to provide or those that the Client or Client representative believes GQG should provide.

If a Supervised Person is not able to determine whether or not a written or verbal Client communication constitute a complaint, the Supervised Person shall consult the CCO or any other Compliance staff to make the determination. Note that from time to time, Clients may have questions regarding the performance of a particular GQG strategy generally, but such communications generally do not rise to the level of a Client “complaint” as defined in this Section XI. Such communications, however, may rise to the level of “complaint” if they entail specific critiques of practices, policies, or procedures, and/or the specific conduct of the firm or individuals working for it, including any portfolio management team or its members.

B.	Policy

GQG shall investigate and respond to all Client complaints in a timely manner.

C.	Responsibilities

All Supervised Persons are responsible for reporting their receipt of written or verbal Client complaints to the Compliance Department in a timely manner. The Compliance Department is responsible for maintaining a central depository of all written and verbal Client complaints reported by Supervised Persons.

D.	Procedures

Supervised Persons are required to submit all written or verbal complaints to Compliance within twenty-four (24) business hours of receipt even if the complaint is resolved upon receipt or immediately thereafter.

Compliance shall keep a specific file to maintain records of all written Client complaints.

XIV. ADVISORY AGREEMENTS

A.	Background

Written advisory agreements form the legal and contractual basis for an advisory relationship with each Client and, as a matter of industry and business best practices, provide protections for both the Client and the investment adviser.

B.	Policy

GQG requires that each new Client enter into a written advisory agreement. GQG is mindful of certain provisions that may and may not be included in its advisory agreements. For instance, a non-assignment clause will be included in GQG’s advisory agreements. The clause restricts GQG from transferring Client accounts to any other investment adviser without the Client’s consent.

If a Client requests any non-routine changes to GQG’s standard advisory agreement, such changes must be approved by the CCO or GQG’s legal counsel prior to the execution of the agreement.

Any advisory agreement drafted by a Client or the Client’s counsel must be reviewed by GQG’s legal counsel.

C.	Recordkeeping

All advisory contracts are maintained electronically in the Client’s folder in GQG’s designated drive for Client records.

XV. ERISA

GQG is a fiduciary to its clients under the Investment Advisers Act of 1940. With respect to U.S. pension plan clients, GQG has additional fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or, with respect to a public retirement plan Client, under state or local law.

When managing ERISA accounts, GQG must be aware of and comply with ERISA regulations, law and rules applicable to an investment manager. Plans subject to ERISA include:

•	U.S. pension plans;

•	401(k) plans;

•	Profit-sharing plans; and

•	Welfare benefit plans.

A.	General Fiduciary Obligations Under ERISA. Under ERISA section 404(a)(1), plan fiduciaries, including investment managers such as GQG, must:

•	discharge their duties solely in the interest of the participants and beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses;

•

act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims (the prudent man rule);

•	diversify the plan’s investments so as to minimize the risk of large losses, unless under the circumstances, it is clearly prudent not to do so;

•	comply with the documents and instruments governing the plan insofar as such documents and instruments are consistent with ERISA and.

•	not cause the plan to maintain title to plan assets outside the jurisdiction of the United States unless permitted under regulation.

The prudent man standard generally is satisfied if GQG (a) has given “appropriate consideration” to those facts and circumstances that GQG knows or should know are relevant to the particular investment, including the role the investment plays in the plan’s investment portfolio with respect to which GQG has investment duties and (b) has acted accordingly. Appropriate consideration generally includes, but is not limited to, a determination that the particular investment is reasonably designed, as part of the plan’s portfolio (or the portion of the plan’s portfolio with respect to which GQG has investment duties), to further the purposes of the plan, taking into consideration the risk of loss and the opportunity for gain associated with the investment.

B.	Fiduciary Duties: GQG monitors its duties to its ERISA clients and may consult with ERISA counsel in discharging its responsibilities, including:

•	Prudent investment;

•	Fidelity bonding;

•	Proxy voting (see Proxy Voting Policy); and

•	Soft dollars and directed brokerage.

C.

Fidelity Bond. Advisers managing ERISA plans on a discretionary basis must obtain a fidelity bond to protect the plan against losses (ERISA Section 412). The Firm’s fidelity bonding is coordinated by the Chief Operating Officer or designee.

D.

Prohibited Transactions & Conflicts of Interest. ERISA prohibits certain direct or indirect transactions between a plan and a party-in-interest to that plan unless an exemption applies. A party-in-interest includes all plan fiduciaries, any person providing services to the plan, any employer or union whose employees or members are covered by the plan, and other entities that are affiliated with any of the forgoing parties in direct or indirect ways. Section 406(a) of ERISA prohibits certain transactions between a plan and the plan’s parties-in-interest:

•	Selling, exchanging or leasing of property

•	Lending money or extending other credit;

•	Furnishing goods, services or facilities;

•	Transferring plan assets to, or for the use by or benefit of, a party-in-interest; or

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Acquiring employer securities or real property by the plan unless permitted under Section 407 of ERISA (e.g., a company that is publicly traded generally is prohibited from holding company stock in the plan).

Plan fiduciaries are subject to Section 406(b) of ERISA, which prohibits self-dealing and conflicts of interest. Fiduciaries may not:

•	Deal with plan assets in the fiduciary’s own interest or for its own account;

•	Act on behalf of a party whose interests are adverse to those of the plan (e.g., a cross trade of a security between two plans managed by the same investment manager); or

•	Receive consideration from a third party in connection with a transaction involving plan assets.

The prohibited transactions under the Internal Revenue Code of 1986, as amended (“IRC”) Section 4975 are to those under ERISA Sections 406(a) and 406(b) which:

•

Applies to employer-based retirement plans subject to ERISA (e.g., pension plans and 401(k) plans) and other tax-qualified retirement plans that are not subject to ERISA (e.g., one-person Keogh plans and individual retirements accounts (IRAs)).

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Applies to a trade that is not ‘blind’. While trades on a recognized exchange generally are ‘blind’ transactions, which do not give rise to a prohibited transaction, GQG will carefully review any blind transaction to ensure it was not with a party-in-interest. GQG may seek further information from the plan regarding parties-in-interest, as appropriate.

•	Applies to certain affiliated transaction. Such transactions generally are avoided by GQG because it does not have an affiliated broker dealer or other affiliates to which it refers business.

While certain party-in-interest transactions may not be ‘blind’, GQG may be able to rely on Department of Labor (“DOL”) class or individual exemptions, including QPAM exemption and PTCE 84-14.

In the event GQG, as a fiduciary to a plan, was to invest plan assets in a fund registered under the Investment Company Act of 1940 managed by GQG or an affiliate of GQG, such investment is to be pre-approved by Compliance or Legal to ensure compliance with DOL class exemption PTCE 77-4. Generally, a contractual agreement between GQG and the plan would be required.

Consistent with GQG’s fiduciary obligations, trade allocations will be made in accordance with the Trading section of this Manual.

Payment of Fees. ERISA forbids advisers from receiving dual fees. For example, ERISA limits advisers’ ability to invest ERISA plans in mutual funds managed by the adviser. Additionally, advisers may not receive commissions or “trailer fees” on mutual fund transactions.

E.	Failure to Comply with ERISA

Fiduciaries who breach the fiduciary obligations under ERISA are personally liable for losses suffered by a plan and subject to civil penalties. A fiduciary also may be liable for the breach of another fiduciary of the same plan if a plan fiduciary:

•	Knowingly participates in or undertakes to conceals a breach of fiduciary duty, which it knows to be a breach;

•	Enables a fiduciary to commit a breach by not discharging its own fiduciary duties properly; or

•	Is aware that a breach has occurred and has not taken reasonable steps to remedy the breach.

In summary, if GQG, as a plan fiduciary, has knowledge of another plan fiduciary’s breach of responsibility for the same plan, then GQG has an affirmative duty to make reasonable efforts to remedy the breach or be exposed to potential liability.

In addition to the personal liability, monetary penalties under ERISA include treble damages. Penalties under the IRC include a penalty tax on prohibited transactions equal to 5% (five percent) of the transactions involved for each year or part thereof that the transaction remains undiscovered or unresolved. An additional 100% (one-hundred percent) tax is imposed if a transaction is not corrected with 90 (ninety) days after a notice of deficiency is issued for the 5% (five percent) tax.

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While ERISA strictly governs investment advisers’ management of plans, certain exemptions to the rules exist. If any questions arise during the management of an ERISA plan, the Compliance Department must be notified and consulted before any further action is taken.

Escalation: Supervised Persons are required to escalate potential or actual breaches of ERISA to the CCO immediately for further review. Any questions regarding this policy are to be directed to the CCO or General Counsel.

XVI. BUSINESS CONTINUITY AND DISASTER RECOVERY PLAN

GQG’s Business Continuity and Disaster Recovery Plan (“DRP”) seeks to provide uninterrupted service to its Clients and to minimize the downtime should a system or vendor failure occur. The DRP has been developed to meet the following objectives:

•	Ensure the safety of people

•	Quickly determine Contingency and Recovery Strategies

•	Initiate Client Communication Plan

•	Initiate Recovery Plan, returning Business Operations to their normal level of service within required timelines

•	Maintain preparedness for potential continuity issues or disasters; proactively maintain and monitor the network, resolving potential issues before they occur

•	Continually evolve and regularly test our continuity and recovery strategies and procedures.

Risk assessment, disaster prevention, and disaster avoidance are critical components of GQG’s contingency planning process. The implementation of this DRP is intended to ensure all data processing systems, data communication facilities, information, data and business functions can be restored in a secure manner. Restoration must be accomplished in a time frame consistent with legal, regulatory and business requirements while maintaining information integrity.

The Firm periodically tests (generally annually) the DRP in order to evaluate its effectiveness. GQG documents the results of such testing.

XVII. SOLICITATION ARRANGEMENTS

A.	Background

Rule 206(4)-3 under the Advisers Act allows registered investment advisers to pay a cash fee to a solicitor (both internal and unaffiliated) for referring Clients, only if pursuant to a written agreement. The Rule requires, among other things, that the investment adviser make a bona fide effort to determine whether the solicitor has complied with the agreement, and have a reasonable basis for believing the solicitor has complied with the Rule.

B.	Policy

Where it utilizes solicitors as part of its marketing efforts, GQG endeavors to comply with the cash solicitation rule under the Advisers Act. Below are details of the requirements for both Supervised Persons and unaffiliated individuals/entities that act as solicitors of GQG. It should be noted that the requirements for solicitors that are Supervised Persons or affiliates of GQG are less stringent than the requirements for unaffiliated solicitors.

C.	Responsibility

The CCO will oversee GQG’s solicitation arrangements, including the establishment of new relationships. The CCO shall determine the eligibility of the solicitors, and will ensure that each solicitor complies with the terms of the written agreement with GQG. The CCO will ensure that appropriate solicitation documentation exists to ensure compliance with the cash solicitation rule.

D.	Procedures

Rule 206(4)-3 under the Advisers Act prohibits solicitation payments to any solicitor unless the following conditions are met:

•	The investment adviser is registered under the Advisers Act;

•	The solicitor is not a person:

(A)	subject to an SEC order issued under section 203(f) of the Act, or

(B)	convicted within the previous ten (10) years of any felony or misdemeanor involving conduct described in section 203(e)(2)(A)-(D) of the Act, or

(C)	who has been found by the SEC to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of section 203(e) of the Act; or

(D)	is subject to an order, judgment or decree described in section 203(e)(4) of the Act, such cash fee is paid pursuant to a written agreement to which the adviser is a party; and

•

The status of such solicitor as a partner, officer, director or employee of such investment adviser or other person, and any affiliation between the investment adviser and such other person, is disclosed to the Client at the time of the solicitation or referral.

1.	Unaffiliated Solicitors

Rule 206(4)-3(a)(2)(iii)(A) prohibits a registered investment adviser from paying fees to an unaffiliated solicitor7 for Client referrals unless certain requirements are met. As such, GQG is adopting the following procedures:

a.

GQG will only pay a cash fee, directly or indirectly, to a solicitor pursuant to a written agreement. GQG is strictly prohibited from making any indirect payments to marketing intermediaries such as pension consultants for the referral of Clients to GQG.

b.	The written agreement between GQG and the solicitor shall include:

i.	A description of the solicitation activities to be engaged in by the solicitor on behalf of GQG and the compensation to be received;

ii.	An undertaking by the solicitor to perform his or her duties under the agreement in a manner consistent with GQG’s instructions and the provisions of the Advisers Act and the rules thereunder;

iii.	An undertaking that the solicitor is not a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii); and

iv.	An undertaking by the solicitor to provide the Client with a current copy of GQG’s Form ADV Part 2 and a separate written disclosure document at the time of any solicitation activities.

c.

The unaffiliated solicitor’s separate written disclosure document must be provided to the prospective Client at the time of solicitation. The disclosure document must contain the following information:

i.	The name of the solicitor;

ii.	The name of the investment adviser (i.e., GQG);

iii.	The nature of the relationship, including any affiliation, between the solicitor and GQG;

iv.	A statement that the solicitor will be compensated for his/her solicitation services by GQG;

v.	The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor by GQG; and

vi.	The amount, if any, that the Client will be charged in addition to the advisory fee.

GQG must collect a signed and dated acknowledgement from the Client that the Client received the solicitor’s separate written disclosure document and GQG’s Form ADV Part 2. GQG must receive the acknowledgment prior to, or at the time of, entering into the advisory agreement with the Client. In order to ensure compliance with this procedure, GQG may require Clients to sign and date the solicitor’s separate written disclosure document, which will evidence the Client’s receipt of the solicitor’s separate written disclosure document as well as GQG’s Form ADV Part 2.

Any solicitor acting on behalf of GQG shall not be a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii) under the Advisers Act.

GQG shall maintain originals and/or copies of all solicitor documents.

[7]

This requirement does not apply to a solicitor who is (A) a partner, officer, director or employee of the investment adviser or (B) a partner, officer, director or employee of a person which controls, is controlled by, or is under common control with such investment adviser.

2.	Affiliated Solicitors

Rule 206(4)-3(a)(2)(ii) permits a registered investment adviser to pay fees for client referrals to (A) a partner, officer, director or employee of the investment adviser or (B) a partner, officer, director or employee of a person which controls, is controlled by, or is under common control with such investment adviser (each an “Affiliated Person”) provided, that the status of such solicitor as a partner, officer, director or employee of such investment adviser or other person, and any affiliation between the investment adviser and such other person, is disclosed to the client at the time of the solicitation.

Therefore, any Affiliated Person of GQG who will receive a cash fee from GQG for soliciting a client on behalf of GQG shall disclose the nature of their affiliation at or before the time of solicitation.

XVIII. POLITICAL AND CHARITABLE CONTRIBUTIONS

A.	Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related Clients. Certain charitable contributions could give the appearance of an improper intention to influence a person or entity’s decision to become or remain a client of GQG.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by registered investment advisers and certain key people of the adviser.

The Pay-to-Play Rule states that it shall be unlawful for any investment adviser registered with the SEC to provide investment advisory services for compensation to a government entity within two (2) years after a contribution to an official of the government entity is made by the investment adviser or any covered associate of the investment adviser (including a person who becomes a covered associate within two (2) years after the contribution is made).

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value for:

•	The purpose of influencing any election for federal, state or local office;

•	Payment of debt incurred in connection with any such election; or

•	Transition or inaugural expenses of the successful candidate for state or local office.

Rule 206(4)-5 also includes a “catch-all” provision that prohibits an adviser or a covered associate from doing indirectly what it may not do directly. For example, a covered associate could not ask his or her spouse to make a contribution that the covered associate would be barred from making under the rule.

GQG treats all Supervised Persons as “covered associates.”

B.	Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation by an investment adviser from a government entity for advisory services for two (2) years following a contribution to any official of that “government entity.”8 This prohibition also applies to “covered associates” of the adviser.

However, there is an exception available for contributions from natural persons of US$150 per election if the contributor in not eligible to vote in the election, or US$350 per election if the contributor is eligible to vote in the election. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than US$350, is discovered within four (4) months of being given, and is returned within sixty (60) calendar days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with fifty (50) or fewer employees; advisers with more than fifty (50) employees can rely on this exception three (3) times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions.

[8]

A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two (2) years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting Clients or investors, the look-back period is six (6) months instead of two (2) years.

C.	Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two (2) years.

D.	Responsibility

The CCO will oversee GQG’s compliance with the Pay-to-Play Rule. All Supervised Persons are considered to be “Covered Associates” and are responsible for following the GQG Political and Charitable Contributions Policies and Procedures.

E.	Policies and Procedures

1.	Political Contributions by GQG

It is GQG’s policy that it, as a firm, will not make any political contributions to any political candidates, any official of a government entity, any government entity, or any local, state, or national political party. In light of the prohibitions under the Pay to Play Rule, GQG shall not:

a.

provide or agree to provide, directly or indirectly, payment to any person to solicit a government entity for investment advisory services on behalf of such investment adviser unless such person is a regulated person or is an executive officer, general partner, managing member (or, in each case, a person with a similar status or function), or employee of the investment adviser; or

b.	Coordinate, or solicit any person or political action committee to make, any:

i.	Contribution to an official of a government entity to which the investment adviser is providing or seeking to provide investment advisory services; or

ii.	Payment to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity.

2.	Charitable Contributions

In the adopting release of the Pay-to-Play Rule, the SEC indicated that charitable donations to organizations that qualify for an exemption from federal taxation under the Internal Revenue Code, even at the request of an official of a government entity, would not implicate the Pay-to-Play Rule. However, certain charitable contributions or donations by GQG or its Supervised Persons could create an appearance of impropriety. Therefore, charitable contributions or donations by GQG or its Supervised Persons to any person or entity with the intention of influencing such person or entity or any affiliate to become or remain clients of GQG are strictly prohibited. Supervised Persons should notify the CCO of any actual or apparent conflict of interest in connection with any charitable contribution that could give the appearance of impropriety.

3.	Political Contributions by Covered Associates

Supervised Persons are prohibited from making any political contributions to any political candidates, any official of a government entity, any government entity, or any local, state, or national political party. In light of the prohibitions under the Pay-to-Play Rule, Supervised Persons shall not coordinate, or solicit any person or political action committee (e.g., a “PAC”) to make, any contribution to an official of a government entity or any payment to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity.

In addition, Supervised Persons must attest no less than annually to the fact that they have disclosed, via the pre-clearance procedures herein, all political contributions made by them during the reporting period (e.g., prior year).

4.	Prospective Covered Associates

The CCO generally will discuss past political contributions with new Supervised Persons or ask such persons to complete a questionnaire. The review will address the prior six (6) months for potential Supervised Persons who will have no involvement in the solicitation of Clients; contributions for all other potential Supervised Persons will be reviewed for the prior two (2) years.

F.	Recordkeeping

Compliance will maintain a record of any contributions in violation of this policy.

XIX. FRAUD POLICY

Effective July 16, 2018

A.	Background

GQG has a commitment to high legal, ethical and moral standards. All Supervised Persons are expected to share this commitment. This fraud policy is established to facilitate the development of procedures that will aid in the detection and prevention of fraud against GQG or its clients.

GQG has implemented procedures to reduce the likelihood of fraud occurring. These include documented procedures and documented systems of internal control and risk assessment. In addition, GQG promotes a risk (and fraud) awareness culture.

This fraud policy applies to any irregularity, or suspected irregularity, involving an employee, consultant, contractor, vendor, or other party with a business relationship with GQG. Any investigative activity required will be conducted without regard to any person’s relationship to GQG, position or length of service.

B.	Policy

All Supervised Persons are responsible for the detection and prevention of fraud and have a duty to familiarize themselves with the types of improprieties that might be expected to occur within their areas of responsibility and to be alert for any indication of irregularity. Fraud is defined as the intentional, false representation or concealment of a material fact by one that induces another to act on the basis of false or incomplete information.

Any irregularity that is detected or suspected must be reported immediately to the Chief Compliance Officer.

C.	Actions Constituting Fraud

Fraud comprises both the use of deception to obtain an unjust or illegal financial advantage and intentional misrepresentations affecting financial statements by one or more individuals among Supervised Persons or third parties.

D.	Reporting

GQG is committed to maintaining an honest, open and well-intentioned atmosphere within the organization and therefore committed to the detection and elimination of any fraud within the organization and the investigation of any suspected fraud.

Any Supervised Person who has any reasonable suspicions of fraud must report it immediately to the Chief Compliance Officer. GQG does not retaliate against a person who in good faith reports reasonably held suspicions of potential fraud. For these purposes, reasonably held suspicions shall mean any suspicions other than those that are raised maliciously and found to be groundless.

The Chief Compliance Officer will coordinate investigations with GQG’s legal counsel, relevant departments and external parties, as warranted. Supervised Persons must cooperate in any such investigation. Investigation results will not be disclosed or discussed with anyone other than those who have a legitimate need to know.

Decisions to prosecute or refer the results of any investigation of fraud to an appropriate law enforcement and/or regulatory agency for independent investigation will be made in conjunction with legal counsel and senior management, as will final decision in disposition of the matter.

XX. U.S. FOREIGN CORRUPT PRACTICES ACT POLICY

A.	Background

GQG and its Supervised Persons are required to comply with all applicable anti-bribery laws, regulations and guidelines issued by the government and/or self-regulatory organizations in the countries in which it operates, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Likewise, many countries in which GQG operates are signatories to the Organization of Economic Cooperation and Development’s Convention of Combatting Bribery of Foreign Public Officials in International Business Transactions (the “OECD Conventions”). GQG prohibits its Supervised Persons from making any payment to improperly obtain or retain business anywhere in the world.

B.	Definitions

For purposes of this Section:

A “Government Official” is defined to include:

•

An officer or employee of a government, including its departments, agencies, instrumentalities and government- or state-owned or controlled companies (for the avoidance of doubt, an entity is “owned” or “controlled” by the government if (i) the government owns more than fifty (50%) percent of the entity; or (ii) the government exercises control over the entity);

•	Any person acting in an official capacity for or on behalf of any government, government entity or public international organization;

•	An officer or employee of an international organization;

•	An officer or employee of a political party or any party official; or

•	Any candidate for political office.

A “Third Party” is defined to include:

•	A party that GQG engages as a business partner or agent and who may interact with a Government Official on behalf of GQG (e.g., finders, contractors and consultants); and

•	An entity in which GQG takes an ownership or non-passive ownership interest.

C.	General Principles

Without the prior review and written approval of the CCO, a Supervised Person shall not pay or give, offer to pay or give, or promise or authorize anything of value to a Government Official to obtain or retain business, or otherwise secure an improper advantage. The term “anything of value” is broadly construed by regulatory authorities. For example, the following have been deemed to be things of value:

•	Payment for travel or entertainment for Government Officials not directly related to the promotion, demonstration or explanation of products or services;

•	Payment for travel or entertainment for Government Officials not directly related to the execution or performance of a contract with a government or agency thereof;

•	Payment for travel or entertainment for family members or associates of Government Officials;

•	Lavish gifts for Government Officials, their family members or associates;

•	Payment for medical expenses for Government Officials, their family members or associates;

•	Offers of employment, including internships, to Government Officials, their family members or associates; and

•	Contributions to a charity affiliated with or sponsored by Government Officials, their family members or associates.

A Supervised Person is permitted to make or give:

•

Payments for travel and entertainment of a Government Official if the payment is directly related to the promotion, demonstration or explanation of GQG’s products and services, provided that the payment is not lavish or frequent and is consistent with the local laws of the Government Official;

•	Gifts that are nominal in value and which are customary, in type and value, in the Government Official’s country.

D.	Third Parties

Indirect payments and/or offers to make payments of anything of value to a Government Official through a Third Party are strictly prohibited. GQG and its Supervise Persons must consider carefully whether there is a risk that a Third Party will engage in conduct that violates applicable anti-bribery laws and regulations; this includes conducting background or due diligence checks on the Third Party; as appropriate. To the extent GQG determines to go forward with a Third-Party relationship, the following provisions should be incorporated into relevant agreements or other documents setting forth the Third Party’s responsibilities:

•

A provision that the Third Party will comply with the Foreign Corrupt Practices Act or with any substantially similar anti-bribery regulations applicable to the jurisdiction(s) in which the Third Party acts on behalf of GQG; and

•	A provision permitting GQG to terminate the agreement if the Third Party violates that provision.

E.	Recordkeeping

All payments of any kind to Government Officials must be accurately recorded in GQG’s books and records as required by the Foreign Corrupt Practices Act.

XXI. LITIGATIONS; INVESTIGATIONS; INQUIRIES

Any lawsuit against GQG should be immediately brought to the attention of the CCO upon receipt of service or other notification of the pending action. Generally, service will be made upon and accepted by GQG’s registered agent for service of process,

You must advise the CCO immediately if you become involved in or threatened with any litigation, arbitration, investigation or proceeding of any kind, or if you are subject to any judgment, bankruptcy, order or arrest, or if you are contacted by any regulatory authority, whether by letter, telephone, e-mail, social media or in any other way.

You must immediately notify the CCO upon receipt of a subpoena or other request for information from any governmental entity, regulatory agency, court or lawyer, for information relating to any matter in any litigation, arbitration, investigation or other proceeding, or receipt of a garnishment lien or judgment against GQG or any of its clients or Supervised Persons. The CCO will determine the appropriate response in consultation with legal counsel, as appropriate.

All inquiries, notices of examination or inspection, and requests for information, from any governmental agency or self-regulatory organization concerning GQG should be sent to the CCO upon receipt. The intention behind this policy is to ensure that GQG responds in a consistent and uniform basis to all regulatory inquiries.

Regulatory inquiries may be received by postal mail, telephone, facsimile, email or personal visit. In the case of a personal visit, demand may be made for the immediate production or inspection of documents. While any telephone or personal inquiry should be handled in a courteous manner, the caller or visitor should be informed that a response requires the approval of the CCO. In the case of a personal visit, the visitor should be asked to wait briefly while you obtain appropriate guidance on how to deal with the matter. In the case of a telephone inquiry, you should take the caller’s contact information and advise the caller that his or her call will be promptly returned. Letter inquiries should be forwarded to the CCO for response. GQG will engage with its regulators in an open and co-operative way and disclose to an appropriate regulator which the regulator would reasonably expect notice.

Under no circumstances should any documents, materials or information be released without prior approval of the CCO or GQG’s legal counsel. You should not have substantive discussions with any regulatory personnel without prior consultation with the CCO or GQG’s legal counsel. This policy is standard industry practice and should not evoke adverse reaction from any experienced regulatory personnel.

XXII. DISCIPLINARY MATTERS

Supervised Persons must notify the CCO immediately in the event of any “reportable event.” A reportable event occurs when you, or you witness another:

•

violate any provision of any securities law or regulation or any agreement with or rule or standard of any government agency, self-regulatory organization or business or professional organization, or have engaged in conduct which is inconsistent with just and equitable principles of trade or detrimental to the interests or welfare of the exchanges;

•	violate any provision of this Manual;

•	receive any written customer complaint including any allegation of theft or misappropriation of funds or securities or forgery;

•	become a defendant or respondent in any proceeding brought by a regulator or self-regulatory body;

•

are denied registration, expelled, enjoined, directed to cease and desist, suspended or otherwise disciplined by any securities, insurance or commodities industry regulatory or self-regulatory organization;

•	are denied membership or continued membership in any self-regulatory organization, or are barred from becoming associated with any member or member organization of any self-regulatory organization;

•	are arrested, arraigned, indicted or convicted of or plead guilty to or plead no contest to any criminal offense (other than misdemeanor traffic violations);

•

are a director, controlling stockholder, partner, officer or sole proprietor or an associated person with a broker, dealer or insurance company which was suspended, expelled or had its registration denied or revoked by any agency, jurisdiction or organization or are associated in such a capacity with a bank, trust company or other financial institution which was convicted of or pleaded no contest to any felony or misdemeanor;

•	are a defendant or respondent in any securities or commodities-related civil litigation or arbitration which has been disposed of by judgment, award or settlement;

•	are the subject of any claim for damages by a customer, broker or dealer which is pending or settled.

Although any one of the foregoing events may not result in disciplinary action, up to and including termination, disciplinary action may result if you do not properly notify the CCO immediately following the incident.

Where required, GQG will be responsible for notifying the appropriate authorities of the occurrence of such event. In order to permit GQG to accurately respond to Item 11 of Form ADV Part 1, GQG will periodically circulate questionnaires (e.g., “Form ADV Questionnaire”) to each Supervised Person (other than non-executive employees performing only clerical, administrative, support or similar functions at the CCO’s discretion). See Exhibit 8 for such a sample questionnaire.

XXIII. ELECTRONIC COMMUNICATION AND SOCIAL MEDIA POLICY

A.	Background

All electronic communications are viewed as written communications and the SEC has publicly indicated its expectation that firms retain such electronic communications for the required record retention periods. If a method of communication lacks a retention method, then it must be prohibited from use by the firm. Further, the SEC will request and expect such electronic communications of Supervised Persons to be monitored and to be retained for the same required periods. Emails consisting of spam or viruses are not required to be retained.

B.	Responsibility

The CCO or designee will review and test GQG’s electronic communications. Each Supervised Person is responsible to be familiar with and follow the firm’s Electronic Communication and Social Media Policy. GQG has engaged a third-party service provider to retain the firm’s electronic communications and social media communications.

C.	Policies and Procedures

1.	Computer Resources

Supervised Persons are prohibited from installing or modifying any computer program, application or data file without the express permission and knowledge of the CCO and are prohibited from copying any computer program, application or data file to another medium (USB drive, etc.) without the express permission and knowledge of the CCO.

All computers and computer software, programs, applications, and data files used in GQG’s business are GQG property. A Supervised Person shall not intentionally destroy or corrupt any computer software, program, application or data file stored on GQG’s computer systems, including data stored in cloud-based technology. Upon a Supervised Person’s voluntary departure, directed transfer, or termination, the Supervised Person is required to leave intact all computer software, programs, applications and data files (e.g., client records, client & prospect lists, reports, portfolio records, correspondence, etc.).

Upon a Supervised Person’s voluntary departure, directed transfer, or termination, any computer program, applications and/or data files relating to GQG’s business that were developed by the Supervised Person during his or her employment with GQG shall each be considered GQG’s property.

2.	Electronic Communication

Supervised Persons’ electronic communications to another are to be professional and courteous. Supervised Persons must use GQG’s approved communication channels for GQG business purposes:

•	Microsoft Outlook (e-mail);

•	Bloomberg (e-mail and instant messaging);

•

Linked-In (if the Supervised Person has disclosed the account to Compliance in writing and the Supervised Person completes and submits any periodic authorization required by Linked-In so GQG may access, monitor and retain such messages);

•

Any electronic communication channel used by designated Marketing staff who are approved by Compliance for the purposes of administering GQG’s website (e.g., website updates, receiving system-generated website usage reports, etc.);

•	MailChimp, which is used by Marketing staff who are approved by Compliance to push Compliance approved blast messages;

•	Marketing is to send the form message to a GQG email address for retention and retains a copy of the recipient distribution list.

•	Any other communication channel deemed appropriate by the CCO.

GQG strongly encourages all Supervised Persons not to use their GQG email accounts for personal email. Any electronic correspondence that pertains to the business of GQG MUST be sent through one of the approved communication channels above provided to the Supervised Person by GQG or another facility specifically approved by the CCO (any emails sent through such a specifically approved email facility is to be cc’d to the sender’s GQG email account). Supervised Persons should be mindful that messages sent and received through the approved communication channels will be archived and subject to periodic review by Compliance and could be subject to regulators, the courts or law enforcement review. Thus (and as noted above), Supervised Persons are strongly encouraged to use GQG approved communication channels accounts for business purposes only.

The SEC staff likely would consider any email, instant message, or fax (an “Electronic Communication”) to be an advertisement that is sent to more than one person and that offers:

•	Any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell;

•	Any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell; or

•	Any other investment advisory service with regard to securities.

Electronic Communications that are advertisements are subject to the policies and procedures described in the Advertising and Marketing section of this Manual. Consult that section or ask the CCO if there is any question as to whether an Electronic Communication is an advertisement under the Advisers Act.”

3.	Communications with the Press

GQG encourages the use of media as an effective part of its marketing program. The goal is to have appropriate persons within GQG establish positive long-term relationships with individuals in the media with whom GQG deals. Given the nature of GQG’s business there are opportunities provided by communicating with the press, but there can be also be significant pitfalls in gaining media coverage. Therefore, all press inquiries regarding management and/or investment related issues are to be directed to the Chief Investment Officer. If he is unavailable for comment, all inquiries are to be directed to the CCO.

5.	Social Media

a.	General

GQG is subject to extensive restrictions and prohibitions relating to advertisements imposed by federal laws and regulations. If any information posted on any social media or networking sites (“Social Media Sites”) about GQG was deemed to be an “advertisement,” there could be severe consequences to GQG. Communications from it or its Supervised Persons that are deemed to be “advertising” are heavily regulated by the federal securities laws and self-regulatory organizations, must be subject to GQG’s policies and procedures for advertising review and may subject GQG to potential civil penalties, including fines and damages if deemed to be untrue or misleading.

Therefore, no business-related communications may be transmitted using any social media sites, except with the prior written approval of the CCO.

No confidential, proprietary or business-related information about GQG or its affiliates may be disclosed using any social media sites (including any information relating to the GQG’s operations, strategies, or trading techniques) or any information relating to GQG’s clients, investors, service providers, or other Supervised Person

Supervised Persons are responsible for all content they post on blogs, chat rooms, or other social networking websites, including Facebook, LinkedIn, Twitter, etc. While Supervised Persons may disclose that they are associated with GQG, their job title, and a brief job description, any other content and messaging the Supervised Person posts concerning GQG must be or have been previously approved for distribution by Compliance.

In addition, Supervised Persons must be aware that, even when acting in a personal capacity, their conduct may be associated with GQG and inappropriate conduct could be damaging to GQG’s reputation and business. As such, Supervised Persons are expected to communicate in a professional and appropriate manner at all times. Supervised Persons are required to attest no less than annually that they understand GQG’s social media policy, have complied in all respects with such policies and procedures, and agree to comply with current policies and procedures in the future. The social media policy attestation is included in the initial and annual acknowledgment, a sample of which is set forth as Exhibit 6 to this Manual.

b.	Promotion of GQG on Social Media Pages

The following policy applies to any GQG Supervised Person’s use of social media platforms to promote GQG services. Supervised Persons may use certain media platforms for this purpose as long as they (1) request in writing and receive written pre-approval from both the Marketing and Compliance Departments, (2) arrange for the social media account to be set-up to permit GQG to monitor and archive the account’s data, and (3) follow the policy below. GQG has approved Linked In for business use, upon written notification by the Supervised Person to Compliance to obtain approval.

i.	Policy on Use of LinkedIn for Business Purposes

Linked-In’s communication capabilities may be used to conduct business by GQG or by GQG Supervised Persons in a limited capacity. GQG and its Supervised Persons are permitted to post pre-approved GQG marketing announcements (such as blog posts, white papers, press releases and media reports) on their LinkedIn pages.

Upon Compliance’s written approval, Supervised Persons may post on their Linked-In account GQG materials that have been compliance-approved for that purpose. Compliance will monitor Supervised Persons’ LinkedIn profiles, including updates, announcements, profile changes, and LinkedIn “In Messages.”

If Supervised Persons choose to participate in this process, the Supervised Person must include the following disclosure to their LinkedIn profile in the ‘Summary’ section prior to posting any GQG materials:

The information provided on this page is for viewing only. Please review and follow GQG Partners’ Social Media Site Use Policy in connection with any links I provide, available at: https://gqgpartners.com/social-media-policy/. If you have any questions or comments relating to the material, please contact me directly at            @gqgpartners.com.

ii.	Additional LinkedIn User Guidelines

•	All Supervised Persons with LinkedIn accounts that refer to GQG on their profile must make their publicly available page accessible to Compliance at any time.

•	Supervised Persons are permitted to accept and send LinkedIn Connection Invitations to LinkedIn users.

Any questions regarding this Electronic Communication and Social Media Policy are to be directed to Compliance.

XXIV. IDENTITY THEFT & RED FLAG RULES

Under SEC Regulation S-ID, regulated entities that qualify as either “financial institutions” or “creditors” must adopt programs to identify and address the risk of identity theft (the “Red Flag Rules”).

To ensure that GQG will not fall within the definition of either a financial institution or a creditor under the Red Flag Rules, GQG will not extend credit to clients or investors and will require that each GQG Private Fund will refuse any instructions from any investor to distribute any proceeds of any investment in the GQG Private Funds to any party other than the registered owner of the interest in the relevant GQG Private Fund. Any withdrawal or redemption proceeds will be paid to the same account from which the investor subscribed unless GQG or the relevant GQG Private Fund administrator has approved the payment of such proceeds to another account upon receiving confirmation that the investor is the sole beneficial owner of the different account.

XXV. ADMINISTRATION OF COMPLIANCE MANUAL

The CCO will be responsible for general administration of the policies and procedures set forth in this Manual. The CCO will review reports submitted pursuant to this Manual, answer questions regarding the policies and procedures set forth in this Manual, update this Manual as required from time to time, and arrange for appropriate records to be maintained, including copies of all reports submitted under this Manual.

The CCO will investigate any possible violations of the policies and procedures set forth in this Manual to determine whether sanctions should be imposed, including, but not limited to, oral or written reprimand, demotion and suspension or termination of employment or engagement of the violator, or such other course of action as may be appropriate.

The CCO shall render such reports to Board of Directors of GQG (the “Board”) with respect to compliance matters as the Board shall from time to time request, including reports on any violations of the policies and procedures set forth in this Manual or any law or regulation and the disposition or proposed disposition thereof. Notwithstanding the foregoing, the CCO shall have discretion not to make a report to the Board if the CCO finds that the violation was immaterial or by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on any other person. A written memorandum of any such finding shall be filed with reports made pursuant to this Manual.

GQG has adopted this Manual, which includes its Code of Ethics, in order to reflect GQG’s obligations under the Federal Securities Laws, including the Advisers Act and associated rules. The CCO is responsible for maintaining the Manual; Supervised Persons, Officers and Board members should notify the CCO immediately if the Manual does not address a material compliance risk or is inconsistent with GQG’s practices. Any modification to the Manual or to the Code of Ethics must be approved by the CCO. Supervised Persons, Officers and Board members are prohibited from modifying the Manual without the CCO’s written approval.

Exhibit 1 – Book and Records Required under Rule 204-2 of the Advisers Act

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY
Corporate Documents

1	Partnership operating agreement, and any amendments	Termination plus 3 years, on-site	Rule 204-2(e)(2)

2	Certificate of formation and articles of incorporation, if applicable	Termination plus 3 years, on-site	Rule 204-2(e)(2)

3	By-laws	Termination plus 3 years, on-site	Rule 204-2(e)(2)

4	Charters	Termination plus 3 years, on-site	Rule 204-2(e)(2)

5	Minute books	Termination plus 3 years, on-site	Rule 204-2(e)(2)

6	Stock certificate books	Termination plus 3 years, on-site	Rule 204-2(e)(2)

7	Policies & Procedures pursuant to Section 206(4)-7(a)	5 years since last in effect, on-site	Rule 204-2(a)(17)
Accounting Records

1	Books of original entry, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.	5 years, first 2 years on-site	Rule 204-2(a)(1)

2	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.	5 years, first 2 years on-site	Rule 204-2(a)(2)

3	Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.	5 years, first 2 years on-site	Rule 204-2(a)(4)

4	Bills and statements, paid or unpaid, relating to the business of the adviser.	5 years, first 2 years on-site	Rule 204-2(a)(5)

5	Trial balances and financial statements (income statement and balance sheet).	5 years, first 2 years on-site	Rule 204-2(a)(6)

6	Internal audit working papers	5 years, first 2 years on-site	Rule 204-2 (a)(6)

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY
Trading and Account Management Records

1

Trade Tickets—A memorandum of: (i) each order given by the adviser for the purchase or sale of any Security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt or delivery of a particular Security and (iii) any modification or cancellation of any such order or instruction. Each memorandum must:

•  Show the terms and conditions of the order, instruction, modification, or cancellation;

•  Identify the person connected with the adviser who recommended the transaction to the Client and the person who placed the order;

•  Show the Client account for which the transaction was entered, the date of entry, the bank, broker or dealer by or through whom the transaction was executed, any trade allocation information; and

•  Indicate any orders entered pursuant to the exercise of discretionary power.

The trade ticket must reflect the terms of the execution (e.g. shares, price, broker commission, etc.). It should also document pre-trade allocation and any changes to the pre-trade allocation after trade execution.

		5 years, first 2 years on-site	Rule 204-2(a)(3)

2	Research Files – Relevant documentation relating to securities or companies selected for investment, as well as any memoranda or written analysis conducted by Supervised Persons.	5 years, first 2 years on-site	Rule 204-2(a)(7) (generally)

3	Purchase and Sale Records – Records showing separately for each such Client, securities purchased and sold and the date, amount and price of each such purchase or sale.	5 years, first 2 years on-site	Rule 204-2(c)(1)

4	Client Security Positions – For each Security in which any Client has a current position, information from which the adviser can promptly furnish the name of each such Client and the current amount or interest of such Client.	5 years, first 2 years on-site	Rule 204-2(c)(2)

Proxy Voting Records

1	Proxy Voting Policies & Procedures – Written policies and procedures designed to vote Client proxies in the best interest of Clients and include how to address material conflicts of interest.	5 years, first 2 years on-site	Rule 206(4)-6 and Rule 204-2(c)(2)(i)

2	Proxy Statements Received – A copy of all proxy solicitations received regarding Client securities for which GQG has exercising voting authority of the Security. GQG may also rely on obtaining a copy of a proxy statement from the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.	5 years, first 2 years on-site	Rule 204-2(c)(2)(ii)

3	Record of Votes Cast – Record of votes cast on behalf of a Client.	5 years, first 2 years on-site	Rule 204-2(c)(2)(iii)

4	Documents on Material Decisions to Vote – Copy of any documentation that was material to making a decision on how to vote.	5 years, first 2 years on-site	Rule 204-2(c)(2)(iv)

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY
Proxy Voting Records (continued)

5	Record of Written Client Requests – Retain each written Client request asking for information on how GQG voted.	5 years, first 2 years on-site	Rule 204-2(c)(2)(v)

6	Record of Written Responses from GQG –Copy of any written response from GQG in response to an oral or written Client request asking how GQG voted Client’s proxies.	5 years, first 2 years on-site	Rule 204-2(c)(2)(v)

Client Relationship Records

1	Form ADV – Part 2 (the “Brochure”)—A copy of each brochure and brochure supplement, and each amendment or revision to the brochure and brochure supplement, that satisfies the requirements of Part 2 of Form ADV; any summary of material changes that satisfies the requirements of Part 2 of Form ADV but is not contained in the brochure; and a record of the dates that each brochure and brochure supplement, each amendment or revision thereto, and each summary of material changes not contained in a brochure was given to any client or to any prospective client who subsequently becomes a client.	5 years, first 2 years on-site	Rule 204-2(a)(14)

2	Advisory and Other Contracts—An original or copy of each written agreement entered into by the adviser with any Client.	5 years (after termination of the contract)	Rule 204-2(a)(10)

3	Fee Schedules—A list of all fee schedules, if not part of the advisory contracts.	5 years (after termination of the contract)	Rule 204-2(a)(10)

4	Client Investment Objectives—A list of each Client’s investment objectives, if not part of the advisory contracts,	5 years (after termination of the contract)	Rule 204-2(a)(l0) (generally)

5	Direct Brokerage and Soft Dollar Agreements—A copy of any Client directed-brokerage agreements (if not part of the advisory agreements) and any soft dollar agreements with broker-dealers (if any).	5 years, first 2 years on-site	Rule 204-2(a)(l0) (generally)

6	Discretionary Account List—A list (or other record) or all accounts in which GQG is vested with any discretionary power with respect to the funds, securities or transactions of any Client.	5 years, first 2 years on-site	Rule 204-2(a)(8)

7	Evidence of Investment Discretion—All powers of attorney and other evidence of the granting of discretionary authority by any Client to GQG, or copies thereof.	5 years, first 2 years on-site	Rule 204-2(a)(9)

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY

Client Relationship Records (continued)

8

Written Material & Communications—Written materials received and sent by GQG, including postal and electronic mail (“e-mail”) and instant messages. There are three classes of written materials, which are those related to: (1) recommendations and advice given or proposed, (2) receipt, disbursement or delivery of Client Funds and securities, and (3) placing and executing orders to purchase or sell securities.

Examples of communications that would qualify to be kept under the above requirement may include:

•  email or written documentation to any Client about a proposed trade in their account;

•  internal email or written documentation from GQG’s Portfolio Manager to Trading with regard to the execution of an order;

•  email or written documentation from GQG’s CCO to Portfolio Manager regarding a complaint from a Client on a particular holding or trade;

•  a letter or email sent by an adviser to a Client’s custodian regarding the disbursement of GQG’s management fee;

•  an email or a written complaint from a Client or investor;

•  a Portfolio Manager’s email or written correspondence to a Client on an update to a financial plan or asset allocation strategy;

•  a research report that is sent from an Analyst to his trading colleague;

•  an instant message sent by Trading to one of GQG’s broker-dealers; and

•  trade confirmations received by GQG (whether in hard copy or electronic format).

Other communications include, but are not limited to:

•  Circulars and research reports

•  Notices to custodians

•  Periodic account statements sent to Clients;

•  Fee invoices

•  Principal and agency transaction consents, if any

		5 years, first 2 years on-site 5 years from time of last publication or dissemination for marketing and similar materials, first 2 years on-site	Rule 204-2(a)(7) (generally)

9	Complaint File—A Client correspondence or complaint file.	5 years, first 2 years on-site	Rule 204-2(a)(7) (generally)

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY
Marketing and Performance Records

1	Marketing Materials—A copy of each notice, circular, advertisement, newspaper article, investment letter, bulleting or other communication that GQG circulates or distributes to ten or more people.	Entire period of track record, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(11)

2	Supporting Memoranda – If GQG recommends the purchase or sale of a Security in its marketing materials without stating a reason for the recommendation, GQG must maintain a memorandum indicating the reason for the recommendation.	Entire period of track record, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(l1)

3	Performance Numbers—All documentation (e.g., account statements, calculation worksheets, etc.) that demonstrates, for the entire measuring period, the calculation of performance or rate of return used in any marketing materials circulated or distributed to ten or more people.	Entire period of use, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(16)

Personal Trading Records

1	Code of Ethics, or any code in effect during the past five years	5 years after the last date they were in effect. First 2 years on-site	Rule 204-2(a)(12)

2	Quarterly Transactions Reports—require quarterly reports of all personal securities transactions by access persons, which are due no later than thirty (30) calendar days after the close of the calendar quarter.	5 years, first 2 years on-site	Rule 204-2(a)(13)

3	Initial Holdings Report—complete report of each access person’s securities holdings, at the time the person becomes an access person. The holdings reports must be current as of a date not more than forty-five (45) calendar days prior to the individual becoming an access person.	5 years, first 2 years on-site	Rule 204-2(a)(13)

4	Annual Holdings Report—complete report of each access person’s securities holdings annually, after the time the person becomes an access person. The holdings reports must be current as of a date not more than forty-five (45) calendar days prior to the individual becoming an access person.	5 years, first 2 years on-site	Rule 204-2(a)(13)

5	Pre-Approval Reasoning—records of decisions approving access persons’ acquisition of securities in new equity issues and Limited Offerings.	5 years, first 2 years on-site	Rule 204-2(a)(13)

6	Violations Record—records of violations of the code and actions taken as a result of the violations.	5 years, first 2 years on-site	Rule 204-2(a)(12)

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY
Personal Trading Records (continued)

7	Supervised Person Acknowledgement Form—copies of their supervised persons’ written acknowledgment of receipt of the code and any amendments thereto.	5 years after the individual ceases to be a supervised person	Rule 204-2(a)(12)

8	List of Access Persons – List of Access Persons and must Include every person who was an access person at any time within the past five years	5 years, first 2 years on-site	Rule 204-2(a)(13)

Internal Control Records

1

Business Contracts—All written agreements (or copies) entered into by the adviser relating to the business of the adviser as such, including for example:

•  Contracts with pricing services and other service providers

•  Employment contracts

•  Rental agreements and property leases and

		5 years. First 2 years on-site	Rule 204-2(a)(l0)

2	Compliance Manual—written policies and procedures reasonably designed to prevent violation of the Advisers Act by the adviser or any of its supervised persons.	5 years on-site.	Rule 206(4)-7(a) and Rule 204-2(a)(17)(i)

3	Annual Review Report of Policies &Procedures or documents representing the annual review as required pursuant to Section 206(4)-7(b)	5 years, first 2 years on-site	Rule 204-2(a)(17)

Cash Solicitation Records

1	Solicitation Agreements—All written agreements including solicitation agreements under Rule 206(4)-3, entered into by the adviser with any Client or otherwise relating to the business of the adviser.	5 years, first 2 years on-site	Rule 204-2(a)(l0)

2	Solicitors’ Disclosure Documents and Acknowledgements—All written acknowledgments of receipt obtained from Clients pursuant to Rule 206(4)-3(a)(2)(iii)(B) under the Advisers Act regarding solicitors’ disclosure statements delivered to Clients by solicitors pursuant to Rule 206(4)-3 under the Advisers Act.	5 years, first 2 years on-site	Rule 204-2(a)(15)

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY

Custody Records

1

A record for each custody Client’s account showing:

all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.

		5 years, first 2 years on-site	Rule 204-2(b)(1)

2

By each custody Client, a record showing:

•  all purchases and sales,

•  receipts and deliveries of securities,

•  date of each purchase and sale,

•  price of each purchase and sale, and

•  all debits and credits.

		5 years, first 2 years on-site	Rule 204-2(b)(2)

3	Broker Trade Confirmations—Copies of confirmations of all transactions effected by or for the account of any custody Client.	5 years, first 2 years on-site	Rule 204-2(b)(3)

4

A record for each Security in which any custody Client has a position, with the record showing:

•  The names of each Client having any interest in the Security;

•  The amount or interest of each Client; and

•  The location of the Security

		5 years, first 2 years on-site	Rule 204-2(b)(4)

Records Pertaining to Transactions with, or Services Provided to, Registered Investment Companies

1	Brokerage Orders. A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company	6 years	Rule 31a-1(b)(5) under the Investment Company Act

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY

Records Pertaining to Transactions with, or Services Provided to, Registered Investment Companies (continued)

2	Allocation Records. A record for each fiscal quarter, which shall be completed within ten (10) calendar days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (i) sales of shares of the investment company by brokers or dealers, (ii) the supplying of services or benefits by brokers or dealers to the investment company, its investment adviser or principal underwriter or any persons affiliated therewith, and (iii) any other considerations other than the technical qualifications of the brokers and dealers as such. The record shall show the nature of the services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation. The record shall also include the identities of the persons responsible for the determination of such allocation and such division of brokerage commissions or other compensation.	6 years	Rule 31a-1(b)(9) under the Investment Company Act

3	Memorandum of Authorization to Purchase or Sell Securities. A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities and any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities.	6 years	Rule 31a-1(b)(10)

4	Advisory Materials. Files of all advisory material received from any persons from whom the investment company accepts investment advice, other than material which is furnished solely through uniform publications distributed generally.	6 years	Rule 31a-1(b)(11)

Retention Period

1

Length of Retention—In general, records must be retained for five years from the end of the fiscal year last used. Thus, the total time of retention could amount to a period of almost six years from the date of last use depending on: (1) the exact date of last use; and (2) GQG’s fiscal year-end.

All books and records required to be maintained by Rule 204-2 under the Advisers Act, to the extent such records are necessary or appropriate to record GQG’s transactions with registered investment companies, must be preserved for a period of not less than six years.

		N/A	Rule 204-2(e); Rule 31a-2(e)

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY

Retention Period (continued)

2	Place of Retention—The records must be maintained on-site in an appropriate office of GQG for the first two years and disclosed in Form ADV. For the following three years, the records may be stored off-site at an easily accessible location.	N/A	Rule 204-2(e)

3

Storage Methods—Records may be stored by microfiche, magnetic disk, tape or other electronic storage medium, so long as the adviser maintains certain safeguards and ensures accessibility. Specifically,

•  the records must be arranged and indexed so as to permit the immediate location of any particular records;

•  printouts of records or copies of the computer tape or disk must be made available to SEC examiners upon request;

•  a duplicate of the computer storage medium must be stored separately from the original; and

•  procedures for the maintenance and preservation of and access to records are implemented to safeguard the records from loss, alterations or destruction.

		N/A	Rule 204-2(g)

4	Organization of Records—An adviser is permitted to maintain required books and records in a manner such that the identity of any Client to whom the adviser renders investment supervisory services is indicated by numerical or alphabetical code or some similar designation.	N/A	Rule 204-2(d)

Exhibit 2 – Conflict of Interest Policy

GQG has a fiduciary duty to manage conflicts of interest fairly. In essence, a conflict of interest is a situation in which a firm (or Supervised Person) finds itself in a position where its own interests conflict with the duty owed to its Clients or, a situation in which GQG’s duty to one Client conflict with its duty to another. GQG seeks to identify any conflicts and potential conflicts faced from time to time and has developed this Conflicts of Interest Policy (along with the Manual and Code) to mitigate and manage these conflicts. GQG strives to meet the highest standards of ethical and market practice in respect of the management of conflicts of interest and to act in the best interests of its clients. In that regard, GQG has the following practices and procedures in place.

A.	Identification and Mitigation of Conflicts

For the purposes of identifying the types of conflict and potential conflicts that arise, GQG shall take into account whether the firm, affiliates or Supervised Persons:

•	is likely to make a financial gain, or avoid a financial loss, at the expense of the Client;

•	has an interest in the outcome of a service provided to the Client or transaction carried out on behalf of the Client, which is distinct from the Client’s interest in that outcome;

•	has an incentive to favor the interest of another Client or group of Clients over the interests of a Client; or

•

receives or will receive from a person other than the Client an inducement in relation to a service provided to the Client, in the form of remuneration, goods or services, that is not the standard commission or fee for that service.

Where possible, GQG seeks to organize its business activities, including external arrangements, in a way to avoid conflicts. Where GQG is not reasonably confident that the interests of a Client will be adequately protected, GQG shall disclose the general nature and/or sources of conflicts of interest to the Client before undertaking any business. As noted below such disclosure will generally be made via Form ADV.

In addition to this Conflicts of Interest Policy, GQG has developed a detailed Compliance Manual and Code of Ethics both of which are designed to manage, control, detect and mitigate conflicts of interest. For example, such documents contain policies regarding email monitoring, requirements that Supervised Persons disclose and/or pre-clear certain gifts and outside business activities, restrictions on personal trading, management of material non-public information, as well as other detailed policies and procedures. Further, on at least an annual basis, all Supervised Persons receive both formal training with respect to conflicts of interest detection and prevention as part of the annual compliance training.

If a Supervised Person has an actual or potential conflict of interest he or she must promptly notify the CCO.

B.	Review of Conflicts

GQG monitors conflicts on an on-going basis through various aspects of its compliance monitoring program as detailed above. In addition, as part of the Annual Review, the GQG Compliance Department will identify and document the key conflicts and potential conflicts GQG may encounter on a day-to-day basis and document these in the Annual Review Report. Such documentation will summarize the means by which GQG manages these conflicts. Such review will consider the following potential conflicts:

•	Supervised Person Related Conflicts:

•	Conflicts related to outside business activities, gifts and personal trading.

•	Compensation-Related Conflicts and Incentives:

•	Lack of oversight of Supervised Person outside business activities;

•

Compensation arrangements that provide incentives that are in conflict or potentially in conflict with client interests, including incentives to place investors in accounts with fee structures that are high relative to the services provided.

•	Portfolio Management-Related Conflicts:

•	Investment advisers that prefer one client over another when managing multiple accounts side-by-side, due to financial incentives or personal relationships;

•

Portfolio management activities by fund advisers that involve risks beyond the risk tolerance levels or stated objectives in the prospectus, such as overconcentration in a single issuer or sector, purchasing illiquid securities that appear to deliver higher returns, or a mismatch of fund liquidity to an expectation of fund redemptions.

•

Affiliations between investment advisers and service providers or other financial institutions, such as any incentive for an investment adviser to use a broker-dealer for executing a client’s trade even though best execution is not achieved.

•	Valuation:

•	Incentives of broker-dealers’ and investment advisers to provide high marks in pricing relatively illiquid positions;

•	Inflating valuations to attract investors and charge more fees.

C.	Disclosure of Material Conflicts to Investors and Clients

As a registered investment adviser, GQG must properly disclose actual and potential material conflicts to investors and Clients. Generally, GQG accomplishes this through disclosing material conflicts of interest in the ADV, the offering memorandum, or through such other means as determined appropriate by the CCO. Generally, GQG will maintain internal memos to document and monitor conflicts on an as-needed basis.

Exhibit 3 – Standards Applicable to Investment Adviser Marketing and Advertising Materials

A.	Performance Advertising

Past Performance Information (Clover Capital Management no-action letter, available at https://www.sec.gov/divisions/investment/noaction/clovercapital102886.htm)

The presentation of performance in marketing material is prohibited if the marketing piece:

•

Fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of the adviser’s Clients appreciated in the value 25% without disclosing that the market generally appreciated 40% during the same period);

•

Includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a Client would have paid or actually paid. With certain exceptions as it relates to advertisements provided on a one-on-one basis, all performance must be presented net of fees, or both net and gross of fees with equal prominence.

•	Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

•	Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

•

Compares model or actual results to an index without disclosing all material facts relevant to the comparison (e.g., an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio);

•

Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation); and

•

Fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser’s Clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

B.	One-on-One Presentations (Investment Company Institute no-action letter, currently available at https://www.sec.gov/divisions/investment/noaction/ici092388.htm)

Advertisements using gross-of-fees performance numbers may be used in one-on-one presentations of a private nature if accompanied by written disclosure of:

•	The fact that the performance figures do not reflect the deduction of investment advisory fees;

•	The fact that the Client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

•	The fact that the investment advisory fees are described in Part 2A of the adviser’s Form ADV; and

•	A representative example showing the effect an advisory fee, compounded over a period of years, could have on the total value of a Client’s portfolio.

GQG intends to include the disclosures described above if it utilizes gross-of-fees performance numbers in one-on-one presentation materials. In addition, GQG will include all of the other disclosures noted in the Clover no-action letter as discussed in the preceding section.

C.	Current Performance Data Requirement

All performance information included in any advertising material must be as current as practicable. For purposes of this Policy, the term “current” shall mean, at a minimum, quarterly. Thus, for example, GQG shall be prohibited from distributing an advertisement with performance data that does not include results for the most recent calendar quarter.

D.	Back-up of Performance Required

Past performance reporting not only must be accurate, it also must be substantiated. No performance for which the back-up is not available and maintained by GQG may be used.

E.	Restricted Terms

Government Recommendation

Section 208(a) of the Advisers Act makes it unlawful for a registered investment adviser to represent that it has been sponsored, recommended, or approved that the government has in any way judged its qualifications. However, Section 208(b) explicitly allows a registered investment adviser to indicate that it is registered under the Advisers Act, as long as the information is not presented in a misleading manner.

F.	Use of the term “R.I.A.” or “RIA”

The SEC staff believes that it may be misleading, and a violation of the anti-fraud provisions of the Advisers Act, for a registered investment adviser to use the abbreviations R.I.A. or RIA after its name because this may imply that GQG has achieved a license, degree, or other professional qualification. GQG forbids the use of the term “RIA” on business cards or marketing materials to describe Supervised Persons’ qualifications.

G.	Use of the term “Investment Counsel”

Under Section 208(c), a registered investment adviser may not refer to itself as an “investment counsel” unless (i) its principal business consists of acting as an investment adviser and (ii) a substantial portion of its business consists of providing “investment supervisory services;” i.e., continuous investment advice based on the individual needs of each Client. So long as this type of service remains a substantial part of GQG’s business (in comparison to GQG’s provision of investment advice where GQG does not take into account the individual needs of each Client) GQG may use the term “investment counsel” in marketing materials.

H.	Past Specific Recommendations

GQG is prohibited from including past specific recommendations in advertisements that refer directly or indirectly to past specific recommendations made by GQG unless generally the advertisement sets out a list of all recommendations (with specific information included) made by the adviser within at least the prior one-year period.

However, the SEC staff has clarified its position on this issue through the following two no-action letters:

•

Investment Counsel Association of America, Inc. (“ICAA”, publicly available March 1, 2004, currently available at https://www.sec.gov/divisions/investment/noaction/ica030104.htm) permits an adviser to furnish specific information about its past specific recommendations to consultants provided the information was requested from the adviser on an unsolicited basis. The adviser may furnish the same information to existing Clients provided that the Clients have recently held the securities in their portfolios and the purpose of the communication was not to offer advisory services. When providing past specific recommendations to consultants/Clients as set forth above, the adviser must do so in a balanced non-misleading way.

•

Franklin Management, Inc. (publicly available December 10, 1998, currently available at https://www.sec.gov/divisions/investment/noaction/franklinmanagement121098.pdf) permits advisers to include a partial list of its securities recommendations in advertisements provided that the list is selected based on objective, non-performance based criteria (such as a top-ten holding list); the same selection criteria is used each time an advertised list is used; the list will not discuss, directly or indirectly, the amount of the profits or losses, realized or unrealized, of any of the specific securities; and, the adviser maintains, and makes available to the Commission staff for inspection, records that evidence the complete list of all recommendations made by the adviser.

•

The TCW Group (publicly available November 7, 2008, currently available at https://www.sec.gov/divisions/investment/noaction/2008/tcwgroup110708.htm) allows advisers to create advertisements that contain contribution analyses of specific securities, provided that certain conditions designed to ensure objectivity in selecting and presenting the specific securities are met. For instance:

•	the selection of the best and worst holdings must be done on a purely mechanical basis;

•	there must be at least five top contributing holdings and five worst contributing holdings presented;

•	there must be an equal number of holdings in each category; and

•	the top and bottom contributing holdings must be given equal prominence.

I.	Testimonials

As noted above, GQG is prohibited from using testimonials, which are generally understood to include any statement that endorses GQG or refers to a favorable investment experience with the Company. The SEC believes that testimonials may create a deceptive or mistaken inference that the reader of the testimonial may mistakenly believe that he/she is likely to experience the same favorable results as those of the person providing the testimonial.9

[9]	However, in Kurtz Capital Management (publicly available January 18, 1988) the SEC staff took the position that bona-fide unbiased third-party reports may contain testimonials.

In its most recent no-action letter dealing with this issue to Cambiar Investors, Inc. (“Cambiar”, publicly available August 28, 1997, available at https://www.sec.gov/divisions/investment/noaction/1998/dalbar032498.pdf) the SEC indicated that advisers may distribute a partial list of Clients to prospective Clients and consultants, provided that the following conditions are met:

•	the adviser will not use performance-based criteria in determining which Clients to include in the list;

•	each Client list will carry a disclaimer stating that it is not known whether the listed Clients approve or disapprove of the adviser or the advisory services provided; and

•	each Client list will include a statement disclosing the objective criteria used to determine which Clients to include in the list.

In addition to the position set forth in Cambiar, the conditions of the ICAA letter described above also apply to GQG’s furnishing of a testimonial to a Client, prospective Client or consultant in response to an unsolicited request.

GQG WILL NOT USE THE NAME OF A CLIENT IN PROMOTIONAL MATERIALS WITHOUT THE CLIENT’S PRIOR CONSENT.

J.	Superlative Statements

GQG may not include superlative words or statements in its marketing materials (such as “superior”, “top-notch”, etc.) that may cause an investor to believe that he/she could not obtain comparable advisory services elsewhere. In addition, GQG’s marketing materials must not contain exaggerated or unsubstantiated claims, and shall adopt a balanced approach to marketing its advisory services.

K.	Substantiation of Claims

GQG must be able to justify statements such as “we have achieved long-term out-performance” and “GQG has a highly-rated investment process”. Substantiation of such claims may be accomplished in a number of ways, including, but not limited to, maintaining historical data.

L.	Responding to Questionnaires, Surveys, and Other Communications

Questionnaires, surveys, and other communications furnished to third parties that publish reports about advisers are considered advertisements by the SEC. Relationship Management is responsible for coordinating and responding to all Requests for Proposal (“RFPs”) and questionnaires received from third parties. Prior to dissemination, Compliance will review the responses to RFP or questionnaire for accuracy.

GQG will maintain a copy of any written communication provided to such third parties and should GQG become aware that a third party has published inaccurate information regarding GQG, the CCO will contact the publisher to inform it of the error.

M.	Providing Information to Third Party Databases

GQG may, from time to time, provide information to third-party databases about itself and its investment advisory business. GQG must have reasonable assurance that the third-party databases do not intend to use information about GQG in any manner that may deem GQG as being engaged in a form of general solicitation, or in certain cases, GQG Compliance will conduct due diligence and document its conclusions that such information is not being used or distributed in such a manner so as to constitute, in its judgment, a form of general solicitation. Supervised Persons may provide preapproved data and content to such previously approved third-party databases, but are otherwise prohibited from providing any information about GQG to third-party databases.

Exhibit 4 – Pricing Policy

1.	General policy

a.	Standard source for pricing is Bloomberg.

b.	Secondary source is GQG’s manual pricing process

i.	Document any manual pricing determination,

ii.	Manually enter any manually determined price.

c.	Other acceptable sources:

i.	Recommendation of Middle Office service provider

ii.	Wall Street Journal

iii.	Company Investor Relations or website

iv.	Custodian statement for assets difficult to price

v.	Client for unsupervised assets where price is not available except from client

2.	Stale Prices: Carry last price forward in the following situations

a.	Thinly traded securities that may not trade daily

b.	Security delisted due to acquisition

c.	Stocks that trade on foreign exchanges that were closed

i.	Verify that the exchange was closed on Bloomberg – CDR

3.	Delayed reporting on Bloomberg

a.	Occurs occasionally to mutual funds (and certain international stocks)

i.	If recommended price is available from Middle Office service provider use Middle Office service provider’s recommended price

ii.

If price is not available on from Middle Office service provider but there is no indication of any change in security status (e.g., mutual fund price delays are common), leave price blank and follow up on Bloomberg the next business day.

4.	Price Overrides

a.	Prices may be overridden if there is justifiable cause

b.	Justifiable causes may vary but maybe a combination of:

i.	Conflicting evaluation by brokerage firm that specializes in security type

ii.	Conflicting price from Middle Office service provider

c.	Actual recent transaction price over any type of matrix pricing

5.	Special Situations

a.	Marketable securities where Bloomberg does not provide price but price is readily available from Middle Office service provider

i.	Manually enter Middle Office service provider’s recommended price at month-end.

ii.	Set asset to carry price forward for one (1) month

b.	Escrow or contra CUSIP positions to be exchanged at a future date for securities of unknown value

i.	Use the most conservative price, typically zero.

c.	Securities difficult to price: price on set schedule with pre-determined source

d.	Static Pricing for non-marketable securities, other securities that cannot readily be priced, worthless or practically worthless securities

i.	Use latest determined price

ii.	Reflect security pricing method to manual

iii.	Enter a new price whenever one becomes available

6.	Ad Hoc Valuation Committee

a.	Investment Review Committee will serve as ad hoc Valuation Committee.

b.	Obtain approval from the committee for pricing any assets where fair market pricing is involved:

i.	A judgment call is made on value

ii.	Valuation is derived from calculations based on various determining factors

Exhibit 5 – Anti-Money Laundering (AML) & Customer Identification Program (CIP)

Regulatory Background

Title 3 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the “USA PATRIOT Act”) and the Bank Secrecy Act of 1970 (the “BSA”) are the primary sources of anti-money laundering (“AML”) and counter-terrorist financing (“CTF”) regulation. In addition, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) collects information relating to potential money laundering abuses, analyzes the information and disseminates news to the financial community to help stop money laundering and terrorist financing from occurring.

Although the Investment Adviser’s Act of 1940 does not technically require investment advisers to establish an AML program, it is anticipated that FinCEN will define advisers as “financial institutions”, which will require U.S. registered investment advisers to adopt procedures requiring the following:

•	A system of internal controls to ensure continuing requirements with AML regulation;

•	Independent annual testing of the AML program;

•	A designated AML Compliance Officer; and

•	Training for appropriate personnel.

The risk-based AML program will require a customer identification policy, client notification, and know your customer due diligence practices, including records and periodic refreshing.

Administration

GQG has designated its CCO to also act as its AML Compliance Officer. In this capacity, the AML Compliance Officer is responsible for coordinating and monitoring the firm’s AML program as well as maintaining the firm’s compliance with applicable AML rules and regulations. The AML Compliance Officer will review any reports of suspicious activity which have been observed and reported by Supervised Persons or a third party.

Procedures and Practices

Firm Policy against Money Laundering

Under no circumstances may a GQG Supervised Person facilitate or participate in any money laundering activity. Non-compliance with firm policy will subject the Supervised Person involved to disciplinary action, including fines or termination of employment, as well as possible civil or criminal penalties. GQG has adopted these policies and procedures to ensure that its Supervised Persons avoid any involvement in money laundering and to monitor for and report suspicious activity when detected.

Know Your Client—Client Identification & Office of Foreign Assets Control (“OFAC”) List

As part of GQG’s AML program, the firm has established procedures to ensure that all clients’ identities have been verified before an account is opened.

•

Prior to opening any new client account, GQG will obtain sufficient information about the client and familiarity with the client. Before opening an account for an individual client, GQG will require satisfactory documentary evidence by obtaining the client’s legal name, street address, date of birth, social security number or, if applicable, for a non-U.S. person a unique governmental identifier in lieu of a social security number. Before opening an account for a corporation or other legal entity, GQG will require satisfactory evidence of the entity’s name, street address and that the acting principal has been duly authorized to open the account.

Based on the risk, and to the extent reasonable and practicable, GQG will ensure it has a reasonable belief the firm knows the true identity of its clients by using risk-based procedures to verify and document the accuracy of the information it obtains about its clients. In verifying client identity, GQG will analyze any logical inconsistencies in the information it obtains.

•

Prior to opening an account, GQG will check to ensure that a client does not appear on Treasury’s OFAC “Specifically Designated Nationals and Blocked Persons” List (SDN List) (See the OFAC Web site at www.treas.gov/ofac, which is also available through an automated search tool on http://apps.finra.org/RulesRegulation/OFAC/1/Default.aspx), and is not from, or engaging in transactions with people or entities from, embargoed countries and regions listed on the OFAC Web site. Existing accounts will also be reviewed against these lists when they are updated and these reviews will be documented.

In the event that we determine a client, or someone with or for whom the client is transacting, is on the SDN List or is from or engaging in transactions with a person or entity located in an embargoed country or region, GQG will reject the transaction and/or block the client’s assets, call the OFAC Hotline at 1-800-540-6322 and file any necessary blocked assets and/or rejected transaction form with OFAC.

•	If any red flags are raised, the AML Compliance Officer will consult with a regulatory consultant or legal counsel for further guidance.

•

The AML Compliance Officer will ensure records of all documentation that have been relied upon for client identification is retained. Anti-money laundering checklists are maintained in individual client relationship files and OFAC Reviews (along with any accompanying Activity Reports) are maintained in the firm’s files for a period of five (5) years.

GQG will share information about those suspected of terrorist financing and money laundering with other financial institutions for the purposes of identifying and reporting activities that may involve terrorist acts or money laundering activities and to determine whether to establish or maintain an account or engage in a transaction. The firm will file with FinCEN an initial notice before any sharing occurs and annual notices afterwards. GQG will use the notice form found at www.fincen.gov. Before any information is shared with another financial institution, reasonable steps will be taken to verify the other financial institution has submitted the requisite notice to FinCEN, either by obtaining confirmation from the financial institution or by consulting a list of such financial institutions that FinCEN will make available. GQG understands this requirement applies even with respect to financial institutions with whom the firm is affiliated, and so the firm will obtain the requisite notices from affiliates and follow all required procedures. Strict procedures will be employed to ensure that only relevant information is shared and to protect the security and confidentiality of this information, including segregating it from the firm’s other books and records.

Red Flags

Red flags that signal possible money laundering or terrorist financing include, but are not limited to:

•

The client exhibits unusual concern about the firm’s compliance with government reporting requirements and the firm’s AML policies (particularly concerning his or her identity, type of business and assets), or is reluctant or refuses to reveal any information concerning business activities, or furnishes unusual or suspicious identification or business documents.

•	The client wishes to engage in transactions that lack business sense or apparent investment strategy, or are inconsistent with the client’s stated business or investment strategy.

•	The information provided by the client that identifies a legitimate source for funds is false, misleading, or substantially incorrect.

•	Upon request, the client refuses to identify or fails to indicate any legitimate source for his or her funds and other assets.

•	The client (or a person publicly associated with the customer) has a questionable background or is the subject of news reports indicating possible criminal, civil, or regulatory violations.

•	The client exhibits a lack of concern regarding risks, commissions, or other transaction costs.

•

The client appears to be acting as an agent for an undisclosed principal, but declines or is reluctant, without legitimate commercial reasons, to provide information or is otherwise evasive regarding that person or entity.

•	The client has difficulty describing the nature of his or her business or lacks general knowledge of his or her industry.

•	The client attempts to make frequent or large deposits of currency, insists on dealing only in cash, or asks for exemptions from the firm’s policies relating to the deposit of cash.

•

The client engages in transactions involving cash or cash equivalents or other monetary instruments that appear to be structured to avoid the $10,000 U.S. reporting requirements, especially if the cash or monetary instruments are in an amount just below reporting or recording thresholds.

•	For no apparent reason, the client has multiple accounts under a single name or multiple names, with a large number of inter-account or third-party transfers.

•	The client is from, or has accounts in, a country identified as a non-cooperative country or territory by the Financial Actions Task Force (“FATF”).

•	The client’s account has unexplained or sudden extensive wire activity, especially in accounts that had little or no previous activity.

•	The client’s account shows numerous currency or cashier’s check transactions aggregating to significant sums.

•	The client’s account has a large number of wire transfers to unrelated third parties inconsistent with the customer’s legitimate business purpose.

•	The client’s account has wire transfers that have no apparent business purpose to or from a country identified as a money laundering risk or a bank secrecy haven.

•	The client’s account indicates large or frequent wire transfers, immediately withdrawn by check or debit card without any apparent business purpose.

•	The client makes a funds deposit followed by an immediate request that the money be wired out or transferred to a third party, or to another firm, without any apparent business purpose.

•

The client makes a funds deposit for the purpose of purchasing a long-term investment followed shortly thereafter by a request to liquidate the position and transfer of the proceeds out of the account.

•	The client engages in excessive journal entries between unrelated accounts without any apparent business purpose.

•	The client requests that a transaction be processed to avoid the firm’s normal documentation requirements.

•	The client’s account shows an unexplained high level of account activity with very low levels of securities transactions.

•	The client maintains multiple accounts, or maintains accounts in the names of family members or corporate entities, for no apparent purpose.

•	The client’s account has inflows of funds or other assets well beyond the known income or resources of the client.

Responding to Red Flags and Suspicious Activity

When a member of the firm detects any red flag he or she will investigate further under the direction of the AML Compliance Officer. This may include gathering additional information internally or from third-party sources, contacting the government, freezing the account, or filing a Form SAR-SF.

Reports of Foreign Bank and Financial Accounts (“FBAR”)

A US Person with a financial interest in or signature authority over a non-U.S. financial account (e.g., bank account, brokerage account, mutual fund, trust or other type of foreign financial account, exceeding certain thresholds, may be required to file a report no later than April 15 annually in accordance with the Bank Secrecy Act. In the event a report is not filed timely, FinCEN grants an automatic six-month extension to file no later than October 15; therefore, requests for extensions are not required. The COO or designee is responsible to ensure FBAR filing(s) are made timely.

Annual Training

GQG expects all Supervised Persons to maintain the integrity and professionalism of the firm and to be diligent in protecting GQG against illegal activity, including money laundering.

The AML Compliance Officer will conduct annual employee training programs for appropriate Supervised Persons regarding the AML program in order to refresh Supervised Persons’ understanding of money laundering, as well as to familiarize Supervised Persons with new, unusual or suspicious transactions or other recent developments in money laundering prevention. Such training programs will review applicable laws, regulations and recent trends in money laundering and their relation to GQG’s business. Attendance at these programs is mandatory for appropriate personnel, and session and attendance records will be retained for a five-year (5) period.

Annual Review

The Annual Review, as part of the SEC’s Compliance Program Rule, will include a review of the firm’s AML Procedures and Practices. The annual review will evaluate GQG’s AML program for compliance with current AML laws and regulations.

Compliance Points

When conducting due diligence or opening an account, GQG will immediately notify Federal law enforcement when necessary, and especially in these emergencies: a legal or beneficial account holder or person with whom the account holder is engaged in a transaction is listed on or located in a country or region listed on the OFAC list, an account is held by an entity that is owned or controlled by a person or entity listed on the OFAC list, a client tries to use bribery, coercion, or similar means to open an account or carry out a suspicious activity, the firm has reason to believe the client is trying to move illicit cash out of the government’s reach, or there is reason to believe the client is about to use the funds to further an act of terrorism. GQG will first call the OFAC Hotline at 1-800-540-6322.

Exhibit 6 – Sample Supervised Person Initial and Annual Acknowledgement

TO: All GQG Supervised Persons

It is your responsibility as an employee of GQG Partners LLC (“GQG”) to avoid participating in or assisting those participating in illegal or unethical acts. Rule 206(4)-7 under the Investment Advisers Act requires each registered adviser to adopt compliance policies and procedures, and GQG has done so in the accompanying Compliance Manual and Code of Ethics. All Supervised Persons are expected to read, understand and be familiar with the Compliance Manual, Code of Ethics and any amendments thereto and to sign the statement below acknowledging their understanding.

It is every employee’s responsibility to report any suspected or actual illegal or unethical behavior or situation to the CCO, a member of senior management or your manager; your manager will promptly escalate the matter to the CCO. GQG will investigate the matter accordingly and does not retaliate against one who escalates such matters in good faith. You will be held responsible for participating in illegal activities that are violations of the compliance policy.

GQG’s approach to ethics are founded upon two fundamental tenets:

1.	Personal integrity is required of all GQG Supervised Persons.

2.	Dishonesty or fraudulent conduct are clearly inconsistent with GQG’s mission.

Therefore, failure to comply with GQG policies and procedures may result in disciplinary action, up to and including termination of employment or contract and initiation of legal action, even if you do not actually benefit from the non-compliant activity.

Please review the following and sign below to indicate your acknowledgement to the following:

•

I have received GQG’s Compliance Manual, Code of Ethics including its insider trading policy and procedures, Business Continuity and Disaster Recovery Plan and Cybersecurity Policies and Procedures, as amended, and have been given ample opportunity to read them and ask any necessary questions.

•	I understand the aforementioned policies and procedures contained in these documents and I agree to comply with them and with all applicable laws and regulations.

•	I certify that I have not engaged in any illegal activity, nor have I had any disciplinary activity in the financial services industry.

•	If I am subject to an actual or potential conflict of interest, I will promptly notify the CCO.

•	I agree to follow the confidentiality and security standards for handling customer information outlined in the compliance manual.

•	If I become aware of any client complaints, I will report them to the CCO promptly, and I have reported any client complaints of which I have become aware.

•	I agree to follow the confidentiality and cybersecurity standards for handling customer information outlined in the Cybersecurity Policies and Procedures.

Supervised Person Initial and Annual Acknowledgement (p. 2)

Social Media

•

I have received, read and understand GQG’s Social Media Policy contained in GQG’s Compliance Manual and certify that I have complied and will continue to comply with it in all respects for the duration of my employment or affiliation with GQG.

•

I certify that have not transmitted any business-related communications using any social media sites, except as permitted by GQG’s Social Media Policy, including obtaining prior written approval for such communications from the CCO.

•

I have not disclosed any confidential or proprietary information entrusted to, possessed by or about GQG or its affiliates using any social media sites or otherwise (including any information relating to the GQG’s operations, strategies, or trading techniques) or any information relating to GQG’s clients, investors, service providers, or other Supervised Persons.

•

With the exception of the limited disclosures permitted by the GQG’s Social Media Policy, I have NOT used GQG’s name or any other business-related information on any social media sites. To the extent I participate on any professional Social Media Sites, I do so within the guidelines as set forth by the GQG’s Social Media Policy.

I acknowledge I have received, read and understand the foregoing policies, procedures and statements and will comply with them unless otherwise advised by Legal or Compliance.

Signature	Date:
Print Name:

Exhibit 7 – Sample Rule 506 Questionnaire

Print Name:

Instructions: Please complete, sign and return this questionnaire to the Chief Compliance Officer.

(i)	Have you been convicted, within ten years before such sale, of any felony or misdemeanor:

(A)	In connection with the purchase or sale of any security;

(B)	Involving the making of any false filing with the U.S. Securities and Exchange Commission (the “Commission”); or

(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

                                         Yes  ☐                     No  ☐

(ii)

Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

(A)	In connection with the purchase or sale of any security;

(B)	Involving the making of any false filing with the Commission; or

(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

                                         Yes  ☐                    No  ☐

(iii)

Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A)	At the time of such sale, bars you from:

(1)	Association with an entity regulated by such commission, authority, agency, or officer;

(2)	Engaging in the business of securities, insurance or banking; or

(3)	Engaging in savings association or credit union activities; or

(B)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale.

                                         Yes  ☐                    No  ☐

(iv)

Are you subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or section 203(e) or (f) of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), that, at the time of such sale:

(A)	Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

(B)	Places limitations on your activities, functions or operations; or

(C)	Bars you from being associated with any entity or from participating in the offering of any penny stock.

                                         Yes  ☐                    No  ☐

(v)

Are you subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders you to cease and desist from committing or causing a violation or future violation of:

(A)

Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and Rule10b-5 under the Exchange Act, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

(B)	Section 5 of the Securities Act.

                                         Yes ☐                     No ☐

(vi)

Are you suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

                                         Yes  ☐                     No  ☐

(vii)

Have you filed (as a registrant or issuer), or were you acting or named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

                                         Yes  ☐                     No  ☐

(viii)

Are you subject to a United States Postal Service false representation order entered within five years before such sale, or are you, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

                                         Yes  ☐                     No  ☐

(ix)	Are there any actions pending which, if adversely determined, would result in a “yes” response to any of the above questions (i)-(viii).

                                         Yes  ☐                     No  ☐

If any “yes” box was checked above, please provide the date or dates that the relevant conviction, order, judgment, decree, suspension, expulsion or bar occurred or was issued and additional details:

Since a fund managed or advised by GQG may be required to make certain disclosures to prospective investors if any of the questions above are answered in the affirmative, by executing this questionnaire you acknowledge and agree that such fund may make such disclosures.

I,                                                  , agree to update the Company promptly if any of the responses above are no longer accurate.

Date:
Signature

Exhibit 8 – Sample Form ADV Questionnaire

Print Name:

Instructions: Please complete, sign and return this questionnaire to the Chief Compliance Officer. Check the “yes” box if any of the following is true.

A. In the past ten years, have you:

(1) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony[10]	Yes	☐	No	☐

(2) been charged[11] with any felony	Yes	☐	No	☐

B. In the past ten years, have you:

(1) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor[12] involving: investments or an investment-related[13] business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses

	Yes	☐	No	☐

(2) been charged with a misdemeanor listed in Item B.(1)	Yes	☐	No	☐

[10]

For purposes of this Questionnaire, a “felony”, for jurisdictions that do not differentiate between a felony and a misdemeanor, is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least US$1,000. The term also includes a general court martial.

[11]	For purposes of this Questionnaire, the term “charged” means being accused of a crime in a formal complaint, information or indictment (or equivalent formal charge).
[12]

For purposes of this Questionnaire, a “misdemeanor”, for jurisdictions that do not differentiate between a felony and a misdemeanor, is an offense punishable by a sentence of less than one-year imprisonment and/or fine of less than US$1,000. The term also includes a special court martial.

[13]

For purposes of this Questionnaire, the term “investment related” activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

C. Has the Securities Exchange Commission (SEC) or the Commodity Futures Trading Commission (CFTC) ever:

(1) found[14] you to have made a false statement or omission	Yes	☐	No	☐

(2) found you to have been involved in a violation of SEC or CFTC regulations or statutes	Yes	☐	No	☐

(3) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted	Yes	☐	No	☐

(4) entered an order[15] against you in connection with investment-related activity	Yes	☐	No	☐

(5) imposed a civil money penalty on you, or ordered you to cease and desist from any activity	Yes	☐	No	☐

D. Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority16:

(1) ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical	Yes	☐	No	☐

(2) ever found you to have been involved[17] in a violation of investment-related regulations or statutes	Yes	☐	No	☐

(3) ever found you to have been a cause of an investment- related business having its authorization to do business denied, suspended, revoked, or restricted	Yes	☐	No	☐

[14]

For purposes of this Questionnaire, the term “found” includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

[15]

For purposes of this Questionnaire, the term “order” means a written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

[16]

For purposes of this Questionnaire, the term “foreign financial regulatory authority” includes (1) a foreign securities authority; (2) another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and (3) a foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.

[17]

For purposes of this Questionnaire, the term “involved” means engaging in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

(4) in the past ten years, entered an order against you in connection with an investment-related activity	Yes	☐	No	☐

(5) ever denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity	Yes	☐	No	☐

E. Has any self-regulatory organization18 or commodities exchange ever:

(1) found you to have made a false statement or omission	Yes	☐	No	☐

(2) found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation[19]” under a plan approved by the SEC)	Yes	☐	No	☐

(3) found you to have been the cause of an investment- related business having its authorization to do business denied, suspended, revoked, or restricted	Yes	☐	No	☐

(4) disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities	Yes	☐	No	☐

F. Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended	Yes	☐	No	☐

G. Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part C., D., or E.	Yes	☐	No	☐

H.   (1) Has any domestic or foreign court:

(a) in the past ten years, enjoined[20] you in connection with any investment-related activity	Yes	☐	No	☐

[18]	For purposes of this Questionnaire, the term “self-regulatory organization” means any national securities or commodities exchange, registered securities association, or registered clearing agency.
[19]

For purposes of this Questionnaire, the term “minor rule violation” means a violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of US$2,500 or less, and if the sanctioned person does not contest the fine.

[20]	For purposes of this Questionnaire, the term “enjoined” includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

(b) ever found that you were involved in a violation of investment-related statutes or regulations	Yes	☐	No	☐

(c) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority	Yes	☐	No	☐

(2) Are you now the subject of any civil proceeding[21] that could result in a “yes” answer to any part of Item H(1)	Yes	☐	No	☐

I swear or affirm that I have read and understand the questions on this form and that my answers are true and complete to the best of my knowledge. In addition, I understand that I must notify the Chief Compliance Officer immediately if I become aware of information that would result in a change in any of my answers above. Failure to accurately complete this form or to notify the Chief Compliance
Officer of changes to information relating to disciplinary actions may subject me to disciplinary action or be grounds for dismissal.

Signature of Employee

Date (mm/dd/yyyy)	Type or Print Name of Employee

[21]

For purposes of this Questionnaire, the term “proceeding” includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

Appendix A – Data Protection Policy

Effective May 25, 2018

Introduction

This Data Protection Policy (the “Policy”) only applies to the extent that GQG Partners LLC (“GQG Partners”) obtains “Personal Data”1 subject to the “Data Protection Legislation”2.

Under such circumstances, GQG Partners will maintain comprehensive records as part of its ongoing compliance with the relevant Data Protection Legislation. As part of these records, GQG Partners may hold Personal Data on file. It is the policy of GQG Partners to ensure compliance with the Data Protection Legislation and to seek to observe this obligation in accordance with best practice and any relevant regulatory guidance.

Data Controller

GQG Partners is a data controller in respect of the Personal Data provided to it. The “Data Controller” is the natural or legal person, public authority, agency or another body which alone or jointly with others, determines the purposes and means of the processing3 of personal data. However, because the Data Controller is the entity that determines the purposes and means of the processing of Personal Data, in certain situations, other entities or services providers may also be understood to be a Data Controller in addition to GQG Partners.

GQG Partners must ensure data processing complies with six general principles: (i) lawfulness, fairness and transparency; (ii) limitation of purpose; (iii) data minimization; (iv) accuracy; (v) retention; and (vi) integrity and confidentiality. In addition, GQG Partners is accountable for demonstrating compliance with each principle.

Personal Data

The categories of Personal Data GQG Partners collects, stores and uses and the lawful bases for processing it are set out in the table below. Details of what the Personal Data is used for and the ‘lawful basis’ for processing it are set also set out in the table. Data Protection Legislation specifies certain ‘lawful bases’ under which GQG Partners is allowed to use Personal Data. Most commonly, GQG Partners will rely on one or more of the following lawful bases for processing Personal Data:

[1]

“Personal Data” means any information relating to an identified or identifiable natural person (“Data Subject”); an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

[2]

“Data Protection Legislation” means the General Data Protection Regulation (No 2016/679) (“GDPR”) and the Data Protection Act 2018 and any other laws which apply to GQG Partners in relation to the processing of Personal Data.

[3]

“processing” means any operation or set of operations which is performed on personal data or on sets of personal data, whether or not by automated means, such as collection, recording, organisation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction;

a)	Where GQG Partners needs to perform a contract it has entered into with a Data Subject;

b)	Where GQG Partners needs to comply with a legal obligation; and/or

c)	Where it is necessary for GQG Partners’ legitimate interests (or those of a third -party) and a Data Subject’s interests and fundamental rights do not override those interests.

Categories of personal data collected	What GQG Partners uses this Personal Data for	Lawful Basis
Name, Taxpayer identification number, account number, Occupation, Place of Birth, Citizenship, Date of Birth, Global Intermediary Identification Number (GIIN), PPS#, source of wealth, source of funds, registered address, mailing address, country of tax residence, contact details including telephone and email, account balance information, transaction history, for example.

To facilitate the opening of an investor’s account with GQG Partners, the management and administration of a client’s holdings and any related account on an on-going basis, including without limitation the processing of redemption, conversion, transfer and additional subscription requests and the payment of distributions and the mailing of account-related materials to clients.

Processing is necessary for the performance of a Data Subject’s contract with GQG Partners.

To carry out anti-money laundering checks and related actions in relation to the prevention of fraud, money laundering, terrorist financing, bribery, corruption, tax evasion and to prevent the provision of financial and other services to persons who may be subject to economic or trade sanctions, on an ongoing basis, in accordance with GQG Partners’ or third-party service provider’s applicable anti-money laundering procedures.

Processing is necessary for the purposes of GQG Partners complying with legal obligations to which it is subject.
	To report tax information to the relevant tax authorities.	Processing is necessary for the purposes of GQG Partners complying with legal obligations to which it is subject.
	To monitor and record calls and electronic communications for (i) processing and verification of instructions; (ii) investigation and fraud prevention purposes; and (iii) crime detection, prevention, investigation and prosecution; (iv) to enforce or defend GQG Partners and its affiliates’, itself or through third parties to whom it delegates such responsibilities or rights in order to comply with any legal obligation imposed on GQG Partners, (v) to pursue GQG Partners’ legitimate interests in relation to such matters or (vi) where the processing is in the public interest.	Processing is necessary for the performance of a Data Subject’s contract with GQG Partners and for the purposes of GQG Partners complying with legal obligations to which it is subject.

	In connection with legal proceedings, such as responding to a subpoena.	Processing is necessary for the purposes of GQG Partners complying with legal obligations to which it is subject.

	To carry out statistical analysis and market research.	Processing is necessary for the purposes of GQG Partners’ legitimate interests in analyzing and researching the market.

	To provide tailored experiences and advertisements about GQG Partners’ products and services.	Processing is necessary for the purposes of GQG Partners’ legitimate interests in providing tailored advertising and experiences and in promoting its products and services.

	To update and maintain GQG Partners’ records and fee calculation.	Processing is necessary for the performance of a Data Subject’s contract with GQG Partners and for the purposes of GQG Partners complying with a legal obligation to which it is subject and for the purposes of GQG Partners’ legitimate interests in maintaining accurate records.

	To disclose information to other third parties such as service providers of GQG Partners, auditors, regulatory authorities and technology providers in order to comply with any legal obligation imposed on GQG Partners or in order to pursue the legitimate interests of GQG Partners	Processing is necessary for the purposes of GQG Partners complying with a legal obligation to which it is subject and for the purposes of GQG Partners’ legitimate interests.

	To monitor and record calls for quality, business analysis, training and related purposes in order to pursue the legitimate interests of GQG Partners to improve its service delivery.	Processing is necessary for the purposes of GQG Partners’ legitimate interests in improving its service delivery.

Additional categories of information may be added from time to time,		Where additional activities are added the additional lawful basis will be included here.

Data Processors4

GQG Partners may engage service providers to provide certain services to GQG Partners from time to time which may include the processing of Personal Data. In such circumstances, GQG Partners will ensure that any contract with a Data Processor will include appropriate data protection provisions in accordance with the Data Protection Legislation. Data Processors will be required to confirm on an ongoing basis and at least annually that they continue to comply with the Data Protection Legislation and are operating their policies and procedures accordingly.

Records of Processing Activities

In accordance with Article 30 of the GDPR, GQG Partners shall maintain a record of processing activities under its responsibility, including the following:

(i)	Name and contact details of the Data Controller;

(ii)	The purposes of the processing;

(iii)	A description of the categories of Data Subjects and of the categories of Personal Data;

(iv)	The categories of recipients to whom the Personal Data have been or will be disclosed;

(v)	Where applicable, transfers of Personal Data to a third country or an international organisation; and

(vi)	Where possible, the envisaged time limits for erasure of the different categories of data.

Rights in relation to Personal Data

Data Subjects have rights as individuals which can be exercised in relation to the information GQG Partners holds about them under certain circumstances. These include the right to:

(i)	Request access to personal data (commonly known as a “data subject access request”) and request certain information in relation to its processing;

(ii)	Request rectification of Personal Data;

(iii)	Request the erasure of Personal Data;

(iv)	Request the restriction of processing of Personal Data;

(v)	Object to the processing of Personal Data; and

(vi)	Request the transfer of Personal Data to another party.

It is the policy of GQG Partners to ensure that the rights of data subjects are observed and procedures put in place to facilitate this from a practical perspective. Shareholders also have the right to make a complaint at any time to the Irish Data Protection Commissioner.

[4]	‘Data Processor’ means a natural or legal person, public authority, agency or other body which processes personal data on behalf of the Data Controller.

Data Retention

GQG Partners will only retain personal information for as long as necessary to fulfil the purposes it has collected it for, including for the purposes of satisfying any legal, regulatory, accounting or reporting requirements.

To determine the appropriate retention period for Personal Data, GQG Partners will consider the amount, nature, and sensitivity of the Personal Data, the potential risk of harm from unauthorized use or disclosure of Personal Data, the purposes for which GQG Partners processes Personal Data and whether GQG Partners can achieve those purposes through other means, and the applicable legal requirements. It is anticipated that all data will generally be stored for at least six (6) years, however in certain circumstances, Personal Data may be retained for longer than is specifically required under the Data Protection Legislation.

In certain circumstances GQG Partners may anonymise Personal Data so that it can no longer be associated with a Data Subject, in which case it is no longer Personal Data.

Once GQG Partners no longer requires Personal Data for the purposes it was collected for, GQG Partners will securely destroy the Personal Data in accordance with its records retention policies and with Data Protection Legislation.

Record retention policies will be subject to an annual audit.

Responsibility

GQG Partners is not required to formally appoint a data protection officer as it falls outside the types of bodies who are subject to this obligation. GQG Partners will consider the need to appoint any such data protection officer going forward and the scope of this role.

Processing of Personal Data to a Third Country

The Personal Data collected by GQG Partners may be transferred to countries outside of the EEA. Where Personal Data is transferred to third countries, GQG Partners will ensure that the processing of such Personal Data is treated in a manner that is consistent with and which respects EU laws on data protection. A list of all such countries will be maintained and updated periodically,

Sharing of Personal Data

GQG Partners may share Personal Data with third parties where this is required by law, where it is necessary to perform a contract, or where GQG Partners has another legitimate interest in doing so.

GQG Partners may need to share Personal Data with:

(i)	service providers, including custodians, distributors and sub-distributors, auditors, law firms, and IT service providers.

GQG Partners may also need to share Personal Data with regulatory authorities to otherwise comply with applicable law or judicial process. GQG Partners may disclose Personal Data if it is required by law to do so or if it reasonably believes that disclosure is necessary to protect its rights and/or to comply with judicial or regulatory proceedings, a court order or other legal process.

Data Security

GQG Partners will ensure that there are robust security measures in place to meet the requirements of the Data Protection Legislation. In accordance with the GDPR GQG Partners may use pseudonymisation5 as a valid security measure.

Data Breach Notification

GQG Partners will keep an internal record of all data breaches and will notify relevant data breaches in accordance with applicable law.

This Data Protection Policy is not an exhaustive account of all aspects of GQG Partners’ collection and use of Personal Data. Further information is available by contacting clientservices@gqgpartners.com.

Availability

A copy of this policy will be made available to Data Subjects, including clients of GQG Partners, upon request.

Interaction with other Materials

This policy will be reflected in the documentation relating to GQG Partners to the extent necessary.

Updates and Changes

This policy will be reviewed at least annually to ensure compliance with the applicable law and best practice. It will also be revised upon the issuance of relevant guidance by applicable European Union regulatory authorities.

[5]

“pseudonymisation” means the processing of Personal Data in such a manner that the Personal Data can no longer be attributed to a specific data subject without the use of additional information, provided that such additional information is kept separately and is subject to technical and organisational measures to ensure that the Personal Data are not attributed to an identified or identifiable natural person.

Appendix B – Code of Ethics

I.	PROFESSIONAL STANDARDS

All directors, officers and employees of GQG Partners LLC (“GQG”) (collectively, these directors, officers and employees are referred to herein as “GQG Personnel”) must act in an ethical and professional manner. GQG has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures relating to personal trading by GQG Personnel.

A.

All GQG Personnel must at all times reflect the professional standards expected of persons in the investment advisory business. These standards require all GQG Personnel to be judicious, accurate, objective and reasonable in dealing with both clients and other parties.

B.	All GQG Personnel must act within the spirit and the letter of the federal, state and local laws and regulations pertaining to investment advisers and the general conduct of business.

C.

At all times, the interests of GQG’s clients are paramount, and all GQG Personnel will place the interests of GQG’s clients ahead of any personal interests or the firm’s, except as may otherwise be approved or disclosed to clients. Accordingly, personal transactions in securities by GQG Personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of GQG’s clients. Likewise, GQG Personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with GQG at the expense of clients, or that otherwise bring into question the person’s independence or judgment.

D.

GQG has adopted Insider Trader Policies, which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent the misuse of material non-public information by GQG Personnel. The Insider Trading Policies are a part of this Code of Ethics.

E.

GQG has adopted Personal Trading Policies which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent GQG Personnel from taking advantage of, or even appearing to take advantage of, their fiduciary relationship with our clients. The Personal Trading Policies are a part of this Code of Ethics.

F.

GQG has adopted an FCPA policy to ensure compliance by employees and representatives of GQG with the Foreign Corrupt Practices Act (the “FCPA”), and maintenance of the highest level of professional and ethical standards in the conduct of the company’s business affairs. The FCPA policy is an additional document that employees must review and acknowledge.

G.	GQG Personnel will not accept compensation for services from outside sources without the specific permission of GQG’s CCO.

H.

GQG Personnel will not accept any gift or entertainment from any party that provides or that seeks to provide securities or commodities brokerage or counterparty services to GQG. For the avoidance of doubt, services where such broker or counterparty provide execution capabilities, transaction facilitation or investment research to GQG, such services shall not be considered a gift or entertainment.

I.	When any GQG Personnel face a conflict between their personal interest and the interests of clients, they will report the conflict to GQG’s CCO for instruction regarding how to proceed.

J.

The recommendations and actions of GQG are confidential and private matters. Accordingly, it is our policy to prohibit, prior to general public release, the transmission, distribution or communication of any information regarding securities transactions of client accounts to third parties, except when the firm has a legitimate business purpose for doing so, and the recipients are subject to a duty of confidentiality. Further, the firm will only make such disclosures if, in GQG’s opinion, it is in the best interest of the firm’s clients.

In addition, no information obtained during the course of employment regarding particular securities (including internal reports and recommendations) may be transmitted, distributed, or communicated to anyone who is not affiliated with GQG, without the prior written approval of the CCO.

K.

The policies and guidelines set forth in this Code of Ethics must be strictly adhered to by all GQG Personnel. Severe disciplinary actions, including dismissal, may be imposed for violations of this Code of Ethics.

II.	INSIDER TRADING & MATERIAL NON-PUBLIC INFORMATION

A.	Overview and Purpose

The purpose of the policies and procedures in this Section II (the “Insider Trading Policies”) is to detect and prevent “insider trading” by any person associated with GQG. The term “insider trading” is not defined in the securities laws, but generally refers to the use of material, non-public information (“MNPI”) to trade in securities or the communication of MNPI information to others.

B.	General Policy

1.	Prohibited Activities

All owners and employees of GQG, including contract, temporary, or part-time personnel, or any other person associated with GQG are prohibited from the following activities:

(a) trading or recommending trading in securities for any account (personal or client) while in possession of MNPI about the issuer of the securities; or

(b) communicating MNPI about the issuer of any securities to any other person. The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

2.	Identification of Material, Non-Public Information

GQG will conduct monitoring or periodic testing in an effort to identify any MNPI in which the firm becomes aware. Monitoring includes written electronic communications surveillance and may include targeted reviews of candidates seeking a role who may provide writing samples.

3.	Reporting of MNPI

Any owner or employee who possesses or believes that she/he may possess material, non-public information about any issuer of securities must:

(a) report the matter immediately to the CCO or designee who will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual;

(b) refrain from trading the securities of any company about which the reporting individual may possess Material Nonpublic Information, or derivatives related to the issuer in question;

(c) refrain from discussing any potentially MNPI with anyone including colleagues, except as directed by the CCO or General Counsel; and

(d) refrain from conducting research, trading, or other investment activities regarding a security for which the reporting individual may have MNPI until the CCO dictates an appropriate course of action.

C.	Material Information, Non-Public Information, Insider Trading and Insiders

1.	Material Information. “Material information” generally includes:

(a) any information that a reasonable investor would likely consider important in making an investment decision; or

(b) any information that is reasonably certain to have a substantial effect on the price of a company’s securities. Examples of material information include the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

2. Non-Public Information. Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

3. Insider Trading. While the law concerning “insider trading” is not static, it generally prohibits: (1) trading by an insider while in possession of MNPI; (2) trading by non-insiders while in possession of MNPI, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and (3) communicating MNPI to others.

4. Insiders. The concept of “insider” is broad, and includes all employees of a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company’s affairs and as a result has access to information solely for the company’s purposes. Any person associated with GQG may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations.

D.	Penalties for Insider Trading

The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include: civil injunctions, jail sentences, revocation of applicable securities-related registrations and licenses, fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and fines for the employee or other controlling person of up to the greater of US$1,000,000 or three times the amount of the profit gained or loss avoided. In addition, GQG’s management will impose serious sanctions on any person who violates the Insider Trading Policies. These sanctions may include suspension or dismissal of the person or persons involved.

E.	Trading Restricted List

Based on the facts and circumstances, the CCO, generally in consultation with General Counsel, may determine that knowing this company’s potential inside information causes the firm to restrict trading activity in securities issued by the company for a period of time. The company name will be placed on the restricted list and the trade order management platform to prevent trading in the name. The name will be removed from the list at such time that MNPI is announced by the company, otherwise in the public domain or sufficient time has passed (e.g., after a subsequent earnings announcement that does not mention the MNPI).

III.	GENERAL PERSONAL TRADING POLICIES

A.	GENERAL PRINCIPLES

The pre-clearance procedures, trading restrictions and reporting requirements in this Section III (the “Personal Trading Policies”) have been approved by the management of GQG. Securities transactions by Supervised Persons in covered accounts, as each of these terms is defined below, must be conducted in accordance with the Personal Trading Policies. In the conduct of any and all personal securities transactions, all Supervised Persons must act in accordance with the following general principles:

(a)	the interests of clients must be placed before personal interests at all times;

(b)	no Supervised Person may take inappropriate advantage of his or her position; and

(c)	the Personal Trading Policies shall be followed in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Supervised Person’s position of trust and responsibility.

B.	DEFINITIONS

1.	SUPERVISED PERSONS All directors, officers and employees of GQG, including part-time employees, are “Supervised Persons” under the Personal Trading Policies.

2.	COVERED ACCOUNTS A “covered account” under the Personal Trading Policies is any account in which a Supervised Person:

(a)	has a direct or indirect interest, including, without limitation, an account of an immediate family member living in the same household; or

(b)	has direct or indirect control over purchase or sale of securities.

3.	ADDITIONAL DEFINITIONS

(a)

Initial Public Offering” (“IPO”) means any security which is being offered for the first time on a recognized stock exchange and in the United States particularly means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

(b)	“Part-time employees” means employees employed on a permanent basis, but obligated to work less than a full (i.e., forty-hour) work week.

(c)

“Security” includes stock, notes, bonds, debentures and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants.

C.	RESTRICTIONS ON TRADING

Supervised Persons are prohibited from purchasing securities in covered accounts except as set forth below. Any sale of securities in a covered account (for instance, securities acquired before the individual became a Supervised Person or before the account became a covered account or securities acquired through a gift or an inheritance) must be pre-cleared by the Compliance Department.

1.	Transactions in Exchange Traded Funds, Cryptocurrencies and GQG Advised or Sub-Advised Funds Must be Pre-cleared

(a)	Any exchange traded funds (“ETFs”) shall be considered Covered Securities under section D below. Only broad-based[22] ETFs are permitted.

(b)	Any transactions in cryptocurrency (e.g., digital or virtual currency such as Bitcoin) must be pre-cleared. Such currencies acquired must be held for one (1) year from date of acquisition.

(c)

Any transactions involving any funds (e.g., a mutual fund, private fund, Australian publicly offered fund, SICAV, UCIT, etc.) advised or sub-advised by GQG must be pre-cleared. GQG advised and sub-advised funds are considered Covered Securities under Section D below. Only broad-based funds are permitted.

(d)

Variable annuities issued by insurance company separate accounts if such separate account is linked to a fund that is advised or sub-advised by GQG, which shall be considered Covered Securities under section D below. Only broad-based variable annuities are permitted.

2.	Certain Types of Securities and Related Instruments Not Required to be Pre-cleared

All transactions involving the securities below are not subject to any of the Restrictions on Trading and do not require pre-clearance or reporting for either purchases or sales.

(a)

Open-end mutual funds (not closed-end mutual funds) and unit investment trusts, except that any such fund that is advised or sub-advised by GQG is subject to pre-clearance and reporting requirements, which shall be considered Covered Securities under section D, below. Only broad-based mutual funds are permitted.

(b)

Variable annuities issued by insurance company separate accounts linked to the annuity where any such separate account is not advised or sub-advised by GQG. Only broad-based variable annuities are permitted.

(c)	Australian publicly offered funds not advised or sub-advised by GQG. Only broad-based Australian publicly offered funds are permitted.

(d)	UCITS funds not advised or sub-advised by GQG. Only broad-based UCITS funds are permitted.

(e)	United States government securities (i.e., U.S. Treasury bonds and GNMAs).

(f)	Money market instruments (e.g., bankers’ acceptances, Certificates of Deposit, and repurchase agreements).

[22]

“Broad-based” means an index or average that provides a substantial representation of the overall market. Broad-based does not include country, industry, sector, currency, or commodity specific annuities or funds or any other annuity or fund as determined by the Chief Compliance Officer.

Supervised Persons may request an exemption to one of the foregoing Restrictions in writing to the CCO; the request will be considered based on the facts and circumstances presented. For example, an exemption may be provided for reason of financial hardship. Exemptions must be approved by both the CCO and the Chief Investment Officer.

3.	Delegated Discretion Accounts

Pre-clearance is not required on trades in a covered account over which a Supervised Person has no discretion (except for acquisition of any security in an initial public offering or in a limited offering) if:

(a)	the Supervised Person provides to the CCO a copy of the written contract pursuant to which investment discretion for the account has been delegated in writing to a fiduciary;

(b)	the Supervised Person certifies in writing that she/he has not and will not discuss potential investment decisions with the independent fiduciary; and

(c)	the Supervised Person ensures that duplicate broker-dealer trade confirmations are provided to GQG.

4.	Case-by-Case Exemptions

Because no written policy can provide for every possible contingency, the CCO may consider granting additional exemptions from the Restrictions on Trading on a case-by-case basis. Any request for such consideration must be submitted by the Supervised Person in writing to the CCO. Exceptions will be granted only in those cases in which the CCO determines that granting the request will create no conflict of interest. Each exemption to the Restrictions on Trading will be documented and signed off by the CCO. Documentation will include the reason there was deemed to be no conflict of interest.

5.	Supervised Person’s GQG Accounts

To foster an alignment of Supervised Persons’ financial interest with that of Clients, this Code’s restrictions on trading do not apply to (i) a covered account managed by GQG, to the extent that such account is managed identically to a corresponding unconstrained strategy that GQG offers or manages for other Clients (a “Supervised Person GQG Account”) or (ii) the purchase of interests in any unregistered pooled investment vehicle for which GQG serves as investment adviser (the purchase of which, if part of a limited offering, is specifically approved for all Supervised Persons in accordance with Advisers Act Rule 204A-1(c), as presenting no potential conflicts of interest). Additionally, to prevent an incentive to favor a Supervised Person GQG Account over Client accounts, transactions for Supervised Person GQG Accounts are placed in accordance with the same trade aggregation and allocation procedures that apply to all other Client accounts.

D.	PRE-CLEARANCE PROCEDURES.

Every proposed sale of securities by Supervised Persons in covered accounts and acquisition of any (i) exchange traded fund, (ii) any mutual fund, unit investment trust, UCITS fund or Australian fund that is advised or sub-advised by GQG or (iii) any security in an initial public offering or in a limited offering (excluding exceptions set forth in Sub-Sections C(1), (2) and (4) above) (each such security, a “Covered Security”) must be pre-cleared in accordance with the pre-clearance procedures set forth below:

(a)

The Supervised Person completes and submits a pre-clearance request via Compliance Science at gqgpartners.complysci.com or, in the event Compliance Science is not available, then via the Pre-Clearance Request Form (attached as Code of Ethics Appendix III) to the CCO (complete a new Pre-Clearance Request Form for each trade).

(b)	The CCO reviews and approves or rejects the request, communicating the decision to the Supervised Person.

(c)	The date the approval or denial is made is recorded in Compliance Science or on the paper form.

(d)	The Supervised Person must complete any approved trade within two (2) business days of the approval date reflected on the Pre-Clearance Request Form.

Note: With respect to personal trading activity, the CCO has designated GQG’s Chief Investment Officer (“Chief Investment Officer”) to act under this Code of Ethics in his or her absence or unavailability. On such occasions, the Chief Investment Officer shall have the same authority as the CCO under this Code of Ethics. In addition, the CCO’s personal pre-clearance forms are to be reviewed and actioned by an independent party, generally the Chief Investment Officer or General Counsel, and the Chief Investment Officer’s personal pre-clearance forms are to be reviewed and actioned by an independent party, generally the CCO or in the CCO’s absence, General Counsel in accordance with the procedures described above.

E.	BLACKOUT PERIODS.

Supervised Persons may not trade in a covered security on any day that a client account or fund advised or sub-advised by GQG has a pending buy or sell order in the same covered security. In addition, a Supervised Person may not buy or sell a security that a client account or fund advised or sub-advised by GQG has traded within seven (7) calendar days on either side of the client’s account or fund’s execution date.

The blackout period will not apply to purchases or sales which are part of an automatic dividend reinvestment plan or purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities and sales of such rights acquired from the issuer.

F.	REPORTING REQUIREMENTS

1.	Initial Account and Annual Holdings Reports

i. Within ten (10) business days of being identified and notified as a Supervised Person, each Supervised Person must provide a list of brokerage accounts and securities owned by the Supervised Person, the Supervised Person’s immediate family members living in the same household, or any other person or entity in which the Supervised Person may have a beneficial interest or derive a direct or indirect benefit.

ii. Each Supervised Person must submit annually thereafter a holdings report setting forth the above-specified information, which must be current as of a date no more than forty-five (45) days before the report is submitted. The Supervised Person will disclose the accounts via Compliance Science at gqgpartners.complysci.com or if Compliance Science is unavailable then via the form set forth in Appendix I to this Code.

2.	Immediate Trade Confirmations for Unbrokered Trades

If no broker is involved in a trade by a Supervised Person, the Supervised Person shall provide a transaction report within ten (10) calendar days of the trade. Such report must include the following information:

(i)

The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price of the security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	The date the Supervised Person submits the report.

3.	Quarterly Transaction Reports

Every Supervised Person must report to the CCO no later than thirty (30) calendar days after the end of the calendar quarter, the following information:

i.	With respect to any transaction during the quarter in a Covered Security in which the Supervised Person had any direct or indirect Beneficial Ownership:

a.

The date of the transaction, the title, ticker symbol or CUSIP as appropriate, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.	The price of the Covered Security at which the transaction was effected;

d.	The name of the broker, dealer or bank with or through which the transaction was effected; and

e.	The date that the report is submitted by the Supervised Person.

The foregoing Item i includes reporting securities acquired through a gift or inheritance.

ii.	With respect to any account established by the Supervised Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Supervised Person:

a.	The name of the broker, dealer or bank with which the Supervised Person established the account;

b.	The date the account was established; and

c.	The date that the report is submitted by the Supervised Person.

iii.

If a Supervised Person instructs all broker-dealers, who hold Covered Securities in which such Supervised Person has beneficial ownership, to provide duplicate account statements required under the above section to the CCO within the time period required for a Quarterly Transaction Report (i.e., within thirty (30) calendar days after the end of the applicable calendar quarter) and provides the information required in part ii. above, then such Supervised Person need only represent on the Quarterly Transaction Report:

a.	that he/she has directed all broker-dealers who hold any Covered Securities in which such Supervised Person has beneficial ownership to send duplicate confirmations and account statements to the CCO;

b.	the form of such confirmations, account statements or records provided to GQG contains all the information required in a Quarterly Transaction Report; and

c.

with respect to any account established during the applicable quarter in which the Supervised Person has beneficial ownership in Covered Securities, the information provided in accordance with part ii. is true and accurate.

It is the obligation of each Supervised Person relying on part iii to ensure compliance with its requirements. The Quarterly Transaction Report form has been attached as Appendix II.

Exception to Reporting Requirements:

A person need not make a report to the CCO under the Reporting Section above with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control. (For example, if Supervised Person makes an affirmative demonstration that control has been delegated to an independent third party, or that Supervised Person’s ownership involves a blind trust.)

G.	REPORTING VIOLATIONS & PENALTIES FOR VIOLATIONS

1.	Reporting Violations

All Supervised Persons shall promptly report to their supervisor, the CCO or a Member of Senior Management all apparent violations of the Code without fear of retaliation. All reports will be treated confidentially and investigated promptly and appropriately. GQG will not permit any form of intimidation or retaliation against any Supervised Person who reports a violation of GQG’s policies. Senior Management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.

Supervisors and other Members of Senior Management shall immediately report any violations of the Code to the CCO. The CCO shall promptly report to the Senior Management all material violations of the Code. When the CCO finds that a violation otherwise reportable to Senior Management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to Senior Management.

For the avoidance of doubt, nothing in this Code prohibits Supervised Persons from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Supervised Persons do not need prior authorization from their supervisor, Senior Management, the Board of Directors Management, the CCO, or anyone else affiliated with GQG to make any such reports or disclosures and are not required to notify GQG that they have made such reports or disclosures.

2.	Penalties for Violations

Supervised Persons who violate the Personal Trading Policies may be subject to sanctions, which may include, among other things, education or formal censure; a letter of admonition; disgorgement of profits; restrictions on such person’s personal securities transactions; fines, suspension, reassignment, demotion or termination of employment; or other significant remedial action. Determinations regarding appropriate disciplinary responses will be made and administered on a case-by-case basis.

IV.	OUTSIDE ACTIVITIES OF SUPERVISED PERSONS

From time to time Supervised Persons may be asked to serve as Directors, Advisory Directors, Trustees or officers of various corporations, charitable organizations, foundations and the like. Sometimes these are non-paid positions and sometimes they are compensated. Sometimes the corporations are public or are thinking of becoming public and sometimes they are closely held corporations never expected to be publicly traded. Some of the activities may involve participation in, or knowledge of, proposed financial investments by the group involved. This section will briefly address the issues raised by these activities.

There is no absolute prohibition on any Supervised Persons participating in outside activities. As a practical matter, however, there may be circumstances in which it would not be in GQG’s best interest to allow Supervised Persons to participate in outside activities. The first consideration must be whether the activity will take so much of the Supervised Person’s time that it will affect his or her performance. As important, however, is whether the activity will subject the Supervised Persons to conflicts of interest that will reflect poorly on both him or her and GQG.

Any Supervised Persons wishing to accept (or, if a new Supervised Person, to continue) a position with a corporation (public or private), charitable organization, foundation or similar group must seek prior approval by submitting Request for Approval of Outside Activity Request (attached as Code of Ethics Appendix IV) to the CCO. The information will state the compensation or benefits to be received, direct or indirect.

These types of requests will be treated on a case-by-case basis with the interests of clients being paramount, and will require the approval of the CCO. Any service on the board of directors of a publicly-held company will also require the approval of the board of directors of any registered investment company for which GQG serves as an investment adviser.

No Supervised Person may use GQG property, services, employees or other resources, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

V.	GIFTS AND GRATUITIES

The purpose of this policy to prevent Supervised Persons from receiving business through improper influence, or accepting gifts or entertainment that could influence decision making and result in an actual or perceived conflict of interest.

It is expected that all Supervised Persons must exercise good judgment in considering the value, frequency, and intent of gifts and entertainment. Supervised Persons may not accept any gift or entertainment that might influence their investment decisions or that might make the Supervised Person feel beholden to any person or firm. No Supervised Person may give or accept cash or cash equivalents, stocks, bonds, notes, loans, or any other evidence of ownership or obligation. In addition, Supervised Persons must not accept entertainment, gifts or other gratuities from individuals seeking to conduct business with GQG, or on behalf of an advisory client, unless in compliance with the Gift & Entertainment Restrictions discussed below. If there is a question regarding gifts and entertainment, it should be reviewed by the CCO.

Normal business entertainment is not generally considered a gift under this policy. This entertainment would include occasional meals, tickets to theatrical performances, sporting events and other events at which representative of both the giver and recipient are in attendance, and which would fall within the guidelines of the IRS in regards to deductible business expenses. Gifts or entertainment will not be so frequent or extensive as to raise any questions in regards to GQG’s ethical conduct or performance of fiduciary obligations, whether or not it is within the limits of the following policies or applicable law.

•

Receiving Gifts & Entertainment – Securities Brokers, Commodities Brokers and Counterparties: No Supervised Person shall knowingly accept any gift or entertainment from any party that provides or that seeks to provide securities or commodities brokerage or counterparty services to GQG. For the avoidance of doubt, services where such broker or counterparty provide execution capabilities, transaction facilitation or investment research to GQG, such services shall not be considered a gift or entertainment.

•

Receiving Gifts & Entertainment—General: No Supervised Person shall knowingly directly or indirectly accept in any one year any gifts, gratuities, or favors with a total value in excess of US$100 from anyone having a direct business and/or professional relationship with any client or its affiliated entities absent disclosure to and approval by the CCO. Note: Some entertainment, discounts or special deals may be considered gifts within the meaning of this policy. All questions regarding the policy should be directed to the CCO.

•

Giving Gifts: No Supervised Person shall knowingly directly or indirectly give in any one year any gifts, gratuities, or favors with a total value in excess of US$100 to any person, principal, proprietor, employee, agent or representative of another person where the payment is in relation to the business of the recipient’s employer absent disclosure to and approval by the CCO.

•

Union officials, ERISA plan fiduciaries and government officials: No Supervised Person shall provide any gift or entertainment to any union officials, ERISA plan fiduciaries or any government officials or government employees without the prior consent of the CCO. Any gifts and entertainment provided to union officials, ERISA plan fiduciaries, government officials or government employees, regardless of value, must be reported to the CCO (even if pre-approved) in order to facilitate compliance with various federal, state and municipal requirements and with Department of Labor Form LM-10 requirements, pursuant to the Labor-Management Reporting and Disclosure Act of 1959 (LMRDA).

•

FCPA: GQG has implemented a policy regarding the Foreign Corrupt Practices Act of 1977. Supervised Persons must comply at all times with the FCPA. The FCPA anti-bribery section prohibits payments, offers, or gifts of money or anything of value, with corrupt intent, to a foreign official in order to obtain or retain business or to secure an improper advantage anywhere in the world. The prohibition applies whether an item would benefit the official directly or another person, such as a family member, friend or business associate. Supervised Persons are required to comply with GQG’s FCPA Policy. Facilitation payments are prohibited.

The valuation of a gift may exclude tax and shipping costs. The valuation of tickets to an event is the market price of the ticket rather than its face value. In the event a gift valued at more than US$100 is received by a Supervised Person, the gift should be promptly returned unless the gift is perishable in nature.

The CCO or designee will maintain a log of gifts received and given by Supervised Persons to monitor compliance with GQG’s gift policy. Entertainment records will be maintained through GQG’s accounting process; all Supervised Person expenses will be reviewed for reimbursement before Supervised Persons are reimbursed for expenses they incurred. Expenses that appear unusual or excessive will be brought to the attention of the CCO.

CODE OF ETHICS APPENDIX I

GQG PARTNERS LLC

SAMPLE EMPLOYEE PERSONAL SECURITIES INITIAL & ANNUAL SECURITIES HOLDINGS,

OUTSIDE BUSINESS ACTIVITIES AND POLITICAL CONTRIBUTION REPORT

Each Supervised Person is to report initially (within ten (10) business days of becoming a Supervised Person) and annually thereafter (no later than January 30th of each year) information about any security holdings in which you have a direct or indirect beneficial interest, including any personal, household or family accounts and holdings or other accounts or holdings for which you have authority to trade or invest.

Instructions: Information provided below must be current as of a date no more than forty-five (45) calendar days before the report is submitted.

1.	Please complete all sections;

2.	Print, sign and date the form;

3.	Return to Compliance at gqgcompliance.com before the deadline dates noted above.

Initial/Annual Securities Holdings Information

______I do not currently have any securities holdings.

______I have attached or previously provided statements of all Covered Securities holdings, that include the title, number of shares, principal amount of each Covered Security as well as its ticker symbol and identification of the type of security and a list of Covered Accounts. The following are the accounts in which any securities are held for my direct or indirect benefit (attach additional sheets, if necessary):

NAME OF BROKER/DEALER, BANK OR ENTITY WITH THE ACCOUNT	ACCOUNT NAME/ACCOUNT NUMBER

______I have arranged for GQG to receive automatic duplicate statements of Covered Securities transactions and holdings which meet the reporting requirements. The following are the accounts in which any securities are held for my direct or indirect benefit (attach additional sheets, if necessary):

NAME OF BROKER/DEALER, BANK OR ENTITY WITH THE ACCOUNT	ACCOUNT NAME/ACCOUNT NUMBER

Additional Information

Outside Business Activities

Do you have any outside employment or business activity or affiliation, including serving as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity?

☐	NO

☐	YES	If YES, describe:

Political Contributions

Existing Employees Only: Employees are not permitted to make any political contributions. Have you made any political contributions (either directly or via a political action committee which you control) during the past calendar year?

☐	NO

☐	YES	If YES, describe:

New Employees Only (first time completing this form): Have you made any political contributions (either directly or via a political action committee which you control) during the two years preceding your date of employment with GQG?

☐	NO

☐	YES	If YES, describe:

I certify that to the best of my knowledge this form and the attached statement(s) (if any) constitute all of the information required to be submitted under GQG’s Code of Ethics. To enable GQG to efficiently carry out its compliance program by using a compliance-application website or database hosted by a third party, I authorize GQG to maintain my personally identifiable information regarding the matters set forth above, now and on an ongoing basis, in such a website or database, provided that GQG has taken reasonable steps to ensure that the information can be accessed only by persons subject to appropriate confidentiality obligations and only for purposes of supporting or administering GQG’s compliance program.

Date:
Signature

Print Name

For Compliance Use Only:

Reviewed by:	Date:

CODE OF ETHICS APPENDIX II

GQG PARTNERS LLC

SAMPLE QUARTERLY SECURITIES TRANSACTION AND GIFT REPORT

FOR THE REPORTING PERIOD, CALENDAR QUARTER ENDED [                ]

Instructions: Please complete Parts A, B and C below, print, sign and date the form, then return the form to Compliance within thirty (30) days after calendar quarter end.

EMPLOYEE NAME:

A.

During the Reporting Period, the following transactions were effected in Covered Securities of which I had direct or indirect beneficial ownership, and which are required to be reported pursuant to GQG’s Code of Ethics.

B.

☐

I have given instructions to each broker-dealer who holds Covered Securities in which I have beneficial ownership to provide duplicate trade confirmations and/or brokerage account statements to GQG or I have provided duplicate brokerage account statements to Compliance, and together with any new accounts listed under Part B below, such transactions represent all transactions which must be reported.

☐	Transactions effected in an account for which GQG does not receive duplicate trade confirmations and/or brokerage account statements are listed below (attach additional sheets, if necessary).

Security (Include Issuer’s Full Name, ticker or CUSIP)	Date of transaction (mm/dd/yy)	Interest rate and maturity date (if applicable)	Number of shares or principal amount	Nature of transaction (Buy/Sell)	Price at which transaction effected (US$)	Broker/Dealer or Bank transaction effected through

B.	With respect to accounts in which any securities were held during the Reporting Period for my direct or indirect benefit:

☐	No new account was established.

☐	The following account(s) was/were established:

NAME OF BROKER/DEALER, BANK OR ENTITY WITH THE ACCOUNT	ACCOUNT NAME/ACCOUNT NUMBER

C.	Did you give or receive any gifts or entertainment from anyone conducting or potentially conducting business with GQG that has not yet been reported to Compliance?

☐	No.

☐	Yes. Please describe

I attest that the foregoing information is complete and accurate to the best of my knowledge. I understand my signature below certifies my compliance with the “Gifts and Entertainment” provisions of the Code of Ethics, including reporting requirements, unless otherwise noted above.

Signature:	Date:

Print Name:

For Compliance Use Only:

Reviewed by:	Date:

CODE OF ETHICS APPENDIX III

GQG PARTNERS LLC

SAMPLE PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM

Instructions: Please complete the form below, sign, date and return the form to Compliance for actioning. Complete one form per transaction.

Details of Proposed Transaction (check one):            ☐ Buy            ☐ Sell

Issuer/security name

Ticker / CUSIP

Security type (e.g., common stock, preferred stock, exchange traded fund, closed end fund, note, etc.)

Proposed quantity of shares or units

Account name/account number in which the transaction will be made

Broker name

Do you wish that this form shall not be construed as an admission of direct or indirect beneficial ownership in the Security? (Y/N)	Response is optional.

I attest that I am not in possession of or have any knowledge of any insider information related to the issuer of the security above. I understand that if my request is denied, I may not disclose that the proposed trade in the issuer was not permitted.

Requestor’s Signature:	Date:

Print Name:

For Compliance Use Only:

The transaction request above has been approved / denied (circle one). Approved transactions must be effected within two business days.

Reviewed by:	Date:

CODE OF ETHICS APPENDIX IV

GQG Partners LLC

SAMPLE REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM

Instructions: Please complete the form below, sign, date and return the form to Compliance for actioning.

1.	Description of Activity:

2.	Your Position/Title for the Activity:

3.	Name of Organization, if any:

4.	Description of Organization:

5.	Provide the number of hours / month you plan to engage in this activity:

6.	Provide any economic benefit you or a related party are to receive:

7.	Are you serving in the position at the request of GQG? ☐ No ☐ Yes

If, yes, please describe:

8.	Will GQG’s name be used in connection with such activity (e.g., included in a biography)?

☐ No.  ☐ Yes.

If Yes, please include a description of use:

I certify that all information contained in this report is true and correct. I further certify that such activity does not violate any law or regulation, does not and will not interfere with my responsibilities to GQG, nor do I believe that it competes with or conflicts with any interest of GQG.

I acknowledge that I have an ongoing requirement to report promptly to the Chief Compliance Officer any actual or potential conflicts of interest that arise due to such activity. I understand that approval is only valid upon notification by Compliance.

Requestor’s Signature:	Date:

Print name:

For Compliance Use Only:

The outside business request above has been approved / denied (circle one).

Reviewed by:	Date: